As filed with the Securities and Exchange Commission on November 9, 2010
Securities Act File No. 333-169983

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

AMENDMENT NO. 2 TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

AUSTRALIA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)
Level 11, 459 Collins Street Melbourne VIC 3000 Australia +61 (2) 9380 6899 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________
Peter Ziegler
Australia Acquisition Corp.
G.P.O. Box 3181
Melbourne VIC 3001
Australia
+61 (2) 9380 6899

E. Stephen Streeter
2001 Wilshire Blvd.
Suite 400
Santa Monica, CA 90403
(310) 201-7922
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
M. Ridgway Barker Kelley Drye & Warren LLP 400 Atlantic St. Stamford, CT 06901 (203) 324-1400 (203) 327-2669 Facsimile	Douglas S. Ellenoff Stuart Neuhauser Ellenoff Grossman & Schole LLP 150 East 42nd Street New York, NY 10017 (212) 370-1300 (212) 370-7889 Facsimile

________________

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)
________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: 

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: 

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one ordinary share, par value $0.001 per share, and one warrant (2)	9,200,000 units	$10.00	$92,000,000	$6,559.60
Ordinary shares included in the units (2)	9,200,000 shares	–	–	–	(3)
Warrants included in the units (2)	9,200,000 warrants	–	–	–	(3)
Ordinary Shares underlying the warrants included in the units	9,200,000 shares	11.50	105,800,000	7,543.54
Representative’s Unit Purchase Option (3)	1	100	100	–
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”)	800,000 units	15.00	12,000,000	855.60
Ordinary shares included in the Representative’s Units	800,000 shares	–	–	–	(3)
Warrants included in the Representative’s Units	800,000 warrants	–	–	–	(3)
Ordinary shares underlying the Warrants included in the Representative’s Units	800,000 shares	11.50	9,200,000	655.96	(4)
Total			$219,000,100	$15,614.70	(5)
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(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 1,200,000 units, consisting of 1,200,000 ordinary shares and 1,200,000 warrants, issuable on exercise of a 45-day option to be granted to the underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)
Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED NOVEMBER , 2010

$80,000,000

AUSTRALIA ACQUISITION CORP.

8,000,000 Units consisting of
8,000,000 Redeemable Ordinary Shares and
8,000,000 Redeemable Warrants

Australia Acquisition Corp. is a newly-formed blank check company organized under the laws of the Cayman Islands as an exempted company with limited liability.  We were formed for the purpose of acquiring or acquiring control of one or more operating businesses or assets that we have not yet identified through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business transaction.  We are not limited to a particular industry or geographic region for purposes of consummating an initial business transaction. Notwithstanding, we intend to focus on operating businesses that have their primary operations located in the Commonwealth of Australia.  We believe the following sectors, among others, offer value-creation opportunities: mining, financial services and media, entertainment and leisure.  Of these industry sectors, we will focus on those that we believe are capable of providing attractive financial returns.  We may also focus on other geographic regions or industries if we believe that those regions or industries are better able to provide these attractive financial returns. We have not established specific criteria that would trigger our consideration of businesses outside of the Commonwealth of Australia or the above industry sectors.  We do not have any specific business transaction under consideration, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.  Our memorandum and articles of association, as amended, provide that we will only have 21 months from the date of this prospectus to consummate our initial business transaction.  We will provide our shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account upon the consummation of our initial business transaction, subject to the limitations described in this prospectus.

This is an initial public offering of our units. Each unit that we are offering has a price of $10.00 and consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share at a price of $11.50. Each warrant will become exercisable on the later of the completion of our initial business transaction or twelve months from the date of this prospectus, provided in each case that we have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available, and will expire five years from the date of our initial business transaction, or earlier upon redemption or liquidation.  We may redeem the warrants following the consummation of the initial business transaction on the terms set forth in this prospectus.

We have granted Cohen & Company Capital Markets, LLC, as the representative of the underwriters for this offering, a 45-day option to purchase up to 1,200,000 units (over and above the 8,000,000 units referred to above) solely to cover over-allotments, if any.  We have also agreed to sell to Cohen & Company Capital Markets, LLC, for $100, as additional compensation, an option to purchase up to a total of 800,000 units at $15.00 per unit.  The units issuable upon exercise of this option are identical to those offered by this prospectus.  The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Our management team has agreed to purchase warrants exercisable for 9,200,000 ordinary shares at a purchase price of $0.50 per warrant in a private placement that will occur on or before the date of this prospectus. We refer to these warrants as the insider warrants throughout this prospectus. All of the proceeds we receive from the sale of insider warrants will be placed in the trust account described below.

There is presently no public market for our units, ordinary shares or warrants. We have applied to have our units listed on the Nasdaq Global Market under the symbol “AACO.U” on or on the business day following the date of this prospectus.  Assuming that the units are listed on the Nasdaq Global Market, once the securities comprising the units begin separate trading, the ordinary shares and warrants will be listed on the Nasdaq Global Market under the symbols “AAC” and “AACO.W,” respectively. We cannot assure you that our securities will be listed or will continue to be listed on the Nasdaq Global Market.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 26 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

		Underwriting
	Public	Discount and	Proceeds, Before
	Offering Price	Commissions (1)	Expenses, to Us
Per unit	$10.00	$0.275	$9.725
Total	$80,000,000	$2,200,000	$77,800,000
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(1)
Excludes $1.2 million ($0.15 per unit) of underwriting discount and commissions, that are being deferred by the representative of the underwriters and will be placed in the trust account described below. Such funds will be released to the representative only upon our completion of a business transaction, as described in this prospectus.  See section entitled “Underwriting.”

Of the net proceeds after expenses we receive from this offering and the private placement, $10.10 per unit, or $80.8 million in the aggregate (or approximately $10.05 per unit or approximately $92.5 million if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account at J.P. Morgan Chase Bank N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. This amount includes the $4.6 million of net proceeds from the private placement in which our management team will purchase 9,200,000 insider warrants and the deferred underwriting discounts and commissions of $1.2 million (or approximately $1.4 million if the underwriters’ over-allotment option is exercised in full).  If the maximum number of public shares are redeemed, the amount held in the trust account would be reduced to no less than approximately $6.5 million (or approximately $7.4 million if the underwriters’ over-allotment option is exercised in full).  None of the funds held in the trust will be released from the trust account other than any interest earned on the funds in the trust account that we need to pay our income or other tax obligations and any remaining interest that we need for our working capital requirements, until the earlier of (i) the consummation of a business transaction or (ii) our liquidation.  The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

We are offering the units for sale on a firm commitment basis. Cohen & Company Capital Markets, LLC, acting as the representative of the underwriters, expects to deliver our units to investors in the offering on or about                             , 2010.

COHEN & COMPANY CAPITAL MARKETS, LLC	I-BANKERS SECURITIES, INC.

EARLYBIRDCAPITAL, INC.

The date of this prospectus is         , 2010

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

i

Prospectus Summary

This summary highlights material information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors” beginning on page 26 of this prospectus and our financial statements and the related notes included elsewhere in this prospectus. Unless otherwise stated in this prospectus references to:

•	“we,” “us,” “our company” or “the company” refer to Australia Acquisition Corp.;
•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•	“FPI” or “FPI status” refers to a foreign private issuer as defined by and determined pursuant to Rule 3b-4 of the Exchange Act;
•
“initial ordinary shares” refer to the 3,066,667 ordinary shares originally issued to Ziegler Asset Partners Trust for $25,000 on July 29, 2010, including up to 400,000 ordinary shares subject to redemption if the underwriters’ over-allotment option is not exercised in full;

•
“initial shareholders” refer to Ziegler Asset Partners Trust, Mr. Peter Ziegler, Mr. Charbel Nader, Mr. Brett Chenoweth, Mr. E. Stephen Streeter, Prof. Ian Zimmer and Mr. Peter O’Brien, the beneficial holders of all of our initial ordinary shares;

•	“insider warrants” refer to the 9,200,000 warrants we are selling privately to our management team simultaneously with the consummation of this offering;
•	“management team” refers to all of our officers and directors;
•
“public shareholders” mean the holders of the ordinary shares which are being sold as part of the units offered by this prospectus (whether purchased as part of this offering or in the aftermarket), including any of our initial shareholders solely to the extent that they either purchase units in this offering or purchase units or ordinary shares in the aftermarket;

•
“public shares” refer to the ordinary shares being sold as part of the units offered by this prospectus (whether purchased as part of this offering or in the aftermarket), including any ordinary shares purchased by our initial shareholders as part of  units sold in this offering or in the aftermarket or otherwise purchased in the aftermarket;

•	“public warrants” refer to the warrants being sold as part of the units offered by this prospectus;
•	“SEC” refers to the Securities and Exchange Commission;
•	“shareholders” mean the initial shareholders and the public shareholders;
•	“target business” refers to one or more operating businesses or assets which, after completion of this offering, we may target for an initial business transaction;
•	“FINRA” refers to the Financial Industry Regulatory Authority;
•	“Companies Law” refers to the Companies Law (2010 Revision) of the Cayman Islands;
•	“$” refers to the U.S. dollar;
•	“$AUD” refers to the Australian dollar; and
•	unless otherwise stated, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Business

Australia Acquisition Corp. is a newly-formed blank check company organized under the laws of the Cayman Islands as an exempted company with limited liability.  We are a development stage company with no revenues to date and we will not generate revenues, if at all, at the earliest, until after the consummation of a business transaction.  We were formed for the purpose of acquiring or acquiring control of one or more operating businesses or assets that we have not yet identified through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business transaction.  We are not limited to a particular industry, or geographic region for purposes of consummating an initial business transaction. Notwithstanding, we intend to focus on operating businesses that have their primary operations located in the Commonwealth of Australia.  We believe that we are the first blank check company with a stated focus on seeking a business transaction with an operating business in Australia.   We believe that Australia represents an attractive environment for a target business for several reasons, including:

•	Australia has enjoyed annual GDP growth without interruption for nearly two decades, according to the Australian Bureau of Statistics;

•
the Australian economy is projected to experience strong GDP growth of approximately 3.25% this year and 3.75% in 2011 and 4.0% in 2012, according to the Reserve Bank of Australia’s Statement on Monetary Policy, August 2010;

•
the Australian government finances are amongst the strongest in the developed world, reporting in May 2010 lower debt than any of the other OECD countries, according to the Organization for Economic Cooperation and Development;

•	the Australian unemployment rate remains steady at 5.1% in June 2010, down from a crisis high of 5.85% in mid 2009, according the Reserve Bank of Australia’s Statement on Monetary Policy, August 2010;

•
the Australian unemployment rate is projected to fall to 4.8% by the end of 2011, significantly lower than the 8.0% unemployment projected for the OECD area as a whole, according to the Organization for Economic Cooperation and Development;

•	the Australian economy is the gateway to the world’s fastest growing region, the Asia–Pacific;

•
the Australian economy enjoys a competitive advantage in producing and processing primary products due to an abundance of natural resources together with an established transportation and telecommunications infrastructure; and

•	Australia generally offers a low cost business environment, high skill levels, competitive salary costs for qualified professionals and a sizeable domestic market.

We believe the following sectors, among others, offer value-creation opportunities: mining, financial services and media, entertainment and leisure.  Of these industry sectors, we will focus on those that we believe are capable of providing attractive financial returns.  We may also focus on other geographic regions or industries if we believe that those regions or industries are better able to provide these attractive financial returns. We have not established specific criteria that would trigger our consideration of businesses outside of the Commonwealth of Australia or the above industry sectors.  We do not have any specific business transaction under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.  Additionally, we have not, nor have any of our agents or affiliates, been approached by any candidates or representatives of any candidates with respect to a potential business transaction with us. In addition, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. To date, our efforts have been limited to organizational activities and activities relating to this offering.

Our management team, led by our chairman of the board and chief executive officer, Mr. Peter Ziegler, has experience identifying and structuring acquisitions. Notably, Mr. Ziegler, after serving as a partner of Ernst & Young between 1992 and 1993, subsequently served in many executive positions over a nine year period at the Australian Securities Exchange (“ASX”) listed Village Roadshow Ltd. (“VRL”) (ASX: VRL), a diversified media and entertainment company. At VRL, Mr. Ziegler was an executive director of the board and chairman of Village Roadshow Pictures (“VRP”). From 2002 to 2004, Mr. Ziegler served as chief executive officer of CPH Capital Pty. Ltd., which is a wholly-owned subsidiary of Consolidated Press Holdings Ltd. (“CPH”). CPH Capital Pty. Ltd. provided financial and structuring advice to private and public entities within the CPH group of companies.  Mr.

Ziegler has served as president of the privately owned and controlled Ziegler Asset Partners, an Australian investment management firm based in Sydney, Australia since July 2002.

Other members of the management team also have experience identifying and closing acquisitions, managing operating companies and in corporate financing transactions. Mr. Charbel Nader served as a founding Partner of McHudson Corporate, an Australian corporate advisory firm, and most recently was the executive director and Head of the Melbourne, Australia office of Pitt Capital Partners Ltd., the investment banking arm of an Australian investment management corporation.  Mr. Brett Chenoweth is currently managing director of The Silverfern Group Pty Ltd, a New York based merchant bank and chairman of Cesura Partners Pty Ltd, a boutique direct private investment company. Mr. E. Stephen Streeter has served as president of Montecito Capital Market Advisors, Inc., a Los Angeles based multi-disciplinary firm, providing services in connection with investment banking consulting, software development, and external management.

We believe that there are numerous attractive acquisition opportunities in Australia. Messrs. Ziegler, Nader and Chenoweth, together with members of our board of directors have experience in Australia as senior investment executives, which we intend to leverage by focusing our efforts on businesses in that region.  Our management team also has mergers and acquisitions experience, particularly in identifying, acquiring, operating and divesting companies in a multitude of industry sectors in Australia, which we believe will be helpful in consummating a successful transaction. Because of this diversity of experience, we may consummate a business transaction with a company in any one of a number of different economic sectors.  However, our management team’s successes with operating companies are not necessarily indicative of future success, especially given the unique structure of our company.  Furthermore, our management team’s contacts, resources and experience are not a guarantee of a successful acquisition.  Our management team is also not required to devote any significant amount of time to our business per month.  There is also no guarantee that our current officers and directors will continue their respective roles, or in any other role, after the business transaction, and, thus, their expertise may be of benefit to us only until the business transaction is completed.  See “Management–Directors and Executive Officers.”

Effecting a Business Transaction

Our articles of association, as amended, provide that we will only have 21 months from the date of this prospectus to consummate our initial business transaction.  We may amend any provision in our articles of association, including those related to our automatic liquidation, if approved by at least 66⅔% of our shareholders entitled to vote and voting at a general meeting.  Notwithstanding, the underwriting agreement relating to this offering prohibits us to seek to amend or modify this provision, as well as others relating to pre-business transaction activities, prior to the consummation of our initial business transaction.  We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including the limitations on any amendment or modification of such provisions.

Our initial business transaction must be with one or more target businesses having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into such initial business transaction.  If we determine to simultaneously acquire several target businesses and such businesses are owned by different sellers, we could face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies in a single operating business. It is not anticipated that we will acquire less than majority voting control of a target business. However, this expectation will not preclude a reverse merger or similar transaction where we will acquire the target business.

In order to consummate an initial business transaction, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. If we issue securities to the target business in connection with the consummation of our initial business transaction, our shareholders could end up owning a minority of the combined company as there is no requirement that our shareholders own a certain percentage of our company after our business transaction. Since we have no specific business transaction under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so.

We will provide our shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account before payment of deferred underwriting discounts exclusive of any interest thereon, upon the consummation of our initial business transaction, subject to the limitations described herein.  Unlike other blank check companies which have sought shareholder approval and conducted proxy solicitations in conjunction with their initial business transactions and redemptions of their public shares for cash upon consummation of their initial business transactions even when shareholder approval was not required by law, we intend to consummate our initial business transaction without seeking shareholder approval and conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers.  We intend to file tender offer documents with the SEC that will contain substantially the same financial and other information about the initial business transaction and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.  Regardless of whether we are required by law or the Nasdaq Global Market to seek shareholder approval, or we decide to seek shareholder approval for other business or legal reasons, so long as we maintain our FPI status and are required to comply with the foreign issuer rules, we will conduct the redemptions pursuant to the tender offer rules.  If we are no longer deemed a FPI (and no longer required to comply with the foreign issuer rules) and we are required by law or the Nasdaq Global Market to seek shareholder approval, or we decide to seek shareholder approval for other business or legal reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.  Our initial shareholders consisting of all of our officers and directors may purchase ordinary shares as part of this offering or in the open market. Our initial shareholders have agreed, if we seek shareholder approval, to vote any ordinary shares acquired in this offering or the open market along with the initial ordinary shares in favor of our initial business transaction.  We will consummate our initial business transaction only if holders of less than 92% of our public shares elect to redeem their shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business transaction.  Our initial shareholders have agreed not to redeem any ordinary shares beneficially owned by them in connection with the consummation of our initial business transaction.

The following factors may encourage or increase the likelihood of us consummating our initial business transaction:

•
We intend to consummate our initial business transaction without seeking shareholder approval unless shareholder approval is required by law or the Nasdaq Global Market, or we decide to seek shareholder approval for other business or legal reasons.  If the shareholders are not given an opportunity to vote against a business transaction, this may increase the likelihood of us consummating our initial business transaction.

•
Our articles of association, as amended, provide that a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ (as defined under Section 13 of the Exchange Act), will be restricted from voting or redeeming their ordinary shares in connection with our initial business transaction with respect to more than an aggregate of 10% of the ordinary shares sold in this offering under certain circumstances.  Solely if we seek shareholder approval of our initial business transaction and we conduct redemptions in connection with our business transaction subject to the U.S. domestic issuer rules in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules as a result of the loss of our FPI status, any individual shareholder or “group” will be restricted from redeeming public shares in connection with our initial business transaction in excess of an aggregate of 10% of the public shares.   Solely if we seek shareholder approval of our initial business transaction, regardless of how we conduct the redemptions in connection with our initial business transaction, any individual shareholder or “group” will be restricted from voting public shares in connection with our initial business transaction in excess of an aggregate of 10% of the public shares.  We believe these restrictions will discourage shareholders from accumulating large blocks of shares for the purpose of using their ability to redeem their public shares or vote against a business transaction as a means to force us or our management to purchase their public shares at a significant premium to the then current market price or on other undesirable terms.  Preventing the holders of  large blocks from redeeming their public shares or voting against a business transaction may increase the likelihood of us consummating our initial business transaction.

•
We will proceed with our initial business transaction if holders of less than 92% of our public shares redeem their ordinary shares.  If the maximum number of public shares are redeemed, the amount held in the trust account would be reduced to no less than approximately $6.5 million (or approximately $7.4 million if the underwriters’ over-allotment option is exercised in full).  The ability to proceed with a business transaction even if 92% of the public shareholders redeem their ordinary shares may increase the likelihood of us consummating our initial business transaction.

•
Solely , if we seek shareholder approval of our initial business transaction and we conduct redemptions in connection with our business transaction subject to the U.S. domestic issuer rules in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules as a result of the loss of our FPI status, it is possible that our initial shareholders or their affiliates may acquire securities from public shareholders that have indicated their intention to vote against the business transaction and/or exercise their redemption rights.  Accordingly, purchases by our initial shareholders or their affiliates could result in a business transaction being approved that may not have otherwise been approved by our shareholders, but for the purchases made by our initial shareholders or their affiliates, thus increasing the likelihood of us consummating our initial business transaction.

•
Solely if we seek shareholder approval of our initial business transaction and we conduct redemptions in connection with our business transaction subject to the U.S. domestic issuer rules in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules as a result of the loss of our FPI status, we may negotiate arrangements to provide for the purchase of ordinary shares from shareholders who would otherwise vote against our initial business transaction or elect to redeem their shares at the closing of such business transaction using funds held in the trust account.  There is no limit as to the amount of funds available for such purpose, other than any amounts in the trust account to be used to fund any redemptions or consummate the business transaction.  This will have the effect of reducing the number of shares redeemed, making it more likely that the required shareholder vote needed to approve the business transaction is achieved, and therefore making it more likely that we would be able to consummate our initial business transaction.

•
Upon consummation of our offering (and prior to the exercise of any warrants), our initial shareholders will collectively own 25% of our issued and outstanding ordinary shares (assuming none of them purchase units in this offering). The initial shareholders have agreed, if we seek shareholder approval, to vote the ordinary shares owned by them in favor of our initial business transaction, thus increasing the likelihood of us consummating our initial business transaction.

•
In order to consummate an initial business transaction, we may issue a significant amount of our debt or equity securities to the sellers of such target business and/or seek to raise additional funds through a private offering of debt or equity securities. If we issue securities to the target business in connection with the consummation of our initial business transaction, our shareholders could end up owning a minority of the combined company as there is no requirement that our shareholders own a certain percentage of our company after our business transaction.  The ability to finance the business transaction through equity issuances without restrictions based on share ownership after the business transaction may increase the likelihood of us consummating our initial business transaction.

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their ordinary shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business transaction in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option.

While we do not intend to pursue an initial business transaction with any company that is affiliated with our management team, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business transaction with such a company, we would obtain an opinion from an independent investment banking firm which is a member of FINRA or a body of equivalent status in a non-US jurisdiction, that such an initial business transaction is fair to our shareholders from a financial point of view.

Potential Conflicts of Interest

Our directors and officers may have legal obligations relating to presenting business opportunities to multiple entities to the extent of a director’s and officer’s multiple affiliations. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity. These conflicts of interest may not be resolved in our favor.

             Under Cayman Islands law, our directors have a duty to act honestly, in good faith, to avoid conflicts of interest and duty and to act in our best interests. Our directors also have a duty of care, diligence and skill such as that which a reasonably diligent person with the skill and knowledge expected of a person in such a position would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and amended articles of association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

The discretion of our officers and directors, some of whom may be officers and/or directors of other companies, in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business transaction are appropriate and in our shareholders’ best interest. Investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit his full time to our affairs and, accordingly, each may have conflicts of interest in allocating his time among various business activities.

•
Our officers and directors may in the future become affiliated with additional entities that are engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business transaction.

•
Since our management team owns ordinary shares and warrants which will be released from escrow if a business transaction is successfully completed and since our management team may own securities which will become worthless if a business transaction is not consummated, our management team may have a conflict of interest in determining whether a particular target business is appropriate to effect a business transaction.

•
If our management negotiates to be retained post-business transaction as a condition to any potential business transaction, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

            In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed to present to us all opportunities to acquire a target business with a fair market value in excess of approximately $80.0 million prior to presenting them to any company with which they become affiliated following this offering unless they are required to present such business opportunities to companies which they are currently affiliated with and currently owe a fiduciary or contractual obligation to prior to presenting them to us.  In addition, each of our officers and directors has agreed to present to our company for our consideration, any business opportunity which may reasonably be appropriate to be presented to us prior to presenting them to any other blank check company with which they become affiliated following this offering.

Private Placements

    Effective July 29, 2010, we issued 3,066,667 ordinary shares to Ziegler Asset Partners Trust, an affiliate of Mr. Ziegler, our chairman of the board and chief executive officer, for an aggregate of $25,000 in cash, in a private placement. In August 2010, Ziegler Asset Partners Trust entered into an agreement to transfer an aggregate of 406,334 ordinary shares for nominal consideration to Mr. Nader, our executive vice president, Mr. Chenoweth, our executive vice president, Mr. Streeter, our chief financial officer and executive vice president, Prof. Zimmer, a director, and Mr. O’Brien, a director.  The 3,066,667 initial ordinary shares include an aggregate of up to 400,000 initial ordinary shares that are subject to redemption by us to the extent that the over-allotment option is not exercised in full by the underwriters. We will redeem from our initial shareholders, at nominal cost to us, a number of initial ordinary shares necessary to maintain their collective 25% ownership interest in our securities after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option.  In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a dividend of our ordinary shares immediately prior to the consummation of the offering in such amount as to maintain our initial shareholders’ collective ownership at 25% of our issued and outstanding ordinary shares upon consummation of the offering.  If we decrease the size of the offering, we may effect a reverse split of our ordinary shares or redeem additional ordinary shares immediately prior to the consummation of the offering as to maintain our initial shareholders’ collective ownership at 25% of our issued and outstanding ordinary shares upon the date of this prospectus, in each case without giving effect to the private placement of the insider warrants.

The initial ordinary shares are identical to the ordinary shares included in the units being sold in this offering, except for the potential redemption described above and that:

•	the share certificates representing the initial ordinary shares will be placed in escrow and are subject to the transfer restrictions as set forth in this prospectus;

•	the initial ordinary shares are entitled to registration rights;

•	the initial shareholders have waived their rights to exercise any redemption rights (as described below) with respect to the initial ordinary shares;

•	the initial ordinary shares are not subject to the 10% redemption and voting restrictions (as described below);

•	the initial shareholders have agreed, if we seek shareholder approval, to vote the initial ordinary shares in favor of our initial business transaction; and

•	the initial shareholders have waived their right to participate in any liquidation distribution with respect to the initial ordinary shares if we fail to consummate an initial business transaction.

In addition, our management team has agreed to purchase insider warrants exercisable for 9,200,000  ordinary shares at a purchase price of $0.50 per warrant in a private placement that will occur on or before the date of this prospectus. All of the proceeds we receive from the sale of insider warrants will be placed in the trust account described below.  No placement fees will be payable in connection with the placement of insider warrants.

The insider warrants are identical to the warrants included in the units sold in this offering, except that the insider warrants: (i) will be placed in escrow and are subject to the transfer restrictions (as described below); (ii) are non-redeemable by us so long as they are held by our management team or their permitted transferees; and (iii) may be exercised by our management team or their permitted transferees on a cashless basis at any time they are exercisable. In addition, the ordinary shares issuable upon exercise of the insider warrants are entitled to registration rights.  Our management team has agreed to place into escrow and not transfer, assign or sell, except to permitted transferees, any of the insider warrants, until 90 days after the completion of our initial business transaction.  See “Principal Shareholders – Transfers By The Holders Of The Initial Ordinary Shares And Insider Warrants.”

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets will be located outside the United States. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States, including the Commonwealth of Australia, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our principal executive offices are located at Level 11, 459 Collins Street, Melbourne VIC 3000, Australia and our telephone number is +61 (2) 9380 6899.

The Offering

Securities offered	8,000,000 units, at $10.00 per unit, each unit consisting of:

• one ordinary share; and

• one warrant.

Proposed Nasdaq Global Market symbols for our:

Units	“AACO.U”

Ordinary Shares	“AAC”

Warrants	“AACO.S”

Trading commencement and separation of ordinary shares and warrants
The units will begin trading on the business day following the date of this prospectus. Each of the ordinary shares and warrants may trade separately beginning on the 10th day following the earlier to occur of the expiration of the underwriters’ over-allotment option (which is 45 days from the date of this prospectus), its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option.  In no event will separate trading of the ordinary shares and warrants commence until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Report of Foreign Private Issuer on Form 6-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which consummation is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after such date, we will file a Form 6-K or an amendment to the Form 6-K to provide updated financial information to reflect the exercise of the over-allotment option.

The units will continue to trade along with the ordinary shares and warrants after the units are separated. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and warrants.

Initial shareholders’ investment; initial ordinary shares
Effective July 29, 2010, we issued 3,066,667 ordinary shares to Ziegler Asset Partners Trust, an affiliate of Mr. Ziegler, our chairman of the board and chief executive officer, for an aggregate of $25,000 in cash, in a private placement. In August 2010, Ziegler Asset Partners Trust entered into an agreement to transfer an aggregate of 406,334 ordinary shares for nominal consideration to Mr. Nader, our executive vice president, Mr. Chenoweth, our executive vice president, Mr. Streeter, our chief financial officer and executive vice president, Prof. Zimmer, a director, and Mr. O’Brien, a director.  The 3,066,667 initial ordinary shares include an aggregate of up to 400,000 initial ordinary shares that are subject to redemption by us to the extent that the over-allotment option is not exercised in full by the underwriters. We will redeem from our initial shareholders, at nominal cost to us, a number of initial ordinary shares necessary to maintain their collective 25% ownership interest in our securities after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option.  In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a dividend of our ordinary shares immediately prior to the consummation of the offering in such amount as to maintain our initial shareholders’ collective ownership at 25% of our issued and outstanding ordinary shares upon consummation of the offering.  If we decrease the size of the offering, we may effect a reverse split of our ordinary shares or redeem additional ordinary shares immediately prior to the consummation of the offering as to maintain our initial shareholders’ collective ownership at 25% of our issued and outstanding ordinary shares upon the date of this prospectus, in each case without giving effect to the private placement of the insider warrants. The initial ordinary shares are identical to the ordinary shares included in the units being sold in this offering, except for the potential redemption described above and that:

•      the share certificates representing the initial ordinary shares are to be placed in escrow subject to transfer restrictions (see “Principal Shareholders – Transfers By The Holders Of The Initial Ordinary Shares And Insider Warrants” for a description of the escrow and transfer restrictions);

• the initial ordinary shares are entitled to registration rights (see “Description of Securities – Shares Eligible For Future Sale – Registration Rights”);

•      the initial shareholders have waived their rights to exercise any redemption rights with respect to the initial ordinary shares (see “Proposed Business – Effecting a Business Transaction” for a description of the public shareholders’ redemption rights);

•      the initial ordinary shares are not subject to the 10% redemption and voting restrictions (see “Proposed Business – Effecting a Business Transaction” for a description of the 10% redemption and voting restrictions);

• the initial shareholders have agreed, if we seek shareholder approval, to vote the initial ordinary shares in favor of our initial business transaction; and

•      the initial shareholders have waived their right to participate in any liquidation distribution with respect to the initial ordinary shares if we fail to consummate an initial business transaction (see “Proposed Business – Effecting a Business Transaction” for a description of the public shareholders’ liquidation rights).

Insider warrants to be sold to our management team through private placement
Our management team has agreed to purchase warrants exercisable for 9,200,000  ordinary shares at a purchase price of $0.50 per warrant in a private placement that will occur on or before the date of this prospectus. These “insider warrants” are identical to the warrants included in the units sold in this offering, except that the insider warrants: are to be placed in escrow subject to transfer restrictions  (see “Principal Shareholders – Transfers By The Holders Of The Initial Ordinary Shares And Insider Warrants” for a description of the escrow and transfer restrictions); are non-redeemable by us so long as they are held by our management team or their permitted transferees; and may be exercised by our management team or their permitted transferees on a cashless basis at any time they are exercisable. The insider warrants will be purchased separately and not in combination with the ordinary shares or the units. In addition, the ordinary shares issuable upon exercise of the insider warrants are entitled to registration rights. The insider warrants were priced in relation to prices paid by insider purchasers of other similar blank check companies for comparable warrants of such other blank check companies offered on similar terms. No placement fees will be payable in connection with the placement of insider warrants. The proceeds from the sale of the insider warrants will be held in the trust account pending our completion of a business transaction or liquidation if we are unable to consummate a business transaction.

Units:

Number outstanding before this offering	0

Number to be outstanding after this offering	8,000,000 units

Ordinary shares:

Number outstanding before this offering	2,666,667 shares (1)

Number to be outstanding after this offering	10,666,667 shares (1)(2)

Warrants:

Number outstanding before this offering	0

Number to be sold to our management team	9,200,000 warrants

Number to be outstanding after this offering and the sale of the insider warrants	17,200,000 warrants (2)

Exercisability	Each warrant is exercisable for one ordinary share.

1   Does not include 400,000 initial ordinary shares that are subject to redemption by us at nominal cost to the extent that the over-allotment option is not exercised in full by the underwriters.

2   Does not include 800,000 ordinary shares and 800,000 warrants issuable upon exercise of the unit purchase option issued to Cohen & Company Capital Markets, LLC and the issuance of an additional 800,000 ordinary shares upon exercise of the warrants included in the unit purchase option.

• the completion of a business transaction with one or more target businesses meeting the requirements described in this prospectus, and

• 12 months after the date of this prospectus,

provided that no warrants will be exercisable (including the insider warrants) unless we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the public warrants sold in this offering and a current prospectus relating to such ordinary shares is available.  Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business transaction, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.

The warrants will expire at 5:00 p.m., New York City time, on the five year anniversary of the consummation of our business transaction, unless earlier redeemed.  Except as provided above, holders of the warrants offered pursuant to this prospectus do not have the option to exercise their warrants on a cashless basis, which may make exercise prohibitive.

We have agreed to use our best efforts to have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to such ordinary shares until the warrants expire or are redeemed.

Redemption
Once the warrants become exercisable, we may redeem the outstanding warrants (excluding the insider warrants but including any outstanding warrants issued upon exercise of the unit purchase option issued to Cohen & Company Capital Markets, LLC), without the consent of the underwriters:

• in whole and not in part;

• at a price of $0.01 per warrant;

• upon a minimum of 30 days’ prior written notice of redemption; and

•      if, and only if, the last sale price of our ordinary shares equals or exceeds $17.50 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of our ordinary shares) for any 20 trading days within a 30 trading day period commencing and ending three business days before we send the notice of redemption, provided that we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of such warrants and a current prospectus relating to such ordinary shares is available throughout the 30 day notice of redemption period.

We have established the above conditions to our exercise of redemption rights to provide:

• warrant holders with adequate notice of our redemption so that they can exercise their warrants at a time when the ordinary share price is substantially above the warrant exercise price; and

•      a sufficient differential between the then-prevailing ordinary share price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrants prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $17.50 trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management team will have the option to require all holders that wish to exercise warrants to do so on a cashless basis, although the public shareholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants in exchange for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Permitting a cashless exercise in this manner will reduce the number of ordinary shares to be issued and thereby lessen the dilutive effect of the exercise of the warrants. However, the company would not receive any proceeds from a cashless exercise and this will have the effect of reducing the potential “upside” of the holders’ investment in our company because the holder will hold a smaller number of ordinary shares upon a cashless exercise of the warrants they hold.

The foregoing redemption provisions do not apply to the insider warrants, in each case for as long as such warrants are held by our initial shareholders or our management team, respectively, or their permitted transferees.

Offering proceeds to be held in trust
Approximately $80.8 million of the net proceeds of this offering and the private placement (or approximately $92.5 million, if the over-allotment option is exercised in full), or approximately $10.10 per unit (or approximately $10.05 if the over-allotment option is exercised in full), will be placed in a trust account at J.P. Morgan Chase Bank N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed on the date of this prospectus. This amount includes the $4.6 million in proceeds from the private placement and up to $1.2 million (or approximately $1.4 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions payable to the representative of the underwriters, subject to and upon our completion of a business transaction. The inclusion in the trust account of the proceeds from the sale of the insider warrants and the deferred underwriting discounts and commissions is a benefit to our public shareholders because additional proceeds will be available for distribution to our public shareholders if a liquidation of our company occurs prior to our completing a business transaction. Except as set forth below, these proceeds will not be released until the earlier of the completion of our initial business transaction or our liquidation. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

None of the warrants may be exercised until the later of the completion of our initial business transaction or twelve months from the closing of this offering, and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the proceeds from the exercise of the warrants will be paid directly to us and not placed in the trust account.

Anticipated expenses and funding sources
Unless and until a business transaction is consummated, the proceeds held in the trust account will not be available for our use for any deferred expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business, the negotiation of an agreement to acquire a target business and the consummation of such acquisition. Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account (i) that we need to pay our income or other tax obligations and (ii) any remaining interest that we need for our working capital requirements. With these exceptions, expenses incurred by us may be paid prior to an initial business transaction only from the net proceeds of this offering not held in the trust account (initially $800,000).  In order to meet our working capital needs following the consummation of this offering, certain of our officers and directors may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his sole discretion. Notwithstanding the foregoing, any such loans would be on terms that waive any and all rights to the funds in the trust account.

We believe that, upon the date of this prospectus, the $800,000 from the proceeds of this offering not held in the trust account and any interest earned on the funds in the trust account net of taxes will be sufficient to allow us to operate for the next 21 months, assuming that a business transaction is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating target businesses, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, and structuring, negotiating and consummating an initial business transaction.

Release of amounts held in trust account on the closing of our initial business transaction
All amounts held in the trust account that are not returned to investors upon redemption of their shares (as described below), that do not consist of interest income previously released to us or that are not payable to the representative of the underwriters for deferred discounts and commissions will be released to us on the closing of our initial business transaction with one or more target businesses, subject to compliance with the conditions to consummating an initial business transaction that are described below.  At the time we complete an initial business transaction, following our payment of amounts due to any public shareholders who properly exercise their redemption rights, there will be released to the representative of the underwriters from the trust account their deferred underwriting discounts and commissions that are equal to 1.5% of the gross proceeds of this offering not redeemed, or up to $1.2 million (approximately $1.4 million if the underwriters’ over-allotment option is exercised in full). Funds released from the trust account to us can be used to pay all or a portion of the purchase price of our initial business transaction. If the initial business transaction is paid for using ordinary shares or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of acquired businesses, to the payment of principal or interest due on indebtedness incurred in consummating our initial business transaction, to fund the purchase of other companies or for working capital.

Because redeeming shareholders (as described below) will receive their proportionate share of deferred underwriting compensation at the time of closing of our initial business transaction, the non-converting shareholders will bear the financial effect of such payments to both the redeeming shareholders and the underwriters as a consequence of the reduction in our net assets resulting from such distribution.

Limited payments to insiders
There will be no fees or other payments paid to our initial shareholders, officers and directors, or any of their affiliates, for any services rendered prior to or in connection with the consummation of a business transaction (regardless of the type of transaction) other than:

•      repayment of a non-interest bearing loan and advances in the aggregate of $150,000 as of July 31, 2010 made to us by Ziegler Asset Partners Pty. Ltd., an affiliate of Mr. Ziegler, our chairman of the board and chief executive officer, to cover expenses relating to this offering;

•      a payment of $10,000 per month for office space and related administrative and support services to Ziegler Asset Partners, an affiliate of Mr. Ziegler, our chairman of the board and chief executive officer; and

•      reimbursement of out-of-pocket expenses (an expense incurred and paid for by an individual or entity related to identifying and investigating possible business targets and business transactions) incurred by our management team in connection with certain activities on our behalf.

There is no limit on the total amount of out-of-pocket expenses reimbursable by us, provided that members of our management team will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account (initially, $800,000) and interest on the funds in the trust account net of taxes that may be released to us to fund our working capital requirements, unless and until our initial business transaction is consummated.

Our audit committee will review and approve all reimbursements made to our initial shareholders, officers, directors or their affiliates, to the extent that they are in excess of $150,000 in the aggregate in any fiscal quarter, and any reimbursements made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval. See “Use of Proceeds” for additional information concerning the allocation of proceeds of this offering.

Memorandum and Articles of Association
Most blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business transaction activity, without approval by a certain percentage of the company’s shareholders.  Typically, amendment of these provisions requires approval by between 90% and 100% of the company’s public shareholders.  Our memorandum and articles of association, as amended, provide that any of its provisions, including those related to pre-business transaction activity, may be amended if approved by at least 66⅔% of our shareholders.  Notwithstanding, the underwriting agreement relating to this offering prohibits us to seek to amend or modify any of these provisions prior to the consummation of our initial business transaction.  Our memorandum and articles of association, as amended, further provide that:

•      if after 21 months from the date of this prospectus we have not completed a business transaction, we will go through an automatic liquidation and, we will, as promptly as practicable, distribute to all of our public shareholders their pro rata share of the trust account. This has the same effect as if our board of directors and shareholders had formally voted in favor of our voluntary winding up under the Companies Law.  As a result, shareholder approval would not be required to commence such a voluntary winding up;

•      our management will take all actions necessary to liquidate our trust account and distribute the proceeds to our public shareholders if a business transaction is not consummated within the time period specified in this prospectus;

    •      until we consummate an initial business transaction that meets the conditions specified in this prospectus, including the offering of redemption rights for public shareholders, we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction or acquire control through contractual arrangements of a target business;

    •      we will only consummate a business transaction if holders of less than 92% of our public shares elect to redeem their shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business transaction;

•      solely if we conduct the redemptions in connection with our initial business transaction pursuant to the tender offer rules, public shareholders who properly exercise their redemption rights shall be entitled to receive their pro rata share of the aggregate amount then on deposit in the trust account before payment of deferred underwriting discounts excluding any amounts representing interest earned on the trust account; and

•      solely if we conduct the redemptions in connection with our initial business transaction in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules, public shareholders who properly exercise their redemption rights shall be entitled to receive their pro rata share of the aggregate amount then on deposit in the trust account before payment of deferred underwriting discounts excluding any amounts representing interest earned on the trust account regardless of whether they vote in favor of or against the business transaction.

FPI Status	Pursuant to Rule 3b-4 of the Exchange Act, we determined our status as a FPI and, as such, we are required to comply with the tender offer rules in connection with our initial business transaction.

We are required to determine our status as a FPI for the 2011 fiscal year as of the last day of our second quarter, or December 31, 2010.  On such date, if we no longer qualify as a FPI (as set forth in Rule 3b-4 of the Exchange Act), we will then become subject to the U.S. domestic issuer rules as of the first day of our 2011 fiscal year, or July 1, 2011.   As a result, should we determine on December 31, 2010 that we are no longer a FPI, after June 30, 2011, we will be subject to the U.S. domestic issuer rules and we will have the option of conducting redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.

We may voluntarily lose our status as a FPI so that we can avail ourselves of the flexibility provided to U.S. domestic issuers.

Redemption rights for public shareholders upon consummation of our initial business transaction
We will provide our shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account before payment of deferred underwriting discounts exclusive of any interest thereon, upon the consummation of our initial business transaction, subject to the limitations described herein.  Unlike other blank check companies which have sought shareholder approval and conducted proxy solicitations in conjunction with their initial business transactions and redemptions of their public shares for cash upon consummation of their initial business transactions even when shareholder approval was not required by law, we intend to consummate our initial business transaction without seeking shareholder approval and conduct the redemptions pursuant to Rule 13e4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers.  We intend to file tender offer documents with the SEC that will contain substantially the same financial and other information about the initial business transaction and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.  Regardless of whether we are required by law or the Nasdaq Global Market to seek shareholder approval, or we decide to seek shareholder approval for other business or legal reasons, so long as we maintain our FPI status and are required to comply with the foreign issuer rules, we will conduct the redemptions pursuant to the tender offer rules.  If we are no longer deemed a FPI (and no longer required to comply with the foreign issuer rules) and we are required by law or the Nasdaq Global Market to seek shareholder approval, or we decide to seek shareholder approval for other business or legal reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Our initial shareholders consisting of all of our officers and directors may purchase ordinary shares as part of this offering or in the open market. Our initial shareholders have agreed, if we seek shareholder approval, to vote any ordinary shares acquired in this offering or the open market along with the initial ordinary shares in favor of our initial business transaction. We will consummate our initial business transaction only if holders of less than 92% of our public shares elect to redeem their shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business transaction. Our initial shareholders have agreed not to redeem any ordinary shares beneficially owned by them in connection with the consummation of our initial business transaction.

The 92% redemption threshold is different from the redemption or conversion thresholds used by most blank check companies.  Traditionally, blank check companies would not be able to consummate a business transaction if the holders of the company’s public shares voted against a proposed business transaction and elected to redeem or convert more than a much smaller percentage of the shares sold in such company’s initial public offering, which percentage threshold was typically between 19.99% and 39.99%.  As a result, many blank check companies have been unable to complete business transactions because the amount of shares voted by their public shareholders electing conversion exceeded the maximum redemption threshold pursuant to which such company could proceed with a business transaction.

Redemption election certificate requirements
We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their ordinary shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business transaction in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option.

Redemption election if we do not seek shareholder approval of our initial business transaction
If we consummate our initial business transaction without seeking shareholder approval, we will conduct the redemptions in connection with our initial business transaction pursuant to the tender offer rules. Public shareholders who properly exercise their redemption rights shall be entitled to receive their pro rata share of the aggregate amount then on deposit in the trust account before payment of deferred underwriting discounts excluding any amounts representing interest earned on the trust account.

Redemption election if we seek shareholder approval of our initial business transaction and we are a FPI and subject to the foreign issuer rules
If we seek shareholder approval of our initial business transaction, so long as we maintain our FPI status and are required to comply with the foreign issuer rules, our public shareholders will only be able to redeem their ordinary shares in connection with a tender offer which will be conducted pursuant to the tender offer rules. Public shareholders properly electing to exercise their redemption rights pursuant to the tender offer shall be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account excluding any amounts representing interest earned on the trust account.

Redemption election if we seek shareholder approval of our initial business transaction and we are not a FPI and we are subject to the domestic issuer rules
If we seek shareholder approval of our initial business transaction and we are no longer a FPI and are subject to the U.S. domestic issuer rules, we will conduct the redemptions in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.  Public shareholders may vote either in favor of or against the initial business transaction, and elect to exercise or not to exercise their redemption rights.  Public shareholders who properly exercise their redemption rights shall be entitled to receive their pro rata share of the aggregate amount then on deposit in the trust account before payment of deferred underwriting discounts excluding any amounts representing interest earned on the trust account regardless of whether they vote in favor of or against the business transaction.

Initial shareholders actions if we seek shareholder approval
In the event that we seek shareholder approval of our initial business transaction, our initial shareholders have agreed to vote the ordinary shares owned by them immediately before this offering, or acquired in this offering or in the aftermarket, in favor of our initial business transaction. While our initial shareholders do not currently intend to purchase any of our securities in this offering or in the aftermarket, neither our initial shareholders nor their affiliates are prohibited from doing so. To the extent that our initial shareholders or their affiliates purchase our ordinary shares in this offering or in the aftermarket, such purchases may have an impact on the market price of our ordinary shares.

Additionally, if we seek shareholder approval of our initial business transaction and we conduct redemptions in connection with our business transaction subject to the U.S. domestic issuer rules in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules as a result of the loss of our FPI status, it is possible that our initial shareholders and their affiliates may acquire securities from public shareholders who have indicated their intention to vote against the business transaction and/or exercise their redemption rights in order to, among other reasons, obtain the requisite level of shares we are required to maintain so that we can proceed with the consummation of our business transaction. Our initial shareholders are not restricted as to the price and could pay a premium to purchase additional securities.

Investors should consider the potential impact of any such purchases on the market price for our ordinary shares and should not place undue reliance on such market price, but should instead consider the merits of any proposed business transaction in deciding whether to vote in favor of such business transaction.  Accordingly, purchases by our initial shareholders or their affiliates could result in a business transaction being approved that may not have otherwise been approved by our shareholders, but for the purchases made by our initial shareholders or their affiliates.

Private transactions if we seek shareholder approval of our initial business transaction and we are not a FPI and we are subject to the domestic issuer rules
Solely if we seek shareholder approval of our initial business transaction and we conduct redemptions in connection with our business transaction subject to the U.S. domestic issuer rules in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules as a result of the loss of our FPI status, we may negotiate arrangements to provide for the purchase of ordinary shares from shareholders who would otherwise vote against our initial business transaction or elect to redeem their shares at the closing of such business transaction.  The purchases would be made using funds held in the trust account. There is no limit as to the amount of funds available for such purpose, other than any amounts in the trust account to be used to fund any redemptions or consummate the business transaction. The purpose of such arrangements, among other reasons, would be to increase the likelihood of satisfaction of the requirements that holders of less than 92% of the total number of ordinary shares sold in this offering demand redemption of their public shares and a majority of our outstanding shares that are voted in connection with us seeking shareholder approval of our initial business transaction are voted in favor of the initial business transaction.

Limitation on voting and redemption rights if we seek shareholder approval of our initial business transaction
Our articles of association, as amended, provide that a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ (as defined under Section 13 of the Exchange Act), will be restricted from voting or redeeming their ordinary shares in connection with our initial business transaction with respect to more than an aggregate of 10% of the ordinary shares sold in this offering under certain circumstances.  Solely if we seek shareholder approval of our initial business transaction and we conduct redemptions in connection with our business transaction subject to the U.S. domestic issuer rules in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules as a result of the loss of our FPI status, any individual shareholder or “group” will be restricted from redeeming public shares in connection with our initial business transaction in excess of an aggregate of 10% of the public shares.

Solely if we seek shareholder approval of our initial business transaction, regardless of how we conduct the redemptions in connection with our initial business transaction, any individual shareholder or “group” will be restricted from voting public shares in connection with our initial business transaction in excess of an aggregate of 10% of the public shares.

We believe these restrictions will discourage shareholders from accumulating large blocks of shares for the purpose of using their ability to redeem their public shares or vote against a business transaction as a means to force us or our management to purchase their public shares at a significant premium to the then current market price or on other undesirable terms.  Preventing the holders of  large blocks from redeeming their public shares or voting against a business transaction may increase the likelihood of us consummating our initial business transaction.

Automatic voluntary liquidation if no business transaction
As described above, if we have not consummated our initial business transaction by 21 months from the date of this prospectus, it will automatically trigger our voluntary liquidation pursuant to the terms of our memorandum and articles of association, as amended.  Within 28 days of the commencement of the voluntary liquidation, the liquidator will (in addition to complying with other notice formalities pursuant to Cayman Islands law) place a notice of the appointment in the Cayman Islands Gazette.  The liquidator may, following (i) due notice to creditors, (ii) assessment of our liabilities and (iii) upon the liquidator’s satisfaction that our assets will be sufficient to satisfy our liabilities, make interim distributions to our public shareholders from surplus assets after provision for known creditor claims and liquidation expenses.

Subject to the above, we anticipate that the liquidator will instruct the trustee to distribute to our public shareholders the amount in the trust account (including any unreserved interest then held in the trust account) plus any remaining net assets (subject to our provision for creditors, including taxes and liquidation costs), to which they are entitled, shortly following expiration of the 28-day period. Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to their initial ordinary shares. They will, however, participate in any liquidation distribution with respect to any ordinary shares acquired in or after this offering. The costs of liquidation will be met from our remaining assets outside of the trust account or from interest earned on the funds in the trust account that may be released to us for working capital purposes. If such funds are insufficient, Mr. Ziegler, our chairman of the board and chief executive officer, pursuant to a written agreement, has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $25,000) and has agreed not to seek repayment for such expenses.

The distribution of our assets in contemplation of liquidation must provide for all claims against us to be paid in full or for us to make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our shareholders. We cannot assure you that we will have access to funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties such as vendors and prospective target businesses enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements.  Peter Ziegler, our chairman of the board and chief executive officer, has agreed that he will be liable to us if and to the extent any insurance we may procure is inadequate to cover any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into or entered into a transaction agreement reduce the amounts in the trust account to below $10.10 per share (or approximately $10.05 per share if the underwriter’s over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Ziegler will not be responsible to the extent of any liability for such third party claims.  We currently do not have any executed waiver agreements, but we will seek to obtain them from all of our vendors, service providers and prospective target businesses.

Escrow of initial ordinary shares and insider warrants
On the date of this prospectus, all of our initial shareholders, including all of our officers and directors, will place the share certificates relating to the initial ordinary shares and the insider warrants into an escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. Other than transfers made to permitted transferees, the initial ordinary shares will not be released from escrow until the date (i) with respect to 20% of such shares, upon consummation of our initial business transaction, (ii) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $11.75 for any 20 trading days within a 30-trading day period following the consummation of our initial business transaction, (iii) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $12.75 for any 20 trading days within a 30-trading day period following the consummation of our initial business transaction, (iv) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $14.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business transaction and (v) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $15.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business transaction or earlier, in any case, if, following a business transaction, we engage in a subsequent transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a merger or other change in the majority of our board of directors or management team in which the company is the surviving entity. The insider warrants will not be released from escrow until 90days following the consummation of our initial business transaction. Permitted transferees include (i) an entity’s members upon its liquidation, (ii) relatives and trusts for estate planning purposes, (iii) transferees by virtue of the laws of descent and distribution upon death, (iv) transferees pursuant to a qualified domestic relations order, (v) transferees by certain pledges to secure obligations incurred in connection with purchases of our securities or (vi) transferees by private sales made at or prior to the consummation of a business transaction at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees in writing to the terms of the escrow agreement including (1) to be bound to the transfer restrictions, (2) agrees to vote the transferred securities in favor of our initial business transaction and not to exercise any redemption rights in the event we seek shareholder approval in connection with our initial business transaction, (3) agrees not to exercise any redemption rights with respect to the transferred securities upon consummation of our initial business transaction if we conduct the redemptions pursuant to the tender offer rules and (4) agrees to waive any rights to participate in any liquidation distribution with respect to the transferred securities if we fail to consummate an initial business transaction. We refer to such restrictions as “transfer restrictions” throughout this prospectus. See “Principal Shareholders – Transfers By the Holders Of The Initial Ordinary Shares And Insider Warrants.”

Conflicts of interest
Members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated or have a relationship. Due to affiliations with other companies, and other relationships, members of our management team may have contractual and fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause conflicts of interest.

In order to minimize potential conflicts of interest which may arise from multiple corporate and other affiliations, each of our officers and directors has agreed, until the earliest of  our initial business transaction, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be appropriate to be presented to us, subject to the pre-existing fiduciary or contractual obligations he might have. Accordingly, our officers and directors must present to us all opportunities to acquire a target business with a fair market value in excess of approximately $80.0 million prior to presenting them to any company with which they become affiliated following this offering unless they are required to present such business opportunities to companies which they are currently affiliated with and currently owe a fiduciary or contractual obligation to prior to presenting them to us. In addition, each of our officers and directors has agreed, until the earliest of our initial business transaction, our liquidation or the time he ceases to be an officer or director (unless at such time he is a beneficial owner of more than 1% of our ordinary shares), to present to our company for our consideration, any business opportunity which may reasonably be appropriate to be presented to us prior to presenting them to any other blank check company with which they become affiliated following this offering.

For a discussion of potential conflicts of interest that you should be aware of, see “Risk Factors” and “Management – Conflicts of Interest.”

Determination of offering amount
In consultation with our underwriters, we determined the size of the offering, in part, based upon our beliefs concerning the capital that could be successfully raised given market conditions. In addition, our management concluded, based on their collective experience, that an offering of this size, and the sale of the additional insider warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt, will give us substantial flexibility in selecting an acquisition target and structuring our initial business transaction. This belief is not based on any specific research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify target businesses or that we will be able to obtain any necessary financing.

Risks

We are a company newly organized under the laws of the Cayman Islands that has conducted no operations and has generated no revenues. Until we complete a business transaction, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company. In addition, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, see “Proposed Business – Comparison of this offering to those of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 25 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	July 31, 2010
	Actual	As Adjusted

Balance Sheet Data:
Working capital (deficiency)	$(186,058)	$80,421,585
Total assets	254,228	81,621,585
Total liabilities	232,643	1,200,000	(1)
Value of ordinary shares which may be redeemed for cash	—	74,335,990	(2)
Shareholders’ equity	$21,585	$6,085,595	(3)

(1)
The “as adjusted” total liabilities consist of deferred underwriting discounts and commissions to be placed in trust and to be payable to the representative of the underwriters only if we consummate a business transaction less amounts the representative has agreed to forego with respect to any units public shareholders have elected to redeem into cash pursuant to their redemption rights and assumes the representative will be owed the full amount of deferred underwriting discounts and commission deposited in the trust account.

(2)
The “as adjusted” value of ordinary shares which may be redeemed for cash was determined by multiplying the value per share of the trust account attributable to the public offering shares ($10.10) by the maximum number of ordinary shares subject to redemption.

(3)	The “as adjusted” shareholders’ equity was determined by subtracting the value of the ordinary shares which may be redeemed for cash from the “as adjusted” working capital.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds, the receipt of $4.6 million from the sale of the insider warrants, the payment of the estimated remaining expenses of this offering and the repayment of the accrued and other liabilities required to be repaid. Additionally, if a business transaction is consummated, public shareholders who exercised their redemption rights would be entitled to receive approximately $10.10 per share, which amount represents the per share value of the approximately $80.8 million from the proceeds of this offering and the private placement and the deferred underwriting discounts and commissions that will be held in the trust account.

The working capital deficiency excludes costs of $207,643 related to this offering which were paid or incurred prior to July 31, 2010. These deferred offering costs have been recorded as a long-term asset and are reclassified against shareholders’ equity in the “as adjusted” information.

The “as adjusted” working capital and total assets amounts include approximately $79.6 million less offering expenses of $800,000.  The “as adjusted” total assets also include an additional $1.2 million of deferred underwriting discounts and commissions to be placed in trust and to be payable to the representative of the underwriters only if we consummate a business transaction.  If a business transaction is not so consummated, the trust account and the public shareholders’ pro rata share of all accrued interest earned thereon, less any amounts that may be released to us to (i) fund our expenses relating to investigating and selecting a target business and other working capital requirements and (ii) pay our income or other tax obligations, will be distributed solely to our public shareholders (subject to our obligations under Cayman Islands law to provide for claims of creditors).

We will consummate our initial business transaction only if holders of less than 92% of our public shares elect to redeem their shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares are voted in favor of the business transaction.  Accordingly, we may effect a business transaction if pubic shareholders exercise redemption rights for up to 92% (less one ordinary share) of the aggregate shares sold in this offering, or 7,359,999 ordinary shares. Public shareholders who exercise their redemption rights will be entitled to convert their ordinary shares into a pro rata share of the trust account exclusive of any interest thereon (which amount is initially anticipated to be approximately $10.10 per share or approximately $10.05 per share if the underwriters’ over-allotment option is exercised in full).

Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent all the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Related to Our Business and This Offering

We are a development stage company with no operating history and no revenues and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a development stage company with nominal assets and no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more businesses. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business transaction under consideration and we have neither identified nor been provided with the identity of any potential targets.  We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates and may be unable to complete a business transaction. We will not generate any revenues until, at the earliest, after the consummation of a business transaction. We cannot assure you as to when, or if, a business transaction will occur.

Our public shareholders may not be afforded an opportunity to vote on our proposed business transaction, unless such vote is required by law or the Nasdaq Global Market.

We intend to consummate our initial business transaction without seeking shareholder approval unless we are required by law or the Nasdaq Global Market to seek shareholder approval, or we decide to seek shareholder approval for other business or legal reasons.  Accordingly, we may consummate our initial business transaction even if holders of a majority of our public shares do not approve of the business transaction we consummate.

Your only opportunity to affect the investment decision regarding a potential business transaction will be limited to the exercise of your right to redeem your ordinary shares from us for cash, unless we seek shareholder approval of the business transaction.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses or assets. Since our board of directors may consummate a business transaction without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business transaction, unless we seek such shareholder vote.  Accordingly, your only opportunity to affect the investment decision regarding a potential business transaction may be limited to exercising your redemption rights within the period of time set forth in our tender offer documents mailed to our shareholders in which we describe our business transaction.  In addition, your election to exercise your redemption rights could still be rejected if holders of 92% or more of our public shares elect to exercise their redemption rights, or if, as a condition of the consummation of the business transaction, we are required to meet a certain minimum valuation.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our consummation of a business transaction, and then only in connection with those ordinary shares that such shareholder properly elected to redeem, subject to the restrictions described in this prospectus or (ii) our liquidation. Our initial shareholders will receive funds from the trust account if they purchase ordinary shares in this offering or in the aftermarket and then only upon our liquidation.  In no other circumstances will a shareholder have any right or interest of any kind in the trust account.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business transaction with a target business that has not been identified, we may be deemed to be a blank check company under the United States securities laws. However, since we anticipate that our securities will be listed on the Nasdaq Global Market, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Report of Foreign Private Issuer on Form 6-K with the SEC upon the closing of this offering, including an audited balance sheet demonstrating this fact, we believe that we will be exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradeable, compared with offerings subject to Rule 419, which would prohibit trading of the units or the ordinary shares or warrants included in the units until the completion of a business transaction. We will have a longer period of time to complete a business transaction than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless, and only after, the funds held in the trust account were released to us in connection with our consummation of a business transaction. As this offering is not subject to Rule 419, any amounts we may need to fund our expenses relating to identifying, investigating and selecting a target business and other working capital requirements and any amounts that we may need to pay our income or other tax obligations may be released to us from the interest earned on the funds held in the trust account, net of taxes payable on such interest. For additional information concerning how Rule 419 blank check offerings differ from this offering, see “Proposed Business – Comparison Of This Offering To Those Of Blank Check Companies Subject To Rule 419.”

If we are unable to consummate a business transaction, our public shareholders will be forced to wait at least the entire 21 months before receiving distributions from our trust account.

We have 21 months from the date of this prospectus in which to complete a business transaction.  We have no obligation to return funds to investors prior to such date unless we consummate a business transaction prior thereto and only then in cases where investors have properly sought redemption of their public shares. Only after the expiration of this full time period will public shareholders be entitled to liquidation distributions if we are unable to complete a business transaction. Accordingly, investors’ funds may be unavailable to them until after such date.

We may not be able to consummate a business transaction within the required time frame, in which case, we would be forced to liquidate our assets.

Pursuant to our memorandum and articles of association, as amended, we have 21 months from the date of this prospectus in which to complete our initial business transaction.  If we fail to consummate our initial business transaction within the required time frame, we will, in accordance with our memorandum and articles of association, as amended, dissolve, liquidate and wind up. The foregoing requirements will be set forth in our memorandum and articles of association, as amended, and may not be amended prior to our initial business transaction unless we obtain the consent of 66⅔% of our shareholders.

If the net proceeds of this offering available to us outside of the trust account are insufficient to allow us to operate for at least the next 21 months, we may be unable to complete a business transaction.

Upon the consummation of this offering, there will be funds available to us outside of the trust account of $800,000, plus any amounts that we need to pay our income or other tax obligations or that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements, which will be funded solely from interest earned on the trust account balance, net of taxes payable on such interest. Our board of directors will review and approve all significant expenditures by the company. We believe that the funds available to us will be sufficient to allow us to operate for at least the next 21 months, assuming that a business transaction is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We may request the release of such funds for a number of purposes that may not ultimately lead to a business transaction. For instance, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment with respect to a particular proposed business transaction, or enter into a letter of intent pursuant to which we pay for the right to receive exclusivity from a target business or we may be required to forfeit funds (whether as a result of our breach or otherwise). In any of these cases, or in other situations where we expend the funds available to us outside of the trust account for purposes that do not result in a business transaction, we may not have sufficient remaining funds to continue searching for, or to conduct due diligence with respect to, a target business, in which case we would be forced to obtain alternative financing or liquidate.

The current low interest rate environment or a further decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete our initial business transaction since we will depend on interest earned on the trust account to fund our search, to pay our taxes and to complete our initial business transaction.

Of the net proceeds of this offering, only $800,000 will be available to us initially outside the trust account to fund our working capital requirements. Together with this sum, we will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we may need to identify one or more target businesses and to complete our initial business transaction, as well as to pay any taxes that we may owe. The proceeds held in the trust account will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds that invest solely in such treasury bills. As of September 30, 2010, the interest rates on these types of government securities were in the range of approximately 0.14% to 0.19% and interest rates on these types of money market funds were in the range of approximately 0.00% to 0.02%.  A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close our initial business transaction. In such event, we would need to borrow funds from our initial shareholders or management team or find another source of funding in order to continue to operate or may be forced to liquidate. Neither our initial shareholders nor our management team is under any obligation to advance funds in such circumstances.

The provisions of our memorandum and articles of association, as amended, including those which relate to our pre-business transaction activities, may be amended with the approval of at least 66⅔% of our shareholders.

Most blank check companies have had a provision in their charter which prohibited the amendment of certain of its provisions, including those which relate to a company’s pre-business transaction activities, without approval by a certain percentage of the company’s shareholders.  Typically, amendment of these provisions required approval by between 90% and 100% of the company’s public shareholders.  Our memorandum and articles of association, as amended, provide that any of its provisions, including those related to pre-business transaction activities, may be amended if approved by at least 66⅔% of our shareholders.  Any solicitations to amend such provisions would be conducted in compliance with all procedural and disclosure requirements in the Cayman Islands and the United States federal securities laws applicable to companies that have a class of securities registered under the Exchange Act and are foreign private issuers (to the extent we have retained our FPI status).  As a result of the lower 66⅔% threshold, we may be able to amend the provisions of our memorandum and articles of association, as amended, which govern our pre-business transaction behavior more easily that other blank check companies, and this may increase our ability to consummate a business transaction with which you do not agree.

In order to effectuate a business transaction, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments.  We cannot assure you that we will not seek to amend our memorandum and articles of association, as amended, or other governing instruments in order to effectuate our initial business transaction.

In order to effectuate a business transaction, some similarly structured blank check companies have deviated from the disclosure contained in their initial public offering prospectuses in order to consummate their initial business transactions, such as by modifying their charters and governing instruments. While we do not anticipate deviating from the disclosure contained in this prospectus, we may do so. Consequently, investors may not receive the same benefits from this offering that they originally anticipated receiving. In such a situation, it is possible that each investor who purchased units in this offering and still held such units upon learning of our deviation from the disclosure contained in the prospectus could seek rescission of the purchase of the units he or she acquired in the offering (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or bring an action for damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

As a foreign private issuer we would not be subject to certain SEC regulations that apply to U.S. issuers.

Pursuant to Rule 3b-4 of the Exchange Act, we determined our status as a FPI, although we may voluntarily lose our status as a FPI so that we can avail ourselves of the flexibility provided to U.S. domestic issuers.  As a FPI, we are exempt from certain provisions applicable to U.S. public companies including:

•	certain sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•	provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short swing” trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer's equity securities within less than six months).

Because of these exemptions, if we remain a foreign private issuer following our offering, our shareholders will not be afforded the same protections or information generally available to investors holding shares in public companies organized in the United States.  In particular, as a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements. Notwithstanding being generally exempt from certain of the rules under the Exchange Act relating to proxy statements, if we conduct redemptions in connection with our business transaction pursuant to the tender offer rules, the tender offer documents will contain substantially the same financial and other information about the initial business transaction and the redemption rights as is required under the SEC’s proxy rules.

If we seek shareholder approval of our initial business transaction and holders of 92% or more of our public shares indicate their intention to exercise their redemption rights, our directors, officers and their affiliates could affect the outcome of the consummation of our business transaction if they elect to purchase shares from shareholders who would otherwise choose to exercise their redemption rights provided we are not subject to the foreign issuer rules.

Solely in the event we seek shareholder approval of our business transaction, we do not conduct redemptions in connection with our business transaction pursuant to the tender offer rules and we are not subject to the foreign issuer rules, any privately negotiated transaction to purchase ordinary shares from a shareholder who would otherwise redeem their shares for a per share pro-rata portion of the trust account or to vote against the business transaction would include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise their redemption rights and to vote in favor of the business transaction. In the event that our officers, directors or their respective affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or to vote against the business transaction, such selling shareholders would be required to revoke their prior elections to redeem their ordinary shares. This will have the effect of reducing the number of shares redeemed, making it more likely that the required shareholder vote needed to approve the business transaction is achieved, and therefore making it more likely that we would be able to consummate our initial business transaction.

None of our officers, directors or their respective affiliates or any third parties has agreed to purchase any such shares, and the failure to so agree at the applicable time could adversely impair our ability to consummate a business transaction. Moreover, even if our officers, directors and their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M and regulations regarding tender offers. The inability of such persons to effect such purchases could adversely impair our ability to consummate a business transaction.

If we submit our initial business transaction to our shareholders for approval and we are not subject to the foreign issuer rules, we may use funds in our trust account to purchase, directly or indirectly, shares from holders thereof who have indicated an intention to redeem their shares.

Solely if we seek shareholder approval of our initial business transaction and we conduct redemptions in connection with our business transaction subject to the U.S. domestic issuer rules in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules as a result of the loss of our FPI status, if public shareholders indicate an intention to vote against our initial business transaction and/or seek to exercise their redemption rights, we may privately negotiate arrangements to provide for the purchase of such public shares at the closing of the business transaction using funds held in the trust account.  There is no limit as to the amount of funds available for such purpose, other than any amounts in the trust account to be used to fund any redemptions or consummate the business transaction.  The purpose of such arrangements, among other reasons, would be to (i) increase the likelihood of satisfaction of the requirement that less than 92% of ordinary shares sold in this offering demand to redeem their shares and (ii) increase the likelihood of obtaining shareholder approval of the business transaction. This may result in the consummation of a business transaction that may not otherwise have been possible. Additionally, as a consequence of such purchases:

•	the funds in our trust account that are so used will not be available to us after the business transaction;

•
the public ‘‘float’’ of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to continue to meet the quotation, listing or trading requirements of a national securities exchange;

•
because the shareholders who sell their ordinary shares in a privately negotiated transaction or pursuant to open market transactions, as described above, may receive a per-share purchase price payable from the trust account that is not reduced by a pro rata share of taxes payable, our remaining shareholders may bear the entire payment of accrued and unpaid taxes. That is, if we seek shareholder approval of our initial business transaction, the redemption price per share payable to public shareholders who elect to have their ordinary shares redeemed will be reduced by a larger percentage of any taxes payable than it would have been in the absence of such privately negotiated or open market transactions, and shareholders who do not elect to have their ordinary shares redeemed and remain our shareholders after the business transaction will bear the economic burden of a  larger percentage of the taxes payable; and

•
the payment of any premium would result in a reduction in book value per share for the remaining shareholders compared to the value received by shareholders that have their ordinary shares purchased by us at a premium.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets will be located outside the United States. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us, our directors or executive officers, or enforce judgments obtained in the United States courts against us, our directors or officers.

Our corporate affairs will be governed by our memorandum and articles of association, as amended, the Companies Law (as the same may be supplemented or amended from time to time) or the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of some of whose courts are of persuasive authority, but are not necessarily binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and certain states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United Sates, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;

•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

•	is final;

•	is not in respect of taxes, a fine or a penalty; and

•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

We may re-incorporate in another jurisdiction in connection with a business transaction, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

In connection with a business transaction, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction.  If we determine to do this, the laws of such jurisdiction would likely govern all of our material agreements.  We cannot assure you that the system of laws and the enforcement of existing laws in such jurisdiction would be as certain in implementation and interpretation as in the United States.  The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.  Any such reincorporation and the international nature of our business will likely subject us to foreign regulation.

Shareholders who receive a liquidation distribution from us could be required to return a portion or all of the liquidation distribution to satisfy the claims of creditors.

Under the Companies Law, within 28 days of the commencement of the voluntary liquidation, the liquidator will (in addition to complying with other notice formalities pursuant to Cayman Islands law) place a notice of the appointment in the Cayman Islands Gazette.  The liquidator may, following (i) due notice to creditors, (ii) assessment of our liabilities and (iii) upon the liquidator’s satisfaction that our assets will be sufficient to satisfy our liabilities, make interim distributions to our public shareholders from surplus assets after provision for known creditor claims and liquidation expenses. As soon as the affairs of our company are fully wound up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a notice published in the Cayman Islands Gazette at least 21 days before it takes place. After the final meeting, the liquidator must file a return to the Cayman Islands Registrar of Companies confirming the date on which the meeting was held and three months after the date of such filing our company is dissolved.

We anticipate that we would liquidate the trust account shortly following expiration of the 28-day period described above, which means that not all the procedures for our dissolution would have been completed (in other words, a final general meeting would not have been held and the Registrar of Companies would not yet have dissolved our existence).  If we are forced to declare insolvency or a petition to wind up the company is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable Cayman Islands insolvency laws, and may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of our public shareholders.

Our limited resources and restricted structure in addition to the numerous companies with a business plan similar to ours seeking to effectuate a business transaction place us at a competitive disadvantage for successfully consummating an attractive business transaction.

We expect to encounter intense competition from entities, including other blank check companies having a business objective similar to ours, private equity funds, venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business transactions directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by the availability of sufficient financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. In addition, as we expect to focus our efforts on identifying a prospective target business in Australia in any one or more of the following industry sectors – mining, financial services and  media, entertainment and leisure, our management team, although broadly experienced, may not have sufficient in-depth experience in a particular industry sector or geographic region to be able to consummate an attractive business transaction.  Additionally, our obligation to pay cash in connection with up to 92% of our ordinary shares held by our public shareholders who exercise their redemption rights may reduce the resources available to us for an initial business transaction and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.  Any of these factors may place us at a competitive disadvantage in successfully negotiating a business transaction.

We may not hold an annual meeting of shareholders until after our consummation of a business transaction.

Unless otherwise required by law or the Nasdaq Global Market, or we decide for other business or legal reasons, we may not hold an annual meeting of shareholders until after we consummate our initial business transaction.  The applicable laws of the Cayman Islands do not require companies to hold a meeting of shareholders every year, although our articles of association, as amended, contemplates such a meeting in order to establish our staggered board of directors.  In accordance with the Nasdaq Global Market rules, a newly listed company not previously subject to a requirement to hold an annual meeting is required to hold its first annual meeting within one year after its first fiscal year-end following listing.   Until we hold an annual meeting of shareholders, public shareholders may not be afforded the opportunity to elect directors and to discuss company affairs with management.

If we fail to consummate our initial business transaction within 21 months from the date of this prospectus and distribute the funds in the trust account to our public shareholders, in accordance with our memorandum and articles of association, as amended, our public shareholders may receive less than their pro rata share of the trust account due to claims of creditors and our warrants will expire worthless.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers (other than our independent accountants), prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, such entities may not agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and may seek recourse against the trust account for any reason. We currently do not have any executed waiver agreements, but we will seek to obtain them from all of our vendors, service providers and prospective target businesses.  Upon liquidation if we are unable to complete a business transaction within the required timeframe, we will be required to provide for payment of claims of creditors which were not waived.  Accordingly, the per share liquidation price could be less than the $10.10 per share (or approximately $10.05 per share if the underwriter’s over-allotment option is exercised in full) held in the trust account, due to claims of such creditors. In addition, Peter Ziegler, our chairman of the board and chief executive officer, has agreed that he will be liable to us if and to the extent any insurance we may procure is inadequate to cover any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into or entered into a transaction agreement reduce the amounts in the trust account to below $10.10 per share (or approximately $10.05 per share if the underwriter’s over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed wavier is deemed by a court of competent jurisdiction to be unenforceable against a third party, Mr. Ziegler will not be responsible to the extent of any liability for such third party claims.  Based on representations that he has sufficient funds available to him to satisfy his obligations to indemnify us, we believe that Mr. Ziegler is of substantial means and capable of funding his indemnity obligations, even though we have not asked him to reserve funds for such an eventuality. However, we cannot assure you that Mr. Ziegler will be able to satisfy those obligations. The indemnification obligations may be substantially higher than he currently foresees or expects and/or his financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Additionally, if we are forced to declare insolvency or a petition to wind up the Company is filed against us which is not dismissed, the proceeds held in the trust account could be subject to Cayman Islands insolvency laws, and may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of our public shareholders. To the extent any insolvency claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $10.10 per share (or $10.05 per share if the over-allotment option is exercised in full).  Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business transaction.

Our directors may decide not to enforce Mr. Ziegler’s indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below $10.10 per share (or approximately $10.05 per share if the underwriter’s over-allotment option is exercised in full) or there are insufficient funds for a liquidation and Peter Ziegler asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors, if any, would determine whether to take legal action against Mr. Ziegler to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Mr. Ziegler to enforce his indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. For example, our independent directors may deem enforcement of the indemnification obligations to not be in our best interests if the cost to bring the claim would be greater than the anticipated amount that we would receive if we successfully prosecuted the claim. If our directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.10 per share (or approximately $10.05 per share if the underwriters’ over-allotment is exercised in full).

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to expire worthless.

      No warrants will be exercisable for cash and we will not be obligated to issue ordinary shares unless, at the time of such exercise, we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants offered pursuant to this prospectus and a current prospectus relating to them is available and, even in the case of a cashless exercise which is permitted in certain circumstances, such ordinary shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside.  Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to have an effective registration statement covering ordinary shares issuable upon exercise of the public warrants from the date the public warrants become exercisable and to maintain a current prospectus relating to those ordinary shares until the warrants expire or are redeemed, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so or that we will be able to prevent the public warrants from expiring worthless. Factors such as an unexpected inability to remain current in our SEC reporting obligations or other material developments concerning our business could present difficulties in maintaining an effective registration statement and a current prospectus. Holders of warrants may not be able to exercise their warrants, the market for the warrants may be limited and the warrants may be deprived of any value if there is no effective registration statement covering the ordinary shares issuable upon exercise of the warrants or the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current. Holders of warrants will not be entitled to a net cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the ordinary shares issuable upon exercise of the warrants. In such event, the holder of a unit will have paid the entire unit purchase price solely for the ordinary shares contained in the unit as the warrant will be worthless. In addition, holders of the warrants offered pursuant to this prospectus do not have the option to exercise their warrants on a cashless basis, which may make exercise prohibitive, except under certain limited circumstances.

An investor will only be able to exercise a warrant if the issuance of ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state or jurisdiction of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue ordinary shares unless the ordinary shares issuable upon such exercise has been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state or jurisdiction of residence of the holder of such warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of ordinary shares by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of ordinary shares upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable, we expect to be listed on a national securities exchange, which, under current laws, would provide an exemption from registration in every state in the United States, or, if we are not listed on an exchange, we would use our best efforts to register the warrants in every state in which they were initially offered (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the ordinary shares issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, holders of warrants may not be able to exercise their warrants, the market for the warrants may be limited and the warrants may be deprived of any value if the ordinary shares issuable upon exercise of the warrants is not registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such warrants. In such event, the holder of a unit will have paid the entire unit purchase price solely for the ordinary shares contained in the unit as the warrant will be worthless. In no event will holders of warrants be entitled to a net cash settlement or cash settlement for their warrants.

Since we are not restricted to a particular geographic region or industry and we have not yet selected a target business with which to complete a business transaction, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

While we expect to focus on businesses in Australia in mining, financial services and media, our efforts in identifying prospective target businesses will not be limited to a particular geographic region or industry. We do not have any specific business transaction under consideration. Accordingly, there is no current basis for you to evaluate the possible merits or risks of any particular industry or region in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business transaction with a company that does not have a stable history of earnings and growth or an entity in a relatively early stage of its development, or business plan, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business transaction with an entity in an industry or geographic region characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry or region. Although our management will endeavor to evaluate the risks inherent in a particular industry, geographic region or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.  Except for the limitation that a target business have a fair market value of at least 80% of the value of the trust account, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.

We may issue shares of our capital stock to complete a business transaction.  Issuance of share capital would have a dilutive effect on our public shareholders and may cause a change in control of our ownership.

Our memorandum and articles of association, as amended, which will be in effect at the time of consummation of this offering, authorizes the issuance of up to 49,000,000 ordinary shares, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering and the sale of the insider warrants (assuming no exercise of the over-allotment option), there will be 21,133,333 authorized but unissued ordinary shares (on a fully diluted basis excluding the underwriter’s purchase option) available for issuance and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue all of our additional ordinary or preferred shares, or a combination of ordinary and preferred shares, including through convertible debt securities, to complete a business transaction. We may also apply the cash released from the trust account for general corporate purposes, thus increasing the amount of the business transaction that may be paid using ordinary shares.

The issuance of additional ordinary shares or any number of shares of our preferred shares:

•	would have dilutive effect on our public shareholders;

•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

•
may cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect the then-prevailing market price for our ordinary shares.

We may issue notes or other debt securities, or otherwise incur substantial debt, to consummate our initial business transaction, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this offering to issue any notes or other debt securities, or to otherwise incur substantial debt, we may choose to incur substantial debt to consummate an initial business transaction. Furthermore, we may also apply the cash released from the trust account for general corporate purposes, thus increasing the amount of the business transaction that may be paid by issuing notes, debt securities or incurring substantial debt. There are no limitations on the amount of debt securities we may issue or the amount of debt we may incur.  The incurrence of debt:

•	may lead to default and foreclosure on our assets if our operating earnings after a business transaction are insufficient to pay our debt obligations;

•
may cause an acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach the covenants contained in any debt agreements, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	may create an obligation to immediately repay all principal and earned interest, if any, upon demand to the extent any debts are payable on demand; and

•
may hinder our ability to obtain additional financing, if necessary, to the extent any debt agreements contain covenants restricting our ability to obtain additional financing while such debt is outstanding, or to the extent our existing leverage discourages other potential investors.

We may be unable to obtain any additional financing necessary to complete a business transaction or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business transaction.

We believe that the net proceeds of this offering will be sufficient to allow us to consummate a business transaction. However, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business transaction, the depletion of the available net proceeds expended in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business transaction, we would be compelled to either restructure the transaction or abandon that particular business transaction and seek an alternative target business candidate. In addition, even if we do not need additional financing to consummate a business transaction, we may require additional financing to fund the operations or growth of the target business. The failure to secure such financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with, or following, a business transaction.

We anticipate completing only one business transaction with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

By consummating a business transaction with only a single entity, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business transactions in different industries or different areas of a single industry, and in the same or different geographic regions. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry or geographic region in which we may operate subsequent to a business transaction.

We could face additional risks in our ability to consummate our initial business transaction if we choose to acquire several businesses simultaneously.

If we determine to acquire several businesses simultaneously and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business transactions, which may make it more difficult for us, and delay our ability, to complete the business transaction. With multiple business transactions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers). We will also be subject to additional risks after the closings of such acquisitions relating to the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business including the risk of consolidating management teams, employees and administrative staffs into a smaller, more cost effective workforce.  If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may not be able to maintain control of a target business after our initial business transaction.

We may structure a business transaction to acquire less than 100% of the equity interests or assets of a target business, but will not acquire less than a controlling interest. We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. However, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

Unlike other blank check companies, we allow our public shareholders holding up to 92% of the ordinary shares sold in this offering to exercise their redemption rights. This higher threshold will make it easier for us to consummate a business transaction with which a substantial majority of our shareholders do not agree.

We will proceed with our initial business transaction if holders of less than 92% of our public shares redeem their ordinary shares.  The 92% redemption threshold is different from the redemption or conversion thresholds used by most blank check companies.  Traditionally, blank check companies would not be able to consummate a business transaction if the holders of the company’s public shares voted against a proposed business transaction and elected to redeem more than a much smaller percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%.  As a result, many blank check companies have been unable to complete business transactions because the amount of shares voted by their public shareholders electing redemption exceeded the maximum redemption threshold pursuant to which such company could proceed with a business transaction.  As a result, we may be able to consummate a business transaction even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, solely if we hold a shareholder vote to approve our initial business transaction, and do not conduct redemptions in connection with our business transaction pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to us or our officers, directors or their affiliates.

We may likely seek a business transaction with one or more privately-held companies, which may present certain challenges to us, including the lack of available information about these companies.

In accordance with our business strategy, we are likely (but not certain) to seek a business transaction with one or more privately-held companies. Generally, very little public information exists about such companies, and we are required to rely on the ability of our management team to obtain adequate information to evaluate the potential returns from investing in one of these companies. If we are unable to uncover all material information about our target companies, we may not make a fully informed investment decision, and we may lose money on our investments.  These same observations may also apply to public companies operating outside of the disclosure, financial reporting, and regulatory regime imposed on U.S. public companies.

The requirement that we complete a business transaction within 21 months from the date of this prospectus may give potential target businesses leverage over us in negotiating a business transaction.

If we have not consummated a business transaction within 21 months from the date of this prospectus, we will be forced to cease operations and ultimately liquidate our assets. Any potential target business with which we enter into negotiations concerning a business transaction will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business transaction, knowing that if we do not complete a business transaction with that particular target business, we may be unable to complete a business transaction with any target business. This risk will increase as we get closer to the time limits referenced above.

Substantial resources could be expended in researching initial business transactions that are not consummated, which could materially adversely affect subsequent attempts to locate and consummate an initial business transaction.

We anticipate the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other third party fees and expenses. If we decide not to enter into an agreement with respect to a specific proposed initial business transaction we have investigated, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business transaction for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and consummate a business transaction.

If we seek to effect a business transaction with an entity that is directly or indirectly affiliated with a member or members of our management team, conflicts of interest could arise.

Members of our management team either currently have or may in the future have affiliations with companies that we may seek to acquire. While we do not intend to pursue an initial business transaction with any company that is affiliated with our management team, we are not prohibited from pursuing such a transaction.  In the event we seek to complete an initial business transaction with such a company, we would obtain an opinion from an independent investment banking firm which is a member of FINRA or a body of equivalent status in a non-US jurisdiction, that such an initial business transaction is fair to our shareholders from a financial point of view.  Notwithstanding, potential conflicts of interest may still exist, and, as a result, the terms of the business transaction may not be as advantageous to our public shareholders as they would have been absent any conflicts of interest.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the revenues and/or profitability of a target business or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who may be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry, geographic region, or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses which, even though these charges may be non-cash items and not have an immediate impact on our liquidity, could contribute to negative market perceptions about us or our ordinary shares. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt incurred in connection with or following our initial business transaction.

There is no limit on the total amount of out-of-pocket expenses that may be incurred by our officers and directors in connection with identifying and investigating possible target businesses and business transactions.

We will reimburse our officers and directors for any reasonable out-of-pocket expenses incurred by them in connection with identifying and investigating possible target businesses and business transactions. There is no limit on the total amount of out-of-pocket expenses reimbursable by us, provided that members of our management team will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account of $800,000 and interest income on the trust account balance, net of taxes payable on such interest, that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements, unless a business transaction is consummated. Additionally, there will be no review of the reasonableness of the expenses other than by our audit committee and, in some cases, by our board of directors, in certain instances, or if such reimbursement is challenged, by a court of competent jurisdiction. As out-of-pocket expenses incurred by our officers and directors will not be subject to any dollar limit or any review of the reasonableness of such expenses other than by our audit committee or our board of directors, the aggregate business expenses incurred by our officers and directors in connection with investigating and selecting possible target businesses may be greater than if such expenses were subject to a more extensive review, which would reduce the amount of working capital available to us for a business transaction. In addition, if such out-of-pocket expenses exceed the available funds held outside of the trust and the interest income that may be released to us as described above, our members of management will not be reimbursed for such excess unless we consummate a business transaction. As described in more detail below, this may create a conflict of interest for members of our management in determining whether a particular target business is appropriate for a business transaction and in the public shareholders’ best interest.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business transaction.

Our officers and directors are not required to commit any specified amount of time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business transaction. All of our executive officers and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business transaction. We cannot assure you that these conflicts will be resolved in our favor.

Members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as other entities with which they are or may become affiliated or have a relationship and, as a result, may have conflicts of interest that may adversely affect us.

Due to affiliations with other companies and enterprises, members of our management team may have contractual and fiduciary obligations to present potential business opportunities to entities and enterprises with which they are affiliated or otherwise have a relationship with prior to presenting them to us which could cause conflicts of interest. Additionally, our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  For a discussion of our management team’s and our directors’ past, current and existing affiliations and potential conflicts of interest that you should be aware of, see “Management – Directors and Executive Officers,” “Management – Conflicts of Interest” and “Transactions With Related Persons.”  We cannot assure you that any conflicts of interest will be resolved in our favor, and a potential target business may be presented to another entity prior to its presentation to us (if at all).

Our long-term success will likely be dependent upon a yet to be identified management team which you will not be able to fully evaluate prior to purchasing our units.

Our ability to successfully effect a business transaction is dependent upon the efforts of our management team. The future role of our management team in any acquired business or businesses, however, cannot presently be ascertained. Although it is possible that one or more of our officers and directors, including Mr. Ziegler, will remain associated in some capacity with any acquired business or businesses following a business transaction (potentially as officers, directors or consultants), it is likely that the management team of the acquired business or businesses at the time of the business transaction will remain in place given that it is possible that they will have greater knowledge, experience and expertise than our management team in the industry sector and geographic region in which the acquired business or businesses operate as well as in managing the acquired business or businesses. Thus, even though one or more of our officers and directors may continue to be associated with us after a business transaction, it is likely that we will be dependent upon a yet to be identified management team for our long-term success. As a result, you will not be able to fully evaluate the management team that we will likely be dependent upon for our long-term success prior to purchasing our units in this offering. Although we intend to closely scrutinize the management team of a prospective target business in connection with evaluating the desirability of effecting a business transaction, we cannot assure you that our assessment of the management team will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company and the securities laws, which could increase the time and resources we must expend to assist them in becoming familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our operations.

Our officers and directors may negotiate employment or consulting agreements with a target business in connection with a particular business transaction. These agreements may provide for them or their related parties to receive compensation following a business transaction and as a result, may cause them to have conflicts of interest in determining whether a particular business transaction is the most advantageous.

After the consummation of a business transaction, our officers and directors may remain associated in some capacity with the acquired business or businesses if they are able to negotiate employment or consulting agreements in connection with the business transaction. Such negotiations may, and most likely would, take place simultaneously with the negotiation of the business transaction and could provide for such individuals or their related parties to receive compensation in the form of cash payments and/or our securities for services they would render to the acquired business or businesses after the consummation of the business transaction. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

We may in the future hire consultants or advisors on a contingent basis, who would only receive payment in the event a business transaction occurred and, therefore, they might be viewed as having an interest in such business transaction occurring.

We may in the future hire consultants or advisors to assist us with our search for a target business or businesses or otherwise advise us in connection with our initial business transaction and any compensation payable to such persons may be contingent upon the closing of our initial business transaction. As a result, such consultants and advisors who provide advice to us would only receive compensation if a business transaction occurred and therefore they might be viewed as having an interest in such business transaction occurring that is different from, or conflicts with, the interests of our public shareholders.

Our officers and directors beneficially own initial ordinary shares and insider warrants issued prior to the offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business transaction.

Our initial shareholders own ordinary shares that were issued prior to this offering. Additionally, our management team will purchase all of the insider warrants on a private placement basis on or before the consummation of this offering. Our management team will not be able to exercise their insider warrants if investors in this offering are not able to exercise their warrants. The insider warrants are identical to the warrants included in the units sold in this offering, except that the insider warrants: are subject to transfer restrictions; are non-redeemable by us so long as they are held by our management team or their permitted transferees; and may be exercised by our management team or their permitted transferees on a cashless basis. Our initial shareholders have waived their right to receive distributions with respect to their initial ordinary shares upon our liquidation if we are unable to consummate a business transaction. Accordingly, the ordinary shares acquired prior to this offering, as well as the insider warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business transaction. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business transaction. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business transaction are appropriate and in our shareholders’ best interest.

Unless we complete a business transaction, members of our management team will not receive reimbursement for any out-of-pocket expenses they incur if such expenses exceed the available funds held outside of the trust and the interest income that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements. Therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for a business transaction and in the public shareholders’ best interest.

Members of our management team will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the $800,000 held outside of the trust account and interest income on the trust account balance, net of taxes payable on such interest that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements. Members of our management team may, as part of our initial business transaction, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our management team to view such potential business transaction unfavorably, thereby resulting in a conflict of interest. The financial interests of members of our management team could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business transaction is in the shareholders’ best interest.

If our securities are initially listed on the Nasdaq Global Market, it may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be initially listed on the Nasdaq Global Market, a national securities exchange, upon consummation of this offering. However, we cannot assure you of this or that our securities will continue to be listed on the Nasdaq Global Market in the future. Additionally, in connection with our business transaction, the Nasdaq Global Market will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the Nasdaq Global Market delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a reduced liquidity with respect to our securities;

•
a determination that our ordinary shares is a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The exercise price for the public warrants is higher than in similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the warrants is higher than is typical in similar blank check companies.  Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the IPO.  The exercise price for our public warrants is $11.50 per share.  As a result, the warrants are less likely to ever be in the money and more likely to expire worthless.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

We may redeem the outstanding warrants (excluding the insider warrants held by our management team or their permitted assigns) issued as a part of our units at any time after the warrants become exercisable, in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days prior written notice of redemption, and if, and only if, the last sales price of our ordinary shares equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the ordinary shares issuable upon the exercise of the warrants and a current prospectus relating to such ordinary shares is available.

It can be advantageous for us to redeem the warrants if the market price of our ordinary shares reaches $17.50 per share for the necessary trading period, since doing so would allow us to decrease the dilutive effect of the warrants. Redemption of the warrants could force the warrant holders to exercise the warrants, whether by paying the exercise price in cash or through a cashless exercise at a time when it may be disadvantageous for the holders to do so, to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse to us.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis after we call the warrants for redemption or if there is no effective registration statement covering the ordinary shares issuable upon exercise of these warrants will cause holders to receive fewer ordinary shares upon their exercise of the warrants than they would have received had they been able to pay the exercise price of their warrants in cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.”  “Cashless exercise” means the warrant holder pays the exercise price by giving up some of the ordinary shares for which the warrant is being exercised, with those ordinary shares valued at the then current market price.  Accordingly, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the average last sales price of our ordinary shares for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants.  For example, if the holder is exercising 875 public warrants at $11.50 per share through a cashless exercise when the ordinary shares have a fair market value per share of $17.50 per share, then upon the cashless exercise, the holder will receive 300 ordinary shares.  The holder would have received 875 ordinary shares if the exercise price was paid in cash.  In addition, in the event a registration statement covering the ordinary shares issuable upon exercise of the warrant is not effective within a specified period following the consummation of our initial business transaction, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.  For purposes of calculating the number of ordinary shares issuable upon such cashless exercise, the “fair market value” of warrants shall be calculated using the volume weighted average sale price of the ordinary shares for the 10 trading days ending on the trading day prior to the date on which notice of exercise is received by the warrant agent.  If our management chooses to require holders to exercise their warrants on a cashless basis or if holders elect to do so when there is no effective registration statement, the number of ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrantholder will hold a smaller number of ordinary shares upon a cashless exercise of the warrants they hold.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of two-thirds of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.  The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least two-thirds of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.   Accordingly, we may amend the terms of the warrants in an adverse way to a holder if holders of at least two-thirds of the then outstanding public warrants approve of such amendment.

The ability of a larger number of our shareholders to exercise redemption rights may not allow us to consummate the most desirable business transaction or optimize our capital structure.

If our business transaction requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public shareholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business transaction in case a larger percentage of shareholders exercise their redemption rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business transaction available to us.

Even if holders of less than 92% of our public shares elect to exercise their redemption rights, we may be unable to consummate a business transaction.

Although we permit holders of no more than 92% of our public shares to exercise their redemption rights, a potential target may make it a closing condition to our business transaction that we exceed a certain minimum net asset valuation at the time of closing.  If the number of our public shareholders electing to exercise their redemption rights would have the effect of reducing the amount of money available to us to consummate a business transaction below such minimum net asset valuation, we would not be able to consummate our business transaction.

If we seek shareholder approval of our initial business transaction, public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a ‘‘group’’ with, may be restricted from voting or redeeming more than 10% of the ordinary shares sold in this offering.

Our articles of association, as amended, provide that a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ (as defined under Section 13 of the Exchange Act), will be restricted from voting or redeeming their ordinary shares in connection with our initial business transaction with respect to more than an aggregate of 10% of the ordinary shares sold in this offering under certain circumstances.  Solely if we seek shareholder approval of our initial business transaction and we conduct redemptions in connection with our business transaction subject to the U.S. domestic issuer rules in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules as a result of the loss of our FPI status, any individual shareholder or “group” will be restricted from redeeming public shares in connection with our initial business transaction in excess of an aggregate of 10% of the public shares.   Solely if we seek shareholder approval of our initial business transaction, regardless of how we conduct the redemptions in connection with our initial business transaction, any individual shareholder or “group” will be restricted from voting public shares in connection with our initial business transaction in excess of an aggregate of 10% of the public shares.  Accordingly, if you purchase more than 10% of the public shares, you will not be able to vote with respect to the full amount of your shares in connection with a shareholder vote on a proposed business transaction and you will not be able to exercise your redemption rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business transaction or that the market price of the ordinary shares will exceed the per-share redemption price.

Tendering stock certificates in connection with a tender offer or redemption rights may result in increased costs to our shareholders.

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their ordinary shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business transaction in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business transaction will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business transaction if we distribute proxy materials, as applicable, to tender his ordinary shares if he wishes to seek to exercise his redemption rights.  Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of the public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred, in connection with a proxy solicitation, regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the shareholders meeting. The need to deliver shares is a requirement of properly exercising redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event we require shareholders seeking to exercise redemption rights to deliver their shares prior to the consummation of the proposed business transaction and the proposed business transactions is not consummated (and therefore we would not be obligated to pay cash in connection with the tendered shares), this may result in an increased cost to those shareholders.

The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect redemption rights in connection with a blank check company’s business transaction, the company would distribute proxy materials for the shareholders’ vote on an initial business transaction, and a holder could simply vote against a proposed business transaction and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business transaction was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business transaction during which he could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become a “redemption” right surviving past the consummation of the business transaction until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business transaction is approved.

Any request to redeem such shares once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the shareholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of public shares delivers certificates in connection with the exercise of redemption rights and subsequently decides prior to the applicable date not to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares properly exercising their redemption rights, in connection with a proxy solicitation, will be distributed promptly after the completion of a business transaction, and in connection with a tender offer, will be distributed promptly after the completion of tender offer.

Solely if we seek shareholder approval of our initial business transaction and we conduct redemptions in connection with our business transaction subject to the U.S. domestic issuer rules in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules as a result of the loss of our FPI status, and the proposed business transaction is not approved or consummated for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders who elected to redeem their shares.

If the initial proposed business transaction is not consummated, we may continue to try to consummate a business transaction with the same or a different target until 21 months from the date of this prospectus. If the initial business transaction is not completed for any reason, then public shareholders who properly exercised their redemption rights would not be entitled to redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account.  In such case, if we have required public shareholders to tender their certificates, we will promptly return such certificates to the tendering public shareholder. Public shareholders will only be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account in connection with the proper exercise of redemption rights in the event that an initial business transaction is consummated within 21 months from the date of this prospectus.  If the proposed business transaction is not consummated, then a shareholder’s election to exercise its redemption rights will not be honored, and such redemption will not be entitled to a cash payment, even if such redemption right was properly exercised.

If we require public shareholders who wish to redeem their shares in connection with a proposed business transaction to comply with specific requirements for redemption, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business transaction is not approved.

If we require public shareholders who wish to redeem their shares in connection with the proposed business transaction to comply with specific requirements for redemption and such proposed business transaction is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our ordinary shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

Our initial shareholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

Upon consummation of our offering (and prior to the exercise of any warrants), our initial shareholders will collectively own 25% of our issued and outstanding ordinary shares (assuming none of them purchase units in this offering). We may consummate an initial business transaction before there is an annual meeting of shareholders to elect new directors, in which case all of the current directors will continue in office at least until the consummation of our initial business transaction. If there is an annual meeting, as a consequence of our staggered board of directors, only a minority of the board of directors will be considered for election, and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial shareholders will continue to exert control at least until the consummation of a business transaction. While our initial shareholders do not currently intend to purchase any of our securities in the aftermarket, neither our initial shareholders nor any of their affiliates are prohibited from doing so. Our initial shareholders have not established specific criteria that would trigger their purchases of our securities, and they would likely consider a wide variety of factors in determining whether to purchase any of our securities, including whether they believe that such securities are undervalued. Our initial shareholders are not restricted as to the price and could pay a premium to purchase additional securities.  If they were to make any such purchases, our initial shareholders will have a greater influence on matters requiring shareholder approval, including the vote taken in connection with a business transaction. Additional purchases by our initial shareholders would (i) increase the likelihood of satisfaction of the requirement that less than 92% of ordinary shares sold in this offering demand to redeem their shares and (ii) increase the likelihood of obtaining shareholder approval of the business transaction. This may result in the consummation of a business transaction that may not otherwise have been possible. To the extent that our initial shareholders or their affiliates purchase ordinary shares in the aftermarket, or otherwise purchase ordinary shares, such purchases may have an impact on the market price of our ordinary shares. Investors should note that all of our initial shareholders own ordinary shares and our management owns insider warrants which will become worthless if we do not consummate a business transaction and, accordingly, they have an interest in causing a business transaction to be consummated that is different from our other shareholders.  There are also potential conflicts which may arise from the fact that our initial shareholders have a lower cost basis in their investment, which will allow them to profit from a business transaction even though such business transaction may be unprofitable for public shareholders.

Our initial shareholders paid an aggregate of $25,000 in cash in a private placement, for their initial ordinary shares, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share of our ordinary shares (allocating the entire unit purchase price to the ordinary shares and none to the warrant included in the unit) and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to the investors in this offering. Our initial shareholders acquired their initial ordinary shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering (assuming the over-allotment option is not exercised), you and the other new investors will incur an immediate and substantial dilution of approximately 81.6% or $8.16 per share (the difference between the pro forma net tangible book value per share of $1.84, and the initial offering price of $10.00 per unit). There are also potential conflicts which may arise from the fact that our initial shareholders have a lower cost basis in their investment, which will allow them to profit from a business transaction even though such business transaction may be unprofitable for public shareholders.

Our outstanding warrants may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect a business transaction.

We will be issuing warrants to purchase 8,000,000 ordinary shares as part of the units offered by this prospectus and will also issue the insider warrants to purchase 9,200,000 ordinary shares.  We will also issue an option to purchase 800,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 800,000 ordinary shares and 800,000 warrants. To the extent we issue ordinary shares to effect a business transaction, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. This is because such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business transaction. Accordingly, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

The grant of registration rights to our initial shareholders may make it more difficult to complete our initial business transaction, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial shareholders and their permitted transferees can demand that we register the initial ordinary shares and the insider warrants, and the ordinary shares issuable upon exercise of the insider warrants. The registration rights will be exercisable with respect to the initial ordinary shares and the insider warrants and the ordinary shares issuable upon exercise of such insider warrants at any time commencing upon the date that such shares are released from escrow. We will bear the cost of registering these securities. If such persons exercise their registration rights in full, there will be an additional 2,666,667 ordinary shares (assuming no exercise of the underwriters’ over-allotment option) and up to 9,200,000 ordinary shares issuable on exercise of the insider warrants eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of the registration rights may make our initial business transaction more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our ordinary shares that is expected when the securities owned by our initial shareholders are registered.

If we are deemed to be an investment company, we may be required to satisfy burdensome compliance requirements and our activities may be restricted, which may make it more difficult for us to complete a business transaction.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we will be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust will be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business transaction, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

each of which may make it difficult for us to complete a business transaction.

In addition, we may have imposed upon us certain burdensome compliance requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Because we are not required to seek an independent valuation as to the fair market value of a target business, our board of directors may not accurately determine the fair market value of a target business, and as a result we may pay more than what the target business is actually worth.

We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.  Unless we consummate a business transaction with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our shareholders. The fair market value of a target business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, book value and, where appropriate, upon the advice of appraisers or other professional consultants.  If an independent valuation is not obtained, our shareholders will be relying on the judgment or our board of directors. If we consummate an initial business transaction with an affiliated entity, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA or a body of equivalent status in a non-US jurisdiction with respect to the satisfaction of such criterion. If our board of directors, or any investment banking firm or other expert upon whose opinion our board may rely, overestimates the fair market value of a company that we acquire, then the value of our securities could be adversely affected.

The determination of the terms of this offering was more arbitrary than would typically be the case if we were an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units, the terms of the warrants, the size of this offering and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us. In determining the terms of this offering, our management considered a number of factors, including:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of similar blank check companies or blank check companies having many of the same features as our company;

•	our prospects for acquiring one or more businesses at attractive values given the restrictions placed on our company and other similar blank check companies;

•	practical issues such as trying to remain below the size at which we will be competing directly with large private equity firms and underwriters for target businesses;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering and the anticipated reception of the securities markets to this offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of the terms of this offering was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete a business transaction may prove to be inaccurate, in which case we may not have sufficient funds to consummate a business transaction and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a target business having a fair market value of at least 80% of the value of our trust account.

Assuming we acquire a target business with operations outside of the United States, economic, political, social and other factors of the country or geographic region where the target business operates may adversely affect our ability to achieve our business objective.

As we are seeking to acquire a target business that has its primary operations located in the Commonwealth of Australia, our ability to achieve our business objective may be adversely affected by economic, political, social and religious factors affecting the Commonwealth of Australia. The economy of such country or geographic region may differ favorably or unfavorably from the U.S. economy in such respects as the level of economic development, the amount of governmental involvement, the growth rate of its gross domestic product, the allocation of resources, the control of foreign exchange, the rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. These differences may adversely affect our ability to acquire one or more businesses with operations outside the United States. Additionally, changes in a country’s laws or regulations or political conditions may also impact our ability to acquire a foreign target business.

One or more countries where the target business operates may have corporate disclosure, governance and regulatory requirements that are different from those in the United States, which may make it more difficult or complex to consummate a business transaction.

Companies in other countries are subject to accounting, auditing, regulatory and financial standards and requirements that differ, in some cases significantly, from those applicable to public companies in the United States, which may make it more difficult or complex to consummate a business transaction. In particular, the assets and profits appearing on the financial statements of a company located outside the United States may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. generally accepted accounting principles. There may be substantially less publicly available information about companies located outside the United States than there is about United States companies. Moreover, companies in other countries may not be subject to the same degree of regulation as are United States companies with respect to such matters as insider trading rules, tender offer regulation, shareholder proxy requirements and the timely disclosure of information.

Legal principles relating to corporate affairs and the validity of corporate procedures, directors’ fiduciary duties and liabilities and shareholders’ rights for companies located outside the United States may differ from those that may apply in the United States, which may make the consummation of a business transaction with such companies located outside of the United States more difficult. We therefore may have more difficulty in achieving our business objective.

Exchange controls that exist in certain countries may limit our ability to utilize our cash flow effectively following a business transaction.

Assuming we effect a business transaction with a target business that operates in one or more countries outside of the United States, we may become subject to rules and regulations on currency conversion that are in effect in certain countries. Such rules and regulations impose restrictions on conversion of local currency into foreign currencies with respect to entities with foreign equity holdings in excess of a certain level. Such restrictions on currency exchanges may limit our ability to use our cash flow for any distribution of dividends to our shareholders or to fund operations we may have outside of the country where the target business is located.

Returns on investment in companies with operations outside the United States may be decreased by withholding and other taxes.

Assuming we effect a business transaction with a target business that operates in one or more countries outside of the United States, our investments in certain countries may incur tax risk, and income that might otherwise not be subject to withholding of local income tax under normal international conventions may be subject to withholding in such countries. Any withholding taxes paid by us on income from our investments in other countries may or may not be creditable on our income tax returns. We intend to avail ourselves of income tax treaties that are in place to seek to minimize any withholding tax or local tax otherwise imposed in other countries. However, there is no assurance that the local tax authorities will recognize application of such treaties to achieve a minimization of local tax. We may also elect to create foreign subsidiaries to effect the business transactions to attempt to limit the potential tax consequences of a business transaction, however there is no assurance that we will be successful in this regard.

Assuming we effect a business transaction with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

Assuming we effect a business transaction with a company located outside of the United States, we would be subject to risks associated with companies operating in the target business’s home jurisdiction. The additional risks we may be exposed to include but are not limited to the following:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	governmental activities that limit or disrupt markets, restrict payments, or limit the movement of funds;

•	governmental activities that may result in the deprivation of contract rights;

•	governmental activities that may result in the inability to obtain or retain licenses required for operation;

•	currency fluctuations, devaluations, and conversion restrictions;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	inflation;

•	expropriation and nationalization of our assets in that country;

•	political and economic instability;

•	natural disasters, including those related to earthquakes and flooding; and

•	crimes, strikes, riots, civil disturbances, terrorist attacks and wars.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our assets, operations, or profitability might suffer.

International and political events could adversely affect our results of operations and financial condition.

We may enter into an initial business transaction with a non-U.S. entity and, accordingly, a significant portion of our post business transaction revenue may be derived from non-U.S. operations, which exposes us to risks inherent in doing business in each of the countries in which we transact business. The occurrence of any of the risks described below could have a material adverse effect on our results of operations and financial condition.

The representative of the underwriters in this offering will not make a market for our securities which could adversely affect the liquidity and price of our securities.

Cohen & Company Capital Markets, LLC, the representative of the underwriters in this offering, does not make markets in securities and will not be making a market in our securities. However, we believe certain broker-dealers other than Cohen & Company Capital Markets, LLC will be making a market in our securities. Cohen & Company Capital Markets, LLC’s not acting as a market maker for our securities may adversely impact the liquidity of our securities.

There are risks associated with our underwriter’s lack of recent experience in public offerings.

Although certain principals of Cohen & Company Capital Markets, LLC have extensive experience in securities offerings, Cohen & Company Capital Markets, LLC itself has only acted as an underwriter in one public offering. This lack of experience may have an adverse effect on this offering.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 20-F for the year ending  2012. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our ordinary shares.

If we effect a business transaction with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

We do not intend to focus our search on target businesses located in the United States. Accordingly, it is likely that we will effect a business transaction with a company located outside of the United States. As such, the laws of the country in which such company operates will govern most, if not all, of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some or all of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

We may become subject to taxation in the Cayman Islands which would negatively affect our results.

Under current Cayman Islands law, we are not obligated to pay any taxes in the Cayman Islands on either income or capital gains. We have applied to the Governor-in-Cabinet of the Cayman Islands and have been granted an exemption from the imposition of any such tax on us for 20 years from August 17, 2010. We cannot be assured that after such date we would not be subject to any such tax. If we were to become subject to taxation in the Cayman Islands, our financial condition and results of operations could be significantly and negatively affected. See “Taxation – Cayman Islands Taxation.”

If we are treated as a “passive foreign investment company,” it could have adverse U.S. federal income tax consequences to U.S. holders.

If we are determined to be a passive foreign investment company, known as a “PFIC,” U.S. holders could be subject to adverse United States federal income tax consequences. Specifically, if we are determined to be a PFIC for any taxable year, each U.S. holder may be subject to increased tax liabilities under U.S. tax laws and regulations and will be subject to additional reporting requirements. The determination of whether we are a PFIC will be made on an annual basis and will depend on the composition of our income and assets, including goodwill. The calculation of goodwill will be based, in part, on the market value of our ordinary shares from time to time, which may be volatile. In general, we will be classified as a PFIC for any taxable year in which either (1) at least 75% of our gross income is passive income or (2) at least 50% of the value (determined on the basis of a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income. For purposes of these tests, cash, including working capital, and investments are considered assets that produce or are held for the production of passive income. If a corporation would otherwise be a PFIC in its start-up year (defined as the first taxable year such corporation earns gross income), it is not treated as a PFIC in that taxable year, provided that: (i) no predecessor corporation was a PFIC; (ii) it is established to the Internal Revenue Service’s satisfaction that the corporation will not be a PFIC in either of the two succeeding taxable years; and (iii) the corporation is not, in fact, a PFIC for either succeeding taxable year.

Certain elections may sometimes be used to reduce the adverse impact of the PFIC rules.  These elections may not be available to U.S. holders. If these elections are available and are made, they may result in a current U.S. federal tax liability prior to any distribution or the disposition of the ordinary shares, and without the assurance of a U.S. holder receiving an equivalent amount of income or gain from a distribution or disposition.

We cannot assure you that we will not be treated as a PFIC for U.S. federal income tax purposes. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules.

If you acquire more than 10% of our ordinary shares, the controlled foreign corporation rules may apply to you.

Each “United States shareholder” of a “controlled foreign corporation” (“CFC”) who owns ordinary shares in the CFC on the last day of the CFC’s taxable year must generally include in its gross income for United States federal income tax purposes its pro rata share of the CFC’s “subpart F income,” even if the subpart F income is not distributed. For these purposes, any U.S. person who owns, directly or indirectly through foreign persons, or is considered to own under applicable constructive ownership rules of the Code (including by holding a security convertible into or exchangeable for ordinary shares), 10% or more of the total combined voting power of all classes of stock of a foreign corporation will be considered to be a “United States shareholder.” In general, we will be treated as a CFC only if such “United States shareholders” collectively own more than 50% of our total combined voting power or total value of our ordinary shares for an uninterrupted period of 30 days or more during the tax year. U.S. persons who might, directly or through attribution, acquire 10% or more of our shares should consult their own tax advisors regarding the possible application of the CFC rules.

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption or liquidation price per share may be greater than an investor’s initial tax basis in our ordinary shares.

While we intend to take a contrary position, there is a risk that an investor’s entitlement to receive payments in excess of the investors’ initial tax basis in our ordinary shares (see “Taxation – United States Federal

Income Taxation – Redemption of Ordinary Shares”) upon exercise of the investor’s redemption right or upon our liquidation could result in constructive income to the investor, which could affect the timing and character of income recognition and result in a U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our units.

Risks Associated with Targeted Geographic Region and Industry Sectors

We believe that Australia and businesses in the industry sectors involving mining, financial services and media, entertainment and leisure (“the targeted industry sectors”) are subject to risks. We may also focus on other geographic regions or industries if we believe those regions or industries are able to provide attractive financial returns. Any information regarding Australia and the targeted industry sectors that is included in this prospectus may be irrelevant if we decide to consider a target business or businesses outside of the targeted industry sectors.

Any devaluation of the Australian dollar could negatively impact our target business’ results of operations and any appreciation thereof could cause the cost of a target business as measured in dollars to increase.

Because we expect to focus our efforts in identifying an initial business transaction with a target business located in Australia, and because substantially all revenues and income following a business transaction would be received in a foreign currency, the United States dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Australian dollar. To the extent that we need to convert United States dollars into the Australian dollars for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert the Australian dollars into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Australian dollar we convert would be reduced. As of November 8, 2010 the exchange rate of one Australian dollar was 0.984295 United States dollars.

Australia’s economic dependency on the economies of Asia, Europe and the United States as key trading partners may adversely impact our ability to achieve our business objectives if negative changes occur in any of these economies.

Certain Asian economies have experienced over-extension of credit, currency devaluations and restrictions, rising unemployment, decreased exports and economic recessions.  Economic events in any one country may have a significant effect on the entire Asian region as well as on major trading partners outside of Asia and any adverse event in Asian markets may have a significant adverse effect on the Australian economy.

In addition, most developed countries in Western Europe are members of the European Union and the Economic and Monetary Union of the European Union (the “EMU”).  The EMU requires compliance with restriction on inflation rates, deficits, interest rates, debt levels and fiscal and monetary controls, each of which may significantly affect every country in Europe.  Decreasing imports or exports, changes in governmental regulations on trade, changes in the exchange rate of the euro and recessions among EU members may have a significant adverse effect on the entire European region as well as on major trading partners outside Europe and any adverse event in the European markets may have a significant adverse effect on the Australian economy.

The United States is Australia’s largest investment partner.  Any downturn in U.S. economic activity may have an adverse effect on Australian exports.

For the reasons stated above, any reduction in spending by any of these economies on Australian products and services or negative changes in any of these economies may cause an adverse impact on the Australian economy and adversely affect our ability to achieve our business objectives.

Australia’s susceptibility to fluctuations in the commodity markets may adversely affect our ability to achieve our business objectives.

The mining sector accounts for a significant portion of Australia’s exports.  Therefore, Australia’s economy is susceptible to fluctuations in the commodity markets and, in particular, in the price of and demand for natural resources.  Any negative changes in these markets could have an adverse impact on the Australian economy and adversely affect our ability to achieve our business objectives.

The speculative nature of certain segments of the targeted industry sectors may result in our inability to produce products or services; or, having produced products or services, they fail to receive sufficient market acceptance for us to be successful.

Certain segments of the targeted industry sectors are highly speculative and historically have involved a substantial degree of risk.  For example, in the mining sector, the exploration for, and production of, minerals is highly speculative and involves risks different from, and in some instances greater than, risks encountered by companies in other industries.  Many exploration programs do not result in the discovery of any minerals, and any minerals discovered may not be of sufficient quantity or quality.  Simply discovering promising mineralization may not warrant production because the minerals may be difficult or impossible to extract or mine on a profitable basis, if at all.  Profitability of any extraction and mining we may conduct will involve a number of factors, including, but not limited to, the ability to obtain all required permits, costs of bringing the property into production, the construction of adequate production facilities, the availability and costs of financing, keeping ongoing costs of production at economic levels, and market prices for the minerals to be mined staying above production costs.  Further, even if a company is able to extract minerals on a profitable basis, it could take months or even years from the time that it commences such extraction to the time that it is able to sell such minerals.  Accordingly, for a business in the mining sector, no assurance is possible that any target business we may acquire in the future will own properties that contain deposits of minerals that will be profitable to extract or mine.

For another example, in the media, entertainment and leisure sector, the success of a particular film, video game, program or recreational attraction depends upon unpredictable and changing factors, including the success of promotional efforts, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, public acceptance and other tangible and intangible factors, many of which are beyond our control.

If we complete a business transaction with a target business in either of these industry segments, we may be unable to produce products or services, or, having been successful in producing the same, they may fail to receive sufficient market acceptance for us to be successful.

Changes in technology may reduce the demand for the products or services we may offer following a business transaction.

Certain segments of the targeted industry sectors are substantially affected by rapid and significant changes in technology; this is especially so with respect to financial services. These changes may reduce the demand for certain existing services and technologies used in these industries or render them obsolete. We cannot assure you that the technologies used by or relied upon or produced by a target business with which we effect a business transaction will not be subject to such occurrence. While we may attempt to adapt and apply the services provided by the target business to newer technologies and changed physical or commercial operating environments, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

If following a business transaction, the products or services that we market or sell are not accepted by the public, our profits may decline.

Certain segments of the targeted industry sectors are dependent on developing and marketing new products and services that respond to competitive, regulatory and/or technological developments and changing demand requirements from intermediate and end users. This is especially true of certain segments of the financial services sector.  We cannot assure you that the products and services of a target business with which we effect a business transaction will gain or maintain market acceptance. Any significant delay or failure in developing new or enhanced product and service offerings, including new technology, could result in a loss of actual or potential market share and a decrease in revenues, profitability and asset values.

If we are unable to protect our patents, trademarks, copyrights and other intellectual property rights following a business transaction, competitors may be able to use our technology or intellectual property rights, which could weaken our competitive position.

If we are successful in acquiring a target business and the target business is dependent on patents, trademarks, copyrights and other intellectual property, our success will depend in part on our ability to obtain and enforce intellectual property rights for those assets, either in the country where the target business is established or has operations and in other countries. In those circumstances, we may file applications for patents, copyrights and trademarks as our management deems appropriate. We cannot assure you that these applications, if filed, will be approved, or that we will have the financial and other resources necessary to enforce our proprietary rights against infringement by others. Additionally, we cannot assure you that any patent, trademark or copyright obtained by us will not be challenged, invalidated or circumvented. This risk is especially apparent in the media sector.

If we are alleged to have infringed on the intellectual property or other rights of third parties it could subject us to significant liability for damages and invalidation of our proprietary rights.

If, following a business transaction, third parties allege that we have infringed on their intellectual property rights, privacy rights or publicity rights, we could become a party to litigation. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidation of our proprietary rights and/or restrict our ability to profitably undertake our business.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a transaction with one or more target businesses;

•	the reduction of the proceeds held in the trust account due to third party claims;

•	conflicts of interest of our officers and directors;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business transaction;

•
management team allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business transaction, as a result of which they would then receive expense reimbursements;

•	potential inability to obtain additional financing to complete a business transaction;

•	pool of prospective target businesses;

•	potential change in control if we acquire one or more target businesses for stock;

•	public securities’ limited liquidity and trading;

•	failure to list or delisting of our securities from the Nasdaq Global Market or an inability to have our securities listed on the Nasdaq Global Market following a business transaction;

•	risk of being classified as a PFIC;

•	use of proceeds not in trust or available to us from interest income on the trust account balance;

•	business and market outlook;

•	our FPI status;

•	financial performance following this offering; or

•	regulatory and operation risks associated with acquiring a target business.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of Proceeds

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From sale to the public in this offering	$80,000,000		$92,000,000
From private placement of insider warrants	4,600,000		4,600,000
Total gross proceeds	$84,600,000		$96,600,000

Offering expenses (1)
Underwriting discount (4.25% of gross proceeds from offering, 2.75% of which is payable at closing and excluding 1.5% which is payable upon consummation of a business transaction)	$2,200,000	(2)	$2,530,000	(2)
Legal fees and expenses	450,000		450,000
Printing expenses	65,000		65,000
Exchange filing and listing fee	70,000		70,000
Audit fees and expenses	100,000		100,000
SEC registration fee	15,615		15,615
FINRA filing fee	22,400		22,400
Miscellaneous expenses	76,985		76,985
Total offering expenses	$3,000,000		$3,330,000

Net proceeds before payment of deferred underwriting fees
Held in trust	$80,800,000		$92,470,000
Not held in trust	800,000		800,000
Total net proceeds	$81,600,000		$93,270,000

Use of net proceeds not held in trust and amounts available from interest income earned on the trust account (3) (4)
Due diligence (excluding accounting and legal due diligence) of prospective target(s)	300,000		300,000
Legal and accounting expenses attendant to the due diligence investigation, structuring and negotiation of a business transaction	300,000		300,000
Payment for office space and administrative and support services to Ziegler Asset Partners ($10,000 per month for up to 21 months)	210,000		210,000
Legal and accounting fees relating to SEC reporting obligations	75,000		75,000
Working capital to cover miscellaneous expenses (5)	115,000		115,000
Total	$1,000,000		$1,000,000

(1)
A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee and a portion of the legal and audit fees, have been paid from the funds we received from Ziegler Asset Partners Pty. Ltd. described below. These funds will be repaid out of the proceeds of this offering available to us

(2)
No discounts or commissions will be paid with respect to the purchase of the insider warrants.  For purposes of presentation, the underwriting discounts are reflected as the amount payable to the underwriters upon consummation of this offering. An additional $1.2 million (or approximately $1.4 million if the over-allotment option is exercised in full), all of which will be deposited in trust following the consummation of this offering, is payable to the representative of the underwriters only if and when we consummate a business transaction under certain circumstances.

(3)
These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business transaction based upon the level of complexity of such business transaction.  In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.

(4)
The amount of net proceeds from this offering not held in trust will remain constant at $800,000 even if the over-allotment is exercised.  In addition, there can be released to us from the trust account, interest earned on the funds in the trust account  (i) to fund our expenses related to investigating and selecting a target business, negotiating an acquisition agreement and consummating such acquisition and our other working capital requirements and (ii) to pay any amounts we may need to pay our income or other tax obligations. We anticipate having approximately $200,000 (after payment of taxes owed on such interest income) available to us. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

(5)
The miscellaneous expenses may include deposits or down payments for a proposed initial business transaction, director and officer liability insurance premiums, brokers’ retainer fees, consulting fees, finders’ fees and fees payable to Continental Stock Transfer & Trust Company.

In addition to the offering of units by this prospectus, our management team has agreed to purchase warrants exercisable for 9,200,000 ordinary shares at a purchase price of $0.50 per warrant in a private placement that will occur on or before the date of this prospectus. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from the sale of the insider warrants will be placed in the trust account described below.

Approximately $80.8 million (or approximately $92.5 million if the over-allotment option is exercised in full), of the net proceeds of this offering, will be placed in a trust account at J.P. Morgan Chase Bank N.A., which account will be maintained by Continental Stock Transfer & Trust Company, acting as trustee. This amount includes the deferred underwriting discounts and commissions of $1.2 million (or approximately $1.4 million if the over-allotment option is exercised in full), and the $4.6 million of net proceeds from the private placement in which our management team will purchase 9,200,000 insider warrants.  The representative of the underwriters has agreed that the deferred underwriting discounts and commission will not be paid unless and until we consummate a business transaction and have waived their right to receive such payment upon our liquidation if we are unable to complete a business transaction.  The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest income that may be released to us from time to time (i) to fund our expenses related to investigating and selecting a target business, negotiating an acquisition agreement and consummating such acquisition and our other working capital requirements and (ii) to pay our income or other tax obligations, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a business transaction or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business transaction. We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto.  Any remaining proceeds held in the trust account which are not used to consummate a business transaction will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the acquired business or businesses. Such working capital funds could be used in a variety of ways, including, without limitation, for maintenance or expansion of the operations of an acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our business transaction, to fund strategic acquisitions and for marketing, research and development of existing or new products, and the acquisition of assets for the business. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business transaction if the funds available to us outside of the trust account were insufficient to cover such expenses.

We have agreed to pay Ziegler Asset Partners, a monthly fee of $10,000 for office space and administrative and support services.  Ziegler Asset Partners is an affiliate of Mr. Ziegler, our chairman of the board and chief executive officer.  This arrangement is being agreed to by Peter Ziegler for our benefit and is not intended to provide Mr. Ziegler with compensation in lieu of a salary or other remuneration.  We believe, based on rents and fees for similar services in the Melbourne, Australia area, that the fee charged by Ziegler Asset Partners is at least as favorable as we could have obtained from any unaffiliated person.  This arrangement will terminate upon completion of a business transaction or the distribution of the trust account to our public shareholders.

No compensation of any kind, including finder’s, consulting or other similar fees, will be paid to any of our initial shareholders, officers and directors, or any of their affiliates, for any services rendered prior to or in connection with the consummation of a business transaction, other than the monthly fee of $10,000 for office space and administrative and support services referred to above, and repayment of a non-interest bearing loan and advances in the aggregate of $150,000 as of July 30, 2010 made by Ziegler Asset Partners Pty. Ltd., an affiliate of Mr. Ziegler, our chairman of the board and chief executive officer, which loan is due on the earlier of July 29, 2011 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses. However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business transactions as well as traveling to and from the offices, plants, sites, or similar locations of prospective target businesses to examine their operations to the extent funds are available from the $800,000 held out of trust or the interest income we are permitted to withdraw from the trust account.  Our audit committee will review and approve all reimbursements made to our initial shareholders, officers, directors or their affiliates to the extent that they are in excess of $150,000 in the aggregate in any fiscal quarter, and any reimbursements made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval. Such review will encompass an analysis of the corporate purposes advanced by such expenses and their reasonableness as compared to similar services or products that could have been procured from an independent third party source. There is no limit on the total amount of these out-of-pocket expenses reimbursable by us, and there will be no review of the reasonableness of the expenses other than by our audit committee and, in some cases, by our board of directors as described above, or if such reimbursement is challenged, by a court of competent jurisdiction. Reimbursement for such expenses will be paid by us out of the funds not held in trust. To the extent such out-of-pocket expenses exceed the available funds not held in trust and the interest income that may be released to us as described above, such out-of-pocket expenses will not be reimbursed by us unless we consummate a business transaction. Since the role of present management after a business transaction is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business transaction.

The net proceeds from this offering and the private placement available to us out of trust for our search for a business transaction will be $800,000.  In addition, interest earned on the funds held in the trust account, net of taxes payable on such interest, may be released to us from time to time upon our request to fund our expenses relating to investigating and selecting a target business, negotiating an acquisition agreement and consummating such acquisition and other working capital requirements. We intend to use these funds for director and officer liability insurance premiums, due diligence, legal, accounting and other expenses of structuring, negotiating and consummating business transactions, as well as for reimbursement of any out-of-pocket expenses incurred by our management team in connection with activities on our behalf as described above. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We believe that these funds will be sufficient to allow us to operate for the next 21 months, assuming that a business transaction is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We may request the release of such funds for a number of purposes that may not ultimately lead to a business transaction. For instance, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment with respect to a particular proposed business transaction, or enter into a letter of intent where we pay for the right to receive exclusivity from a target business or where we may be required to forfeit funds (whether as a result of our breach or otherwise). In any of these cases, or in other situations where we expend the funds available to us outside of the trust account for purposes that do not result in a business transaction, we may not have sufficient remaining funds to continue searching for, or to conduct due diligence with respect to, a target business, in which case we would be forced to obtain alternative financing or liquidate.

The allocation of net proceeds not held in trust and amounts available from the interest income earned on the trust account represents our best estimate of the intended uses of these funds. We do not expect to use such amounts for anything other than the purposes stated above. However, management may be required to pay a different amount than the amount indicated in the table above for legal, accounting and other expenses attendant to the due diligence investigation, structuring and negotiation of a business transaction, depending upon the level of complexity of such business transaction. The difference, if any, will be allocated to, or deducted from, our working capital.

To the extent we are unable to consummate a business transaction, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Mr. Ziegler, our Chairman of the Board and Chief Executive Officer, has agreed to advance us the funds necessary to complete such liquidation

(currently anticipated to be no more than approximately $25,000) and has agreed not to seek repayment of such expenses.

A public shareholder will be entitled to receive funds from the trust account, only in the event of our liquidation or if that public shareholder exercises their redemption rights in connection with the consummation of our initial business transaction. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Dilution

The difference between the public offering price per ordinary share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be converted into cash), by the number of outstanding ordinary shares.

At July 31, 2010, our net tangible book value was a deficiency of $(186,058), or approximately $(0.07) per ordinary share. After giving effect to the sale of 8,000,000 ordinary shares included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at July 31, 2010 would have been $3,306,668 or $1.84 per share, representing an immediate increase in net tangible book value of $1.91 per share to the initial shareholders and an immediate dilution of $8.16 per share or 81.6% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $74,335,990 less than it otherwise would have been because if we effect a business transaction, the redemption rights to the public shareholders (but not our initial shareholders ) may result in the redemption into cash of up to 92% (less one ordinary share) of the aggregate number of the ordinary shares sold in this offering at a per-share redemption price equal to the amount in the trust account (a portion of which is made up of $1.2 million in deferred underwriting discounts and commissions), exclusive of interest, divided by the number of ordinary shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price	$10.00
Net tangible book value before this offering	(0.07)
Increase attributable to new investors and private sales	1.91
Pro forma net tangible book value after this offering	1.84
Dilution to new investors	$8.16

The following table sets forth information with respect to our initial shareholders and the new investors:

	Shares Purchased			Total Consideration		Average Price
	Number		Percentage	Amount	Percentage	Per Share

Initial shareholders	2,666,667	(1)	25.00%	$25,000	0.03%	$0.01
New investors	8,000,000		75.00%	$80,000,000	99.97%	$10.00
Total	10,666,667		100.00%	$80,025,000	100.00%

(1)	Assumes no exercise of the over-allotment option and the resulting redemption of 400,000 initial ordinary shares held by our initial shareholders.

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and the private placement	$(186,058)
Net proceeds from this offering and the sale of the insider warrants (net of deferred underwriting discounts and commissions)	80,400,000
Offering costs paid in advance and excluded from net tangible book value before this offering and the sale of the insider warrants	207,643
Less: Proceeds held in trust subject to redemption into cash (1)	(74,335,990)	(2)
	$6,085,595
Denominator:
Ordinary shares outstanding prior to this offering (3)	2,666,667
Ordinary shares included in the units offered	8,000,000
Less: Shares subject to redemption	(7,359,999)	(2)
	3,306,668

(1)
Does not include the deferred underwriting discounts and commissions which may be distributed to public shareholders if they seek redemption of their shares upon consummation of a business transaction.

(2)	The computation of the shares subject to redemption and the proceeds held in trust subject to redemption into cash is as follows:

Net proceeds from the public offering and private placement of insider warrants deposited into trust account	$80,800,000
Divided by the number of shares issued in the public offering	8,000,000
Equals: Value per share of trust account attributable to the public offering shares	$10.10
Multiplied by the maximum number of shares subject to redemption (8,000,000 shares multiplied by 92% less one share)	7,359,999
Equals: Value of shares subject to redemption	$74,335,990

(3)	Assumes no exercise of the over-allotment option and the resulting redemption of 400,000 initial ordinary shares held by our initial shareholders.

Capitalization

The following table sets forth our capitalization at July 31, 2010 and as adjusted to give effect to the sale of our units and insider warrants, and the application of the estimated net proceeds derived from the sale of such securities:

	July 31, 2010
	Actual	As Adjusted(1)

Notes payable (2)	$150,000	$—
Total liabilities (3)	232,643	1,200,000
Ordinary shares, $0.001 par value, -0- and 7,359,999 shares which are subject to possible redemption, shares at redemption value (4)	—	74,335,990
Shareholders’ equity:	21,585	6,085,595
Preferred stock, $0.001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Ordinary shares, $0.001 par value, 49,000,000 shares authorized; 3,066,667 shares issued and outstanding, actual; 3,306,668 shares issued and outstanding (excluding 7,359,999 shares subject to possible redemption), as adjusted (5)	3,067	3,307
Additional paid-in capital	21,933	6,085,703
Deficit accumulated during the development stage	(3,415)	(3,415)
Total shareholders’ equity (deficit) (6)	21,585	6,085,595
Total capitalization	$254,228	$81,621,585

(1)	Includes the $4.6 million we will receive from the sale of the insider warrants.

(2)
The loan from Ziegler Asset Partners Pty. Ltd. is due at the earlier of July 29, 2011 or the consummation of this offering. The unpaid principal balance under this loan as of July 31, 2010 was $150,000.

(3)
Includes the deferred underwriting discounts and commissions of 1.5% of the gross proceeds or $1.2  million (or approximately $1.4 million if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the representative of the underwriters has agreed to defer until the consummation of our initial business transaction less amounts the representative has agreed to forego with respect to any units public shareholders have elected to redeem into cash pursuant to their redemption rights. See the section entitled “Underwriting – Commissions and Discounts.”  The “as adjusted” total liabilities assumes the representative will be owed the full amount of deferred underwriting discounts and commission deposited in the trust account.

(4)
The “as adjusted” ordinary shares, $0.001 par value, -0- and 7,359,999 shares (8,000,000 shares multiplied by 92% less one share) which are subject to possible redemption, shares at redemption value, was determined by multiplying the value per share of the trust account attributable to the public offering shares ($10.10) by the maximum number of ordinary shares subject to redemption.

(5)	Assumes the over-allotment option has not been exercised and an aggregate of 400,000 initial ordinary shares have been redeemed by us at minimal cost.

(6)	The “as adjusted” total shareholders’ equity (deficit) was determined by subtracting the value of the ordinary shares subject to possible redemption from the “as adjusted” working capital.

If we consummate a business transaction, the redemption rights afforded to our public shareholders (but not our initial shareholders) may result in the redemption into cash of up to 92% (less one ordinary share) of the aggregate number of shares sold in this offering, net of interest income (i) of accrued and reserved or released to us for working capital purposes or (ii) accrued and reserved or released to us to pay our income or other tax obligations, as of two business days prior to the proposed consummation of a business transaction.

Management’s Discussion and Analysis of
Financial Condition and Results of Operation

Overview

We are a newly-formed blank check company organized under the laws of the Cayman Islands on July 29, 2010 as an exempted company with limited liability. Exempted companies are Cayman Islands companies intending to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. As an exempted company, we expect to receive a tax exemption undertaking from the Cayman Islands government providing an exemption for a period of 20 years if such direct taxation were ever introduced in the Cayman Islands by the Cayman Islands government.  We were formed for the purpose of acquiring or acquiring control of one or more operating businesses or assets that we have not yet identified through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business transaction.  We are not limited to a particular industry or geographic region for purposes of consummating an initial business transaction. Notwithstanding, we intend to focus on operating businesses that have their primary operations located in the Commonwealth of Australia. We believe the following sectors, among others, offer value creation opportunities: mining, financial services and media, entertainment and leisure. Of these industry sectors, we will focus on those that we believe are capable of providing attractive financial returns.  We may also focus on other geographic regions or industries if we believe that those regions or industries are better able to provide these attractive financial returns. We have not established specific criteria that would trigger our consideration of businesses outside of the Commonwealth of Australia or the above industry sectors.  Our initial business transaction must be with one or more target businesses having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into such initial business transaction.  We do not have any specific business transaction under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. To date, our efforts have been limited to organizational activities and activities relating to this offering.

We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business transaction. The issuance of additional shares of our capital stock in a business transaction:

•	may significantly reduce the equity interests of our shareholders;

•	may subordinate the rights of holders of ordinary shares if we issue preferred stock with rights senior to those afforded to our ordinary shares;

•
may cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, any issuance of debt securities could result in:

•	default and foreclosure on our assets if our operating revenues after a business transaction are insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an initial public offering of our equity securities. Following this offering, we will not generate any operating revenues until after completion of our initial business transaction, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the private placement of the insider warrants.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the initial ordinary shares to our initial shareholders and a loan and advances to us of an aggregate of $150,000 as of July 31, 2010 from Ziegler Asset Partners Pty. Ltd., an affiliate of Mr. Ziegler, our chairman of the board and chief executive officer, for the payment of offering expenses. The loan bears no interest and is due at the earlier of July 29, 2011 or the closing of this offering. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses. We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $800,000 and underwriting discounts of $3.4 million, or approximately $3.9 million if the over-allotment option is exercised in full, will be approximately $80.4 million or approximately $91.9 million if the over-allotment option is exercised in full. This amount includes the $4.6 million of net proceeds from the private placement in which our management team will purchase 9,200,000 insider warrants.  However, the underwriters have agreed that up to $1.2 million of the underwriting discounts and commissions, or up to approximately $1.4 million if the over-allotment option is exercised in full, will not be payable unless and until we consummate a business transaction.  The representative of the underwriters has further agreed to forego the deferred underwriting discounts and commissions with respect to any ordinary shares that public shareholders have elected to redeem into cash pursuant to their redemption rights.  Accordingly, approximately $80.8 million, or approximately $92.5 million if the over-allotment option is exercised in full, of the net proceeds of this offering will be held in trust and the remaining $800,000 will not be held in trust.

We intend to use substantially all of the net proceeds of this offering and the sale of the insider warrants, including the funds held in the trust account (excluding deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto. Any remaining proceeds held in the trust account which are not used to consummate a business transaction will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the acquired business or businesses. Such working capital funds could be used in a variety of ways, including, without limitation, for maintenance or expansion of the operations of an acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our business transaction, to fund strategic acquisitions and for marketing, research and development of existing or new products and the acquisition of assets for the business or businesses. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business transaction if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $800,000 in funds available to us outside of the trust account, together with interest earned on the trust account balance, net of taxes payable on such interest, that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements, will be sufficient to allow us to operate for the next 21 months, assuming that a business transaction is not consummated during that time.  We currently estimate that our working capital requirements beyond the $800,000 in funds available to us outside of the trust account for the next 21 months is

$200,000.  The minimum annual interest rate necessary to earn $200,000 on the trust account balance over 21 months is approximately 0.15%.  However, we cannot assure you that our estimates will be accurate.  We may request the release of such funds for a number of purposes that may not ultimately lead to a business transaction. For instance, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment with respect to a particular proposed business transaction, or enter into a letter of intent where we pay for the right to receive exclusivity from a target business, where we may be required to forfeit funds (whether as a result of our breach or otherwise). In any of these cases, or in other situations where we expend the funds available to us outside of the trust account for purposes that do not result in a business transaction, we may not have sufficient remaining funds to continue searching for, or to conduct due diligence with respect to, a target business, in which case we would be forced to obtain alternative financing or liquidate. Following this offering, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants, sites or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business transaction.

In order to meet our working capital needs following the consummation of this offering, certain of our officers and directors may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his sole discretion, which may be convertible into warrants of the post business transaction entity at a price of $0.50 per warrant at the option of the lender.  The warrants would be identical to the insider warrants.  The holders of a majority of such warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be entered into at the time of the loan.  The holders of a majority of these securities would have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date.  We will bear the expense incurred with the filing of any such registration statements.  The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist.  However, such loans would not have any recourse against the trust account and would be on terms believed by us to be no less favorable to us than would be available from unaffiliated third parties.

We anticipate that we will incur approximately:

•	$300,000 of expenses for due diligence (excluding accounting and legal due diligence) of prospective target(s);

•
$300,000 of expenses for legal and accounting expenses attendant to the due diligence investigation, structuring and negotiation of a business transaction including the payment of exclusivity fees in the course of negotiation of a business transaction;

•	$210,000 for office space and administrative and support services;

•	$75,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and

•	$115,000 for general working capital that will be used for miscellaneous expenses and general corporate purposes (including director and officer liability insurance premiums).

The amount of available proceeds is based on management’s estimates of the costs needed to fund our operations for the next 21 months and consummate a business transaction. These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business transaction, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business transaction and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following the date of this prospectus until the consummation of our initial business transaction to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business transaction that is presented to us. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business transaction.  Accordingly, we have not entered into any such financing arrangement and have no current intention of doing so.

We have evaluated the appropriate accounting treatment for the insider warrants and the warrants attached to the public units. As we are not required to net-cash settle such warrants under any circumstances, including when we are unable to maintain sufficient registered shares to settle such warrants, the terms of the warrants satisfy the applicable requirements of paragraph 11 of SFAS 133, which provides guidance on identifying those contracts that should not be accounted for as derivative instruments, and paragraphs 12-33 of EITF 00-19. Accordingly, we intend to classify such instruments within permanent equity as additional paid-in capital.

We believe the purchase price of the insider warrants is greater than the fair value of such warrants. Therefore, we will not be required to incur a compensation expense in connection with the purchase by our management team of the insider warrants.

Related Party Transactions

We are obligated, commencing on the date of this prospectus, to pay to Ziegler Asset Partners a monthly fee of $10,000 for office space and administrative and support services. Mr. Ziegler, our chairman of the board and chief executive officer, is the president of Ziegler Asset Partners.

Our management team has agreed to purchase warrants exercisable for 9,200,000 ordinary shares at a purchase price of $0.50 per warrant in a private placement that will occur on or before the date of this prospectus.

We are obligated to repay a non-interest bearing loan and advances in the aggregate of $150,000 as of July 31, 2010 made to us by Ziegler Asset Partners Pty. Ltd., an affiliate of Mr. Ziegler, our chairman of the board and chief executive officer, to cover expenses relating to this offering. The loan bears no interest and is due at the earlier of July 29, 2011 or the closing of this offering. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

In addition, in the event we are forced to liquidate and do not have sufficient funds from our remaining assets outside of the trust account, Mr. Ziegler, our chairman of the board and chief executive officer, has agreed to advance us the funds necessary to pay any and all costs involved or associated with the process of liquidation and the return of the funds in the trust account to our public shareholders (currently anticipated to be no more than approximately $25,000) and has agreed not to seek repayment for such expenses.  See “Transactions With Related Persons.”

Controls and Procedures

We have determined that our system of internal controls is appropriate for our business as of the date of the prospectus, due to the number and nature of the transactions included in our financial statements.

As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our system of internal control. We expect that we will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for our fiscal year ending June 30, 2012.

We expect to reassess our controls at the time of the offering, and, if necessary, implement additional controls in order that our internal control system can continue to be effective for the period prior to a business transaction. Additionally, we expect to assess the internal controls of our target business or businesses prior to the completion of our business transaction and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we continue to maintain an effective system of internal controls. Our control structure after the acquisition of a target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business transaction may have internal controls that are deficient in areas such as:

•           staffing for financial, accounting and external reporting areas, including segregation of duties;

•           reconciliation of accounts;

•           proper recording of expenses and liabilities in the period to which they relate;

•           evidence of internal review and approval of accounting transactions;

•           documentation of processes, assumptions and conclusions underlying significant estimates; and

•           documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s assessment on internal controls is in process, we will retain our independent registered public accounting firm to audit and render an opinion on such assessment when required by Section 404. The independent registered public accounting firm may identify additional issues concerning our internal controls or a target business’s internal controls while performing their audit of internal control over financial reporting. The results of management’s assessment and/or the audit of management’s assessment by our independent registered public accounting firm, may result in the identification of additional deficiencies in internal controls and we may incur additional expense in designing, enhancing and remediating internal and disclosure controls.

Quantitative And Qualitative Disclosures About Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government securities with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. The company has the discretion to select the investments and it is the company’s intent to invest the funds in government securities and/or qualified money market funds. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments And Contractual Obligations; Quarterly Results

As of July 31, 2010, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Proposed Business

Overview

We are a newly-formed blank check company organized under the laws of the Cayman Islands on July 29, 2010 as an exempted company with limited liability. Exempted companies are Cayman Islands companies intending to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. We were formed for the purpose of acquiring or acquiring control of one or more operating businesses or assets that we have not yet identified through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business transaction.  We are not limited to a particular industry or geographic region for purposes of consummating an initial business transaction. Notwithstanding, we intend to focus on operating businesses that have their primary operations located in the Commonwealth of Australia.  We believe the following sectors, among others, offer value-creation opportunities: mining, financial services and  media, entertainment and leisure.  Of these industry sectors, we will focus on those that we believe are capable of providing attractive financial returns.  We may also focus on other geographic regions or industries if we believe that those regions or industries are better able to provide these attractive financial returns. We have not established specific criteria that would trigger our consideration of businesses outside of the Commonwealth of Australia or the above industry sectors. Our initial business transaction must be with one or more target businesses having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into such initial business transaction.  We do not have any specific business transaction under consideration, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

Our management team, led by our chairman of the board and chief executive officer, Mr. Peter Ziegler, has experience in identifying and structuring acquisitions.  Notably, Mr. Ziegler, after serving as a partner of Ernst & Young between 1992 and 1993, subsequently served in many executive positions over a nine year period at the Australian Securities Exchange (“ASX”) listed Village Roadshow Ltd. (“VRL”) (ASX: VRL), a diversified media and entertainment company. At VRL, among other positions, Mr. Ziegler served as a member of the VRL Executive Committee, and was an executive director of the board, chairman of Village Roadshow Pictures (“VRP”), and deputy chairman of the board of directors of Village Roadshow Corporation Ltd. (VRL’s holding company).  From 2002 to 2004, Mr. Ziegler served as chief executive officer of CPH Capital Pty. Ltd., which is a wholly-owned subsidiary of Consolidated Press Holdings Ltd. (“CPH”). CPH Capital Pty. Ltd. provided financial and structuring advice to private and public entities within the CPH group of companies.  Mr. Ziegler has served as president of the privately owned and controlled Ziegler Asset Partners, an Australian investment management firm based in Sydney, Australia since July 2002.

Other members of the management team also have experience identifying and closing acquisitions, managing growing companies and in corporate financing transactions as well as mergers and acquisitions. Mr. Charbel Nader served as a founding partner of McHudson Corporate, an Australian corporate advisory business based in Melbourne, Australia, and most recently was the executive director and head of the Melbourne office of Pitt Capital Partners Ltd, the investment banking arm of an Australian investment management corporation.  Mr. Brett Chenoweth is currently managing director of The Silverfern Group Pty Ltd, a New York based merchant bank and chairman of Cesura Partners Pty Ltd, a boutique direct private investment company. Mr. E. Stephen Streeter has served as president of Montecito Capital Market Advisors, Inc., a Los Angeles based multi-disciplinary firm, providing services in connection with investment banking consulting, software development, and external management.

We believe, based on our management team’s collective business experience, that there are numerous attractive acquisition opportunities in Australia. Messrs. Ziegler, Nader and Chenoweth, together with members of our board of directors have experience in Australia as senior investment executives, which we intend to leverage by focusing our efforts on businesses in that region.  Our management team also has mergers and acquisitions experience, particularly in identifying, acquiring, operating and divesting companies in a multitude of industry sectors in Australia, which we believe will be helpful in consummating a successful transaction. Because of this diversity of experience, we may consummate a business transaction with a company in any one of a number of different economic sectors.

However, neither we nor any of our agents have conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates within the targeted industry sectors and geographic region or the likelihood or probability of success of any proposed business transaction. Accordingly, we cannot assure you that we will be able to locate a target business in such targeted industry sectors within the region or that we will be able to engage in a business transaction with a target business on favorable terms.

Targeted Geographic Region and Industry Sectors - Observations and Trends

Australia is the sixth-largest country in the world by land mass, with a diverse population of approximately 21.3 million people as at July 2010, according to the CIA World Factbook.  Australia has enjoyed annual gross domestic product (GDP) growth and prolonged economic expansion without interruption for almost two decades, according to the U.S. Commercial Service’s Australian Market Overview.

According to the Australian Bureau of Statistics, the Australian economy remains robust, notwithstanding a more difficult global environment following the global financial slow-down.  Strong GDP growth of approximately 3.25% is projected in 2010 and  economic forecasts project annual growth of approximately 3.75% to 4% in 2011 and 2012 (Source: Reserve Bank of Australia, Statement of Monetary policy, August 2010).  Under sound fiscal management, Australia has the lowest government debt of any OECD country according to the Organization for Economic Cooperation and Development.

The Australian unemployment rate has steadily decreased from a global financial crisis high of 5.85% in mid 2009 to 5.1% as of September 2010 and is expected to fall to 4.8% by the end of 2011 due to strong economic growth, according to the Reserve Bank of Australia. This reduction in unemployment rate has been achieved during a period of labor force growth.

Australia offers a low cost business environment, high skill levels, competitive salary costs for qualified professionals and a sizeable domestic market. As in most developed countries, Australia’s economy is dominated by the services sector, which accounted for approximately 68.6% of GDP to June 2009 according to the Australian Government’s Austrade. The largest services industries are finance and insurance (approximately 8.1%), property and business services (approximately 13.1%), which contribute approximately 21.2% of GDP.  Manufacturing is the second largest contributor to the economy, accounting for approximately 10.7% of GDP, and construction accounts for approximately 7.7% of GDP.  Other major segments of the services sector include retail and wholesale trade (approximately 10.8%) and transport and storage (approximately 5.1%).  According to Austrade, although the agriculture and mining industries together contributed only approximately 10.8% of GDP, they accounted for more than two-thirds of total merchandise exports in 2009.

Key drivers of Australia’s strong economy include rising output in the domestic economy and rising exports of raw materials and agricultural products.  The global growth in demand for Australian commodities, together with Australia’s close relations with fellow Asian-Pacific countries, has helped to boost the country’s economy.  Australia’s foreign trade is driven by agricultural and mineral exports.  China, Japan, Korea, the European Union, the United States, India and certain Southeast Asian counties are its major trading partners.

Of these countries, China is Australia's largest merchandise export market, accounting for $AUD 42.5 billion in calendar year 2009 (free on board, value terms). The Chinese economy is expected to grow at a rate of approximately 10.0% in 2010, according to the Reserve Bank of Australia’s Statement on Monetary Policy issued in May 2010. Australia’s trade relationship with China is burgeoning, marked by ongoing resource export contracts.  Australia’s second largest export market is Japan ($AUD 38.2 billion), followed by the Republic of Korea ($AUD 15.6 billion), India ($AUD 14.5 billion) and the United States of America ($AUD 9.6 billion).   The Australian Bureau of Agriculture and Resource Economics (ABARE) forecast that earnings from Australia’s commodity exports will increase by 23.4% in 2010–11 to $AUD 202.5 billion.  ABARE forecasts that export earnings for farm commodities will be $AUD 29.1 billion in 2010–11, slightly up from $AUD 29.0 billion in 2009–10.  For energy and minerals, export earnings are forecast to increase by 28.4 per cent to $AUD 169.8 billion in 2010–11, mainly as a result of higher expected export volumes and prices for Australian iron ore and coal.

Our management team believes that there is a wide range of acquisition opportunities in Australia and believes that, among others, the following sectors offer value-creation opportunities:

•           Mining:  The Australian mining industry consists of the following segments: aluminum, consisting of the production of primary aluminum (and excluding recycled aluminum); iron and steel, consisting of the production of crude steel, blast furnace (pig) iron and direct reduced iron; precious metals and minerals, consisting of gold, silver, platinum, palladium, rhodium and industrial and gem-quality diamonds; coal (anthracite, bituminous and lignite); and base metal markets, consisting of lead, zinc, copper, nickel and tin.

According to the Australian Trade Commission, Australia has the world’s largest reserves of lead, nickel, uranium and zinc. It is the world’s largest producer of bauxite and alumina (using the Economic Demonstrated Reserves (EDR) measure) the second largest producer of zinc ore and nickel, and the third largest producer of iron ore and gold. Mining and minerals activity currently comprises approximately 8% of the Australian economy, and 40% of exports.

Coal was the first commodity to be discovered and mined in Australia and Australia is now the world’s largest coal exporter, with 78% of the coal that is mined being exported to over 30 countries. Coal is Australia’s number one export by a significant margin, representing 19% of the total value of goods and services exported in 2008-09 with coal export revenue in that year being a record $AUD 54.7 billion, up from $AUD 24.4 billion in 2007-2008. Australia ranks fourth in global black coal production after China (45%), the USA (19%) and India (8%) and exports two kinds of black coal: thermal coal used for power generation, cement manufacturing and some industrial processes, and metallurgic coal, used in the manufacture of iron and steel.  In 2008, 54% of the world’s exported metallurgic coal and 19% of the world’s exported thermal coal came from Australia.

The base metals segment is second largest sector of the Australian mining industry, followed by iron and steel (third largest), precious metals and minerals (fourth largest), and aluminum segments (fifth largest).

Our management team believes that Australian mining exploration and production companies with interests in coal, iron ore, uranium, precious and base metals are increasingly attractive due to growing demand from China and India, as well as steady demand from other Asian and European markets, as reported in the Reserve Bank of Australia’s Statement on Monetary Policy.  Likewise, with Australia’s increasing demand for petroleum products, Australian oil exploration and production companies are also attractive.

While the demand for mining and oil products has continued to increase, high barriers to entry in this capital-intensive sector have limited the number of new entrants.  Post the global financial slowdown, numerous mining and oil projects are awaiting finance and there is potential for consolidation of junior and mid-tier exploration, mining and oil companies.

•           Financial services:  The Australian financial services industry had approximately $AUD 4.4 trillion in consolidated financial assets as of March 2009.   Of this total, managed fund assets stood at approximately $AUD 1.7 trillion according to the Reserve Bank of Australia, having had an 11.9% compound annual growth rate (CAGR) since 1994. This industry has a varied structure, which includes depository corporations, life insurance corporations, other insurance corporations, pension funds, central borrowing authorities and financial intermediaries.  Our management team believes there is substantial growth potential in the following three sub-sectors:

Funds Management – According to the Australian Bureau of Statistics, Australia has at least the fifth-largest pool of retirement funds in the world.  In addition, the assets of Australia’s superannuation industry have grown to over $AUD1.15 trillion in 2009 according to Towers Watson’s Global Pension Asset Study.  Retirement funds are expected to grow by 13.5% over the next decade according to statistics from the Reserve Bank of Australia.  The Australian Bureau of Statistics has indicated that pension assets have grown at a ten year CAGR of 10.4% through to December 2009.  This contrasts favorably with other developed countries such as the United States with a ten year 2.6% CAGR, the United Kingdom with a 2.8% CAGR and Japan with a .8% CAGR.  Our management team believes that the demand for financial services in relation to those funds will grow significantly, with 57% of these assets managed by investment managers as at December 2009.  We see the potential for the creation of new, and consolidation of existing, investment managers.

                                Insurance – The insurance market is comprised of the life insurance segment (mortality protection and retirement savings plans), which accounts for approximately 55% of the market’s total value, and the non-life insurance segment (accident and health, and property and casualty insurance), which accounts for the remaining 45% of the market’s total value.  Various insurance risk classes are under-serviced by insurance companies in Australia and its regional markets, hence attracting large premiums and enabling significant profitable business opportunities in the sector.  In addition, there is existing under-insurance in the Australian market in terms of home and contents insurance with 23% of Australian households having neither home nor contents insurance.  According to Datamonitor, the performance of the insurance market is expected to accelerate, with an anticipated CAGR of 5.5% for the period 2006 to 2011, driving the total gross written premiums of the insurance market from $54.1 billion in 2006 to an estimated $70.8 billion by the end of 2011.  Our management team believes that the demand for insurance will grow significantly, from the existing insurance penetration of 6.8% of Australian GDP compared to the United States with 8.9% of GDP (Source: Insurance Council of Australia).

Finance – The mezzanine finance market, which has seen a revival of interest since the global credit crisis, is faced with a strong demand unmatched by the number of deals executed.  Our management team believes the effective lack of a mezzanine finance market in Australia, and, to a lesser extent, across the Asian region can be developed and exploited to produce significant financial returns.

•           Media, entertainment and leisure:  The Australian media industry consists of the following segments: publishing, consisting of books, newspaper and magazines; broadcasting and cable TV, consisting of all terrestrial, cable and satellite broadcasters of digital and analog television programming; movies and entertainment, including both producers and distributors of public entertainment formats, such as movies (including distribution through movie theaters and DVDs), music and sports; and advertising, consisting of agencies providing advertising, including display advertising services.  Steady growth is expected driving total industry revenues from $11.5 billion in 2007 to an estimated $14.0 billion by the end of 2012.

The publishing segment is the largest segment in the Australian media industry with over 50% of the industry total.  The publishing segment is led by a combination of both local publishers and international publishing houses with players differentiating themselves through the type of works that they publish.  Although printing is still the most commonly used method of mass-producing and distributing the content found in books, newspapers and magazines, the popularity of online media is increasing.  This trend has allowed for new, innovative ways of reaching consumers and has attracted new players to the market.  The segment has been quick to adapt to the advancement of technology, with companies differentiating themselves by targeting specific key demographics and niche markets, as well as specializing in specific sectors.

The broadcasting and cable TV segment is the second largest with advertising, licensing and subscription revenues equating to approximately 20% of the industry total.  The movies and entertainment segment generated revenues of approximately 16% of the industry total, and the advertising segment generated revenues of approximately 4% of the industry total.

Our management team believes that the Australian media sector, along with the closely allied entertainment and leisure sector, may present worthwhile investment opportunities as asset values are still reduced post the global economic slowdown.  The sector is highly fragmented and ripe for consolidation with many operators still highly geared with limited access to debt and equity capital.

Business Strategy

We have identified the following criteria that we believe are important in evaluating prospective target businesses. While our management intends to utilize these criteria in evaluating business transaction opportunities both in and outside of the Australian industry sectors – mining, financial services and media, entertainment and leisure – we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular business transaction opportunity which our management ultimately determines to pursue may not meet one or more of these criteria. We have not established specific criteria that would trigger our consideration of businesses outside of the targeted geographic region and industry sectors.  The key criteria include:

•	Growth orientation. We will seek to acquire companies that we expect to experience substantial growth post-acquisition. We believe that we are well-positioned to evaluate a company’s current growth prospects and opportunities to enhance growth post-acquisition.

•
Hidden intrinsic value.  We will seek situations where we are able to acquire target companies that have unseen value or other characteristics that have been disregarded by the marketplace. We intend to leverage the operational experience and financial acumen of our team to focus on unlocking value others may have overlooked, as a means to generate significant growth and profitability post closing.

•
Attractive return on investment.  We will seek to identify businesses that will offer an attractive financial return on investment for our shareholders. We will look to consummate an acquisition on attractive terms and to use our corporate structure as an asset in negotiations with owners of prospective targets. Financial returns will be evaluated based on both organic cash flow growth potential and an ability to create value through new initiatives such as future acquisitions, repositioning the company, increasing investment in new products, assets, or distribution channels and operational restructuring. This potential upside from growth in the business will be weighed against the downside risks inherent in the plan and in the business.

•
Outstanding management team.  We believe that experienced, proven entrepreneurial managers working as a complementary team are a critical component to creating and sustaining long-term business value. We will look for businesses that have management teams with a proven track record for delivering top line growth and bottom line profits, but, in each situation, we will assess opportunities to improve a target’s management team and to recruit additional talent.

Our Competitive Strengths

We believe the background, operating history and experience of our management team and board of directors have equipped us not only to provide access to a broad spectrum of acquisition opportunities but also to improve upon the operating and financial performance of our target business.  Our management team and board of directors intend to contribute:

•
Deal sourcing capabilities.  Our management team has collectively over 80 years of experience in sourcing investment opportunities be it through current or past executive experience, affiliations or relationships with organizations, including News Corporation, the Consolidated Press Holdings Ltd. group and the Village Roadshow Group. We believe that our management team’s experience and wide network of relationships in Australia and a multitude of industry sectors will provide us with exposure to an array of business opportunities and will enable our management team to evaluate these opportunities critically.

•
Track record with mergers and acquisitions.  Our management team has experience in all phases of acquisition and growth financing transactions in both the public and private markets. Notably, Mr. Ziegler was instrumental in the growth and success of VRL in the nine years that he was involved with the company.  During Mr. Ziegler’s tenure, VRL consummated or undertook in excess of 50 investment acquisitions and divestitures. Mr. Nader was extensively involved with Mr. Ziegler in the structuring, negotiating and closing of many of these transactions. Mr. Chenoweth also has mergers and acquisitions experience with his involvement in Telecom New Zealand Limited, where he oversaw the merger of several business units of the Australian Consumer and Small Business Group.

•
Expertise in corporate finance and transaction experience.   Our management team has experience in financing growth companies. For example, Mr. Ziegler has arranged over 20 financings during his corporate career.  Additionally, Mr. Nader, in his roles at Pitt Capital Partners, McHudson Corporate and News Corporation, has been intimately involved in a number of investments in various growth companies in Australia, in a variety of industries encompassing many of the company’s targeted industry sectors.

•
Management operating experience.  Our management team has experience in operating and building companies in a variety of industries. We believe that this experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities. In addition, the members of our management team have served as senior officers and directors of acquiring and acquired private and public companies. This experience also assists us in evaluating whether acquisition targets have the operational resources necessary to provide us with attractive financial returns.

Effecting a Business Transaction

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of our insider warrants, our capital stock, debt or a combination of these in effecting a business transaction. Although substantially all of the net proceeds of this offering are intended to be applied toward effecting a business transaction as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business transactions. If we engage in a business transaction with a target business using our capital stock and/or debt financing as the consideration to fund the transaction, proceeds from this offering and the private placement of the insider warrants will then be used to undertake additional acquisitions, pay down debt or to fund the operations of the target business on a post-transaction basis. We may engage in a business transaction with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business transaction with a company that may be financially unstable or in its early stages of development or growth, or execution of its business plan. While we may seek to effect business transactions with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business transaction.

We will provide our shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account before payment of deferred underwriting discounts exclusive of any interest thereon, upon the consummation of our initial business transaction, subject to the limitations described herein.  Unlike other blank check companies which have sought shareholder approval and conducted proxy solicitations in conjunction with their initial business transactions and redemptions of their public shares for cash upon consummation of their initial business transactions even when shareholder approval was not required by law, we intend to consummate our initial business transaction without seeking shareholder approval and conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers.  We intend to file tender offer documents with the SEC that will contain substantially the same financial and other information about the initial business transaction and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.  Regardless of whether we are required by law or the Nasdaq Global Market to seek shareholder approval, or we decide to seek shareholder approval for other business or legal reasons, so long as we maintain our FPI status and are required to comply with the foreign issuer rules, we will conduct the redemptions pursuant to the tender offer rules.  If we are no longer deemed a FPI (and no longer required to comply with the foreign issuer rules) and we are required by law or the Nasdaq Global Market to seek shareholder approval, or we decide to seek shareholder approval for other business or legal reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.  Our initial shareholders consisting of all of our officers and directors may purchase ordinary shares as part of this offering or in the open market. Our initial shareholders have agreed, if we seek shareholder approval, to vote any ordinary shares acquired in this offering or the open market along with the initial ordinary shares in favor of our initial business transaction.  We will consummate our initial business transaction only if holders of less than 92% of our public shares elect to redeem their shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business transaction.  Our initial shareholders have agreed not to redeem any ordinary shares beneficially owned by them in connection with the consummation of our initial business transaction.

We have not identified a target business

To date, we have not selected any target business on which to concentrate our search for a business transaction. None of our officers, directors or their affiliates has taken any action to identify or contact a potential business transaction candidate or is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset or stock acquisition or other similar business transaction with us, nor have we, nor any of our agents, advisors or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target business, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses other than as described below. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business transaction on favorable terms.

Subject to the requirement that our initial business transaction must be with one or more target businesses having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into such initial business transaction, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. However, in any proposed business transaction, we must initially acquire a controlling interest in the target business. We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other target equity holders, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into.  If we issue securities to the target business in connection with the consummation of our initial business transaction, our shareholders could end up owning a minority of the combined company as there is no requirement that our shareholders own a certain percentage of our company after our business transaction.

There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete a business transaction. To the extent we effect a business transaction with a financially unstable asset or property, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable property or asset. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any candidates for a business transaction, we believe that there are numerous acquisition candidates for us to target. Following the consummation of the offering, we expect to generate a list of prospective target opportunities from a host of different sources. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who are aware that we are seeking a business transaction partner via public relations and marketing efforts, direct contact by management or other similar efforts. Target businesses may also be brought to our attention by unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements. We expect any fee to be paid to such persons would be determined in an arm’s length negotiation between the finder or broker and us based on market conditions at the time we enter into an agreement with such finder or broker. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation may be paid from the offering proceeds not held in trust. Target businesses also will be brought to our attention by our officers, directors and their affiliates, through their network of joint venture partners and other industry relationships located in Australia, the United States and elsewhere that regularly, in the course of their daily business activities, see numerous varied opportunities. In no event will any of our officers or directors, or any of our or their affiliates be paid any finder’s fee, consulting fee or any other form of compensation, including the issuance of any of our securities, prior to, or for any services they render, in order to effectuate the consummation of a business transaction.

While we do not intend to pursue an initial business transaction with a target business that is affiliated with our officers or directors, or any of our or their affiliates, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business transaction with such a target business, we would obtain an opinion from an independent investment banking firm that is a member of FINRA, or a body of equivalent status if the target business is located in a non-U.S. jurisdiction that such an initial business transaction is fair to our shareholders from a financial point of view. Generally, such opinion is rendered to a company’s board of directors and investment banking firms may take the view that shareholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Selection of a target business and structuring of a business transaction

Our management team will conduct the evaluations of prospective target businesses, and we expect that they will devote significant time to the search for an acquisition candidate. Our management team will be assisted by our outside attorneys, accountants, investment bankers and other representatives in conducting the evaluations. Our management team will supervise the roles that our outside attorneys, accountants, investment bankers and other representatives have in evaluating each prospective target business.  The suggestions of our management team will be presented to our board of directors.  Acquisitions of a prospective target business are subject to approval by a majority of our board of directors.

Subject to the requirement that our initial business transaction must be with one or more target businesses having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into such initial business transaction and that in no event will we acquire less than a controlling interest in a target business, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. Other than these requirements and the broad guidelines described above, we have not established any specific attributes or criteria for prospective target businesses. In evaluating a prospective target business in any industry, our management may consider, among other factors, the following:

•	existing and forecast type and value of tangible and intangible assets owned or utilized;

•	financial condition and results of operations;

•	gross and net asset position;

•	cash flow – actual and potential;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	regulatory or technical barriers to entry;

•	stage of development of the products, processes or services;

•	security measures employed to protect technology, trademarks or trade secrets;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry;

•	costs associated with effecting the business transaction; and

•	fiscal profile.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business transaction will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business transaction consistent with our business objective. Our management team will consider these criteria as a whole. For example, one target with a balance sheet that is stronger than another target due to the existence of higher shareholder’s equity or other indicia of financial strength, may have a less established competitive position in its market. We cannot say in advance which criteria will be most important when evaluating two or more potential business transactions. In evaluating a prospective target business, we may conduct an extensive due diligence review which may encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The structure of a particular business transaction may take the form of a merger, capital stock exchange, asset acquisition or other similar structure. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional ordinary shares or preferred stock, a combination of common and preferred stock, or debt securities, or a mixture of all of the foregoing, to complete a business transaction.

We will endeavor to structure a business transaction so as to achieve the most favorable tax treatment to us, the target business and its shareholders. The time and costs required to select and evaluate a target business and to structure and complete the business transaction cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business transaction is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business transaction.

Investment criteria

The criteria set forth in “Proposed Business–Business Strategy” are not intended to be exhaustive. Any evaluation relating to the merits of a particular business transaction will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business transaction consistent with our business objective. In evaluating a prospective target business, we may conduct an extensive due diligence review which may encompass, among other things, meetings with incumbent management, inspection of facilities and assets, as well as a review of all relevant financial and other information which is made available to us. This due diligence review may be conducted either by our management or by third parties we may engage.  We will also seek to have all owners of any prospective target business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.

In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our shareholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional business transaction opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions.  To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating shareholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our shareholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

The time and costs required to select and evaluate a target business and to structure and complete the business transaction cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business transaction is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business transaction.

Fair market value of target business or businesses

The target business or businesses with which we effect our initial business transaction must have a collective fair market value equal to at least 80% of the value of the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into such initial business transaction.  If we acquire less than 100% of one or more target businesses in our initial business transaction, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the value of the trust account at the time of the agreement to enter into such initial business transaction. However, we will always acquire at least a controlling interest in a target business. The fair market value of a portion of a target business will likely be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We may seek to consummate our initial business transaction with an initial target business or businesses with a collective fair market value in excess of the balance in the trust account. In order to consummate such an initial business transaction, we may issue a significant amount of our debt, equity or other securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt, equity or other securities. There are no limitations on our ability to incur debt or issue securities in order to consummate our initial business transaction. If we issue securities in order to consummate such an initial business transaction, our shareholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our shareholders own a certain percentage of our company (or, depending on the structure of the initial business transaction, an ultimate parent company that may be formed) after our business transaction. Since we have no specific business transaction under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

The fair market value of a target business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, book value and, where appropriate, upon the advice of appraisers or other professional consultants.  If our board of directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA or a body of equivalent status in a non-US jurisdiction with respect to the satisfaction of such criterion.

We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.  Unless we consummate a business transaction with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our shareholders.

We expect that any opinion from an investment banking firm would be included in our tender offer or proxy soliciting materials furnished to our shareholders in connection with an initial business transaction, and that such independent investment banking firm would be a consenting expert. Although our board of directors will obtain a fairness opinion in these circumstances for the benefit of our shareholders, the investment banking firms that render fairness opinions customarily will only address the opinion to the board of directors and, consequently, a shareholder’s recourse on such opinion will be through claims against such investment banking firm brought by us. However, as the opinion will be attached to, and thoroughly described in, our tender offer or proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction. Accordingly, whether the independent investment banking firm allows shareholders to rely on their opinion will not be a factor in determining which firm to hire.

Possible lack of business diversification

Our business transaction must be with a target business or businesses that satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which will likely have the resources to complete several business transactions of entities operating in multiple industries or the same or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business transaction with only a single entity, our lack of diversification may:

•
subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business transaction; and

•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business transaction. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses, collectively, could fall below the required fair market value threshold of 80% of the value of the trust account at the time of the agreement to enter into the initial business transaction.  With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. It is not anticipated that we will we acquire less than majority voting control of a target business. However, this expectation will not preclude a reverse merger or similar transaction where we will acquire the target business.

Limited ability to evaluate the target business’s management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business transaction, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business transaction will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business transaction cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business transaction, they may not devote their full time and efforts to our affairs subsequent to a business transaction. Moreover, they may only be able to remain with us after the consummation of a business transaction if they are able to negotiate employment or consulting agreements in connection with such business transaction. Such negotiations could take place simultaneously with the negotiation of the business transaction and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business transaction. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business transaction will not be the determining factor in our decision as to whether or not we will proceed with any potential business transaction. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business transaction, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders may not have the ability to approve a business transaction

We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC. Therefore we do not intend to seek shareholder approval before we effect our initial business transaction as not all business transactions require shareholder approval under applicable local law. However, we may conduct a shareholder vote, if it is required by law or the Nasdaq Global Market, or we decide to hold such vote for other business or legal reasons. Regardless of whether a shareholder vote is required by law or the Nasdaq Global Market, or we decide to hold a shareholder vote for other business or legal reasons, so long as we maintain our FPI status and are required to comply with the foreign issuer rules, we will comply with the tender offer rules.  If we are no longer deemed a FPI (and no longer required to comply with the foreign issuer rules) and a shareholder vote is required by law or the Nasdaq Global Market, or we decide to hold a shareholder vote for other business or legal reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.  Presented in the table below is a graphic explanation of the types of initial business transactions we may consider and whether shareholder approval would be required under Cayman Islands law for each such transaction.

Type of Transaction	Whether Shareholder Approval is Required
Purchase of assets	No
Purchase of stock	No
Merger/amalgamation of target into a subsidiary of the company	No
Merger/amalgamation of the company with a target	Yes

Redemption rights for public shareholders upon consummation of our initial business transaction

We will provide our shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account before payment of deferred underwriting discounts exclusive of any interest thereon, upon the consummation of our initial business transaction, subject to the limitations described herein.  Unlike other blank check companies which have sought shareholder approval and conducted proxy solicitations in conjunction with their initial business transactions and redemptions of their public shares for cash upon consummation of their initial business transactions even when shareholder approval was not required by law, we intend to consummate our initial business transaction without seeking shareholder approval and conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers.  We intend to file tender offer documents with the SEC that will contain substantially the same financial and other information about the initial business transaction and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.  Regardless of whether we are required by law or the Nasdaq Global Market to seek shareholder approval, or we decide to seek shareholder approval for other business or legal reasons, so long as we maintain our FPI status and are required to comply with the foreign issuer rules, we will conduct the redemptions pursuant to the tender offer rules.  If we are no longer deemed a FPI (and no longer required to comply with the foreign issuer rules) and we are required by law or the Nasdaq Global Market to seek shareholder approval, or we decide to seek shareholder approval for other business or legal reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.  Our initial shareholders consisting of all of our officers and directors may purchase ordinary shares as part of this offering or in the open market. Our initial shareholders have agreed, if we seek shareholder approval, to vote any ordinary shares acquired in this offering or the open market along with the initial ordinary shares in favor of our initial business transaction.  We will consummate our initial business transaction only if holders of less than 92% of our public shares elect to redeem their shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business transaction.  Our initial shareholders have agreed not to redeem any ordinary shares beneficially owned by them in connection with the consummation of our initial business transaction.

The 92% redemption threshold is different from the redemption thresholds used by most blank check companies. Traditionally, blank check companies would not be able to consummate a business transaction if the holders of the company’s public shares voted against a proposed business transaction and elected to redeem more than a much smaller percentage of the shares sold in such company’s initial public offering, which percentage threshold was typically between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business transactions because the amount of shares voted by their public shareholders electing redemption exceeded the maximum redemption threshold pursuant to which such company could proceed with a business transaction.

Conduct of redemption pursuant to tender offer rules

If we consummate our initial business transaction without seeking shareholder approval, we will conduct the redemptions in connection with our initial business transaction pursuant to the tender offer rules. Public shareholders who properly exercise their redemption rights shall be entitled to receive their pro rata share of the aggregate amount then on deposit in the trust account before payment of deferred underwriting discounts excluding any amounts representing interest earned on the trust account.  When we conduct the redemptions upon consummation of our initial business transaction in compliance with the tender offer rules, the redemption offer will be made to all of our shareholders, not just our public shareholders. Our initial shareholders, however, have agreed not to redeem their initial ordinary shares in connection with this redemption offer. In addition, the offer will be made for up to a maximum of 92% of our public shares, subject to the condition that if 92% or more of our public shares elect to redeem their ordinary shares, we will withdraw the offer and not consummate the initial business transaction.

Submission of our initial business transaction to a shareholder vote

In the event we seek shareholder approval of our initial business transaction, we will distribute proxy materials to our public shareholders.  If we are deemed a FPI at such time or required to comply with the foreign issuer rules, our public shareholders will not be able to redeem their shares in connection with such vote and will be required to tender their shares if they seek redemption in accordance with the tender offer rules.  If we seek shareholder approval of our initial business transaction and we are no longer a FPI and are subject to the U.S. domestic issuer rules, we will conduct the redemptions in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.  Public shareholders may vote either in favor of or against the initial business transaction, and elect to exercise or not to exercise their redemption rights.  Public shareholders who properly exercise their redemption rights shall be entitled to receive their pro rata share of the aggregate amount then on deposit in the trust account before payment of deferred underwriting discounts excluding any amounts representing interest earned on the trust account regardless of whether they vote in favor of or against the business transaction.

Solely if we seek shareholder approval of our initial business transaction and we conduct redemptions in connection with our business transaction subject to the U.S. domestic issuer rules in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules as a result of the loss of our FPI status, we may negotiate arrangements to provide for the purchase of ordinary shares from shareholders who would otherwise vote against our initial business transaction or elect to redeem their shares at the closing of such business transaction.  The purchases would be made using funds held in the trust account.  There is no limit as to the amount of funds available for such purpose, other than any amounts in the trust account to be used to fund any redemptions or consummate the business transaction. The purpose of such arrangements, among other reasons, would be to increase the likelihood of satisfaction of the requirements that holders of less than 92% of the total number of ordinary shares sold in this offering demand redemption of their public shares and a majority of our outstanding shares that are voted in connection with our initial business transaction are voted in favor of the initial business transaction.

Although we do not currently anticipate paying any premium purchase price for such public shares, in the event we do, the payment of a premium may not be fair to, or in the best interest of, those shareholders not receiving any such additional consideration.  In addition, the payment of a premium may not be in the best interest of the remaining shareholders, who will experience a reduction in book value per share compared to the value received by shareholders that successfully have their shares purchased by us at a premium. The maximum cash purchase price that will be offered by us to the holders of ordinary shares will be the per-share redemption price at the time of the business transaction. However, if we pay fees to third parties (“aggregators”) to assist us in purchasing shares (and thereby influencing the vote), such fees could reduce the resulting per share book value of our combined company following the transaction. The proxy materials sent to shareholders in connection with us seeking shareholder approval on a proposed business transaction would disclose the risks of engaging aggregators and that the fees payable to such aggregators could have an impact on the resulting per share book value following the transaction.  Additionally, the funds in our trust account that are so used will not be available to us after the business transaction and therefore we may not have sufficient funds to effectively operate our business going forward. The depletion of the funds in our trust account used for the foregoing purposes could impact our ability to consummate the business transaction (for instance, if a condition to consummating the business transaction is that the target has access to a minimum amount of funds from our trust account following the closing). Nevertheless, we believe entering into these types of transactions could still be in our remaining shareholders best interests because the transaction would be able to be completed rather than forcing us to liquidate when such remaining shareholders favored the transaction.

Additionally, if we seek shareholder approval of our initial business transaction and we conduct redemptions in connection with our business transaction subject to the U.S. domestic issuer rules in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules as a result of the loss of our FPI status, it is possible that our initial shareholders and their affiliates may acquire securities from public shareholders who have indicated their intention to vote against the business transaction and/or exercise their redemption rights in order to, among other reasons, obtain the requisite level of shares we are required to maintain so that we can proceed with the consummation of our business transaction. Our initial shareholders are not restricted as to the price and could pay a premium to purchase additional securities.  If they were to make any such purchases, our initial shareholders will have a greater influence on matters requiring shareholder approval, including the vote taken in connection with a business transaction. This may result in the consummation of a business transaction that may not otherwise have been possible. Although our officers, directors and their respective affiliates have no intention of entering into stock purchase arrangements with our public shareholders subsequent to this offering, they may do so in the future, both as an expression of confidence in the value of our ordinary shares following our initial business transaction and as a means of increasing the likelihood that we will be able to proceed with our initial business transaction, as applicable. Such purchases, should they occur at all, may be negotiated after the time when shareholders elected to redeem their shares. Any shares purchased from shareholders by our officers, directors or their respective affiliates would be purchased for cash or other consideration at a price to be negotiated between such shareholders on the one hand and our officers, directors or their respective affiliates on the other hand. Such price would depend on a variety of factors including, but not limited to, the size of the shareholder’s position in our company and the method and timing of payment to such shareholder. The proceeds of our trust account may be used to facilitate such purchases.

Any privately negotiated transaction to purchase shares from a shareholder who would otherwise choose to redeem their shares, would include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees to refrain from redeeming their ordinary shares as directed by the purchaser of such securities. All such privately negotiated transactions (should they occur at all) would be isolated transactions conducted in compliance with all applicable securities laws, each to be privately negotiated with one or a discrete group of shareholders who have elected, or otherwise indicated their intention, to exercise their redemption rights.

Investors are cautioned that neither our officers, directors their respective affiliates, nor any third parties, have agreed to purchase any such shares, and their failure to so agree at the applicable time could adversely impair our ability to consummate a business transaction. Moreover, even if our officers, directors, and their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M and regulations regarding tender offers. The inability of such persons to effect such purchases could adversely impair our ability to consummate the business transaction.

Our officers, directors and/or their affiliates anticipate that they will identify the shareholders with whom the officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of a notice in connection with our initial business transaction. To the extent that our officers, directors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account. Pursuant to the terms of such arrangements, any shares so purchased by our officers, directors and/or their affiliates would then revoke their election to redeem such shares. The terms of such purchases would operate to facilitate our ability to consummate a proposed business transaction by potentially reducing the number of shares redeemed for cash.

Limitation on voting and redemption rights if we seek shareholder approval of our initial business transaction

Our articles of association, as amended, provide that a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ (as defined under Section 13 of the Exchange Act), will be restricted from voting or redeeming their ordinary shares in connection with our initial business transaction with respect to more than an aggregate of 10% of the ordinary shares sold in this offering under certain circumstances.  Solely if we seek shareholder approval of our initial business transaction and we conduct redemptions in connection with our business transaction subject to the U.S. domestic issuer rules in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules as a result of the loss of our FPI status, any individual shareholder or “group” will be restricted from redeeming public shares in connection with our initial business transaction in excess of an aggregate of 10% of the public shares.

Solely if we seek shareholder approval of our initial business transaction, regardless of how we conduct the redemptions in connection with our initial business transaction, any individual shareholder or “group” will be restricted from voting public shares in connection with our initial business transaction in excess of an aggregate of 10% of the public shares.

We believe these restrictions will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to vote against our initial business transaction or exercise their redemption rights as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms. Absent these provisions, a public shareholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to vote against our initial business transaction or seek to exercise their redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms. By limiting our shareholders’ ability to vote and to redeem more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of  shareholders to unreasonably attempt to block our ability to consummate a business transaction.

Tendering stock certificates in connection with exercising redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business transaction in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business transaction will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business transaction if we distribute proxy materials, as applicable, to tender his shares if he wishes to seek to exercise his redemption rights. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of the public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred, in connection with a proxy solicitation, regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the shareholders meeting. The need to deliver shares is a requirement of properly exercising redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event we require shareholders seeking to exercise redemption rights to deliver their shares prior to the consummation of the proposed business transaction and the proposed business transactions is not consummated (and therefore we would not be obligated to pay cash in connection with the tendered shares), this may result in an increased cost to those shareholders.

The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect redemption rights in connection with a blank check company’s business transaction, the company would distribute proxy materials for the shareholders’ vote on an initial business transaction, and a holder could simply vote against a proposed business transaction and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business transaction was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business transaction during which he could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become a “redemption” right surviving past the consummation of the business transaction until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business transaction is approved.

Any request to redeem such shares once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the shareholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of public shares delivers certificates in connection with the exercise of redemption rights and subsequently decides prior to the applicable date not to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares properly exercising their redemption rights, in connection with a proxy solicitation, will be distributed promptly after the completion of a business transaction, and in connection with a tender offer, will be distributed promptly after the completion of tender offer.

Solely if we seek shareholder approval of our initial business transaction and we conduct redemptions in connection with our business transaction subject to the U.S. domestic issuer rules in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules as a result of the loss of our FPI status, and the proposed business transaction is not approved or consummated for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders who elected to redeem their shares.

If the initial proposed business transaction is not consummated, we may continue to try to consummate a business transaction with the same or a different target until 21 months from the date of this prospectus. If the initial business transaction is not completed for any reason, then public shareholders who properly exercised their redemption rights would not be entitled to redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account.  In such case, if we have required public shareholders to tender their certificates, we will promptly return such certificates to the tendering public shareholder. Public shareholders will only be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account in connection with the proper exercise of redemption rights in the event that an initial business transaction is consummated within 21 months from the date of this prospectus.  If the proposed business transaction is not consummated, then a shareholder’s election to exercise its redemption rights will not be honored, and such redemption will not be entitled to a cash payment, even if such redemption right was properly exercised.

Liquidation if no business transaction

Our articles of association, as amended, provide that if after 21 months from the date of this prospectus we have not consummated an initial business transaction we will go into automatic liquidation.  This has the same effect as if our shareholders had formally voted to approve our voluntary winding up procedure under the Companies Law .

As a result, no vote would be required from our shareholders to commence such a voluntary winding up. Within 28 days of the commencement of the voluntary liquidation, the liquidator will (in addition to complying with other notice formalities pursuant to Cayman Islands law) place a notice of the appointment in the Cayman Islands Gazette.  The liquidator may, following (i) due notice to creditors, (ii) assessment of our liabilities and (iii) upon the liquidator’s satisfaction that our assets will be sufficient to satisfy our liabilities, make interim distributions to our public shareholders from surplus assets after provision for known creditor claims and liquidation expenses and, as such, the liquidator may notify the trustee of the trust account to begin liquidating the trust account promptly after the expiration of such 28-day period.  We anticipate it will take no more than 10 business days to effectuate the distribution of the assets thereof to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Cayman Islands law to provide for claims of creditors). Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to their initial ordinary shares. There will be no distribution from the trust account with respect to our warrants which will expire worthless. As soon as the affairs of the company are fully wound-up, the liquidator must present his final report and accounts before a final general meeting which must be called by a public notice at least 21 days before it takes place. After the final meeting, the liquidator must make a return to the Cayman Islands Registrar of Companies confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved.

The costs of liquidation will be met from our remaining assets outside of the trust account or from interest earned on the funds held in the trust account that may be released to us to fund our working capital requirements. If such funds are insufficient, Mr. Ziegler, our chairman of the board and chief executive officer, has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $25,000) and has agreed not to seek repayment of such expenses.

If we are unable to consummate a transaction 21 months from the date of this prospectus our purpose and powers will be limited to liquidating and winding up. Assuming the over-allotment option is exercised in full, if we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $10.05, or $0.04 less than the per-unit offering price of $10.00. Upon instruction from the liquidator, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public shareholders.  The claims of our public shareholders, however, could have higher priority than the claims of our creditors to the extent such creditors executed enforceable agreements with us waiving any claims to the funds deposited in the trust account, as discussed below.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative.  Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver.  In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. We currently do not have any executed waiver agreements, but we will seek to obtain them from all of our vendors, service providers and prospective target businesses.  In order to protect the amounts held in the trust account, Peter Ziegler, our chairman of the board and chief executive officer, has agreed that he will be liable to us if and to the extent any insurance we may procure is inadequate to cover any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into or entered into a transaction agreement reduce the amounts in the trust account to below $10.10 per share (or approximately $10.05 per share if the underwriter’s over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed wavier is deemed by a court of competent jurisdiction to be unenforceable against a third party, Mr. Ziegler will not be responsible to the extent of any liability for such third party claims.  We believe that Mr. Ziegler is of substantial means and capable of funding his indemnity obligations, even though we have not asked him to reserve funds for such an eventuality. However, we cannot assure you that Mr. Ziegler will be able to satisfy those obligations.  As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

In the event that the proceeds in the trust account are reduced below $10.10 per share (or approximately $10.05 per share if the underwriter’s over-allotment option is exercised in full) upon our liquation and Mr. Ziegler asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors, if any, would determine whether to take legal action against Mr. Ziegler to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Mr. Ziegler to enforce his indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per share liquidation distribution will not be less than $10.10 per share (or approximately $10.05 per share if the underwriters’ overallotment option is exercised in full).

We will seek to reduce the possibility that Mr. Ziegler will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Mr. Ziegler will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $800,000 from the proceeds of this offering (in addition to any net interest earned on the funds held in the trust account that may be released to us to fund our working capital requirements), with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $25,000).  In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

Additionally, if we are forced to declare insolvency or a petition to wind up the company is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable Cayman Islands insolvency laws, and may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of our public shareholders. To the extent any insolvency claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $10.10 per share.

Our public shareholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to redeem their respective ordinary shares for cash upon a business transaction which the shareholder exercised their redemption rights and is completed by us. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.

Additionally, in any insolvent liquidation proceedings of the company under Cayman Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our public shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them.

Competition

We expect to encounter intense competition from entities other than blank check companies having an initial business objective similar to ours, including private equity groups, venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business transactions directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses

As of October 15, 2010, 98 of the 165 blank check companies that have gone public in the United States since August 2003 have either consummated a business transaction or entered into a definitive agreement for a business transaction and 64 companies have failed to complete business transactions and have either dissolved or announced their intention to dissolve and return trust proceeds to their shareholders. This may indicate that there are fewer attractive target businesses available to such entities like our company or that many target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours.

Furthermore, the requirement to acquire a target business or target businesses having a fair market value equal to at least 80% of the value of the trust account at the time of the agreement to enter into the business transaction, our obligation to pay cash in connection with 92% of our ordinary shares held by our public shareholders who exercise their redemption rights may reduce the resources available to us for an initial business transaction and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business transaction.

Facilities

We maintain our principal executive offices at Level 11, 459 Collins Street, Melbourne VIC 3000, Australia. The cost for this space is included in the $10,000 per-month fee that Ziegler Asset Partners, an affiliate of Mr. Ziegler, our chairman of the board and chief executive officer, will charge us for office space and administrative and support services commencing on the date of this prospectus pursuant to an agreement between us and Ziegler Asset Partners. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have four executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, the course of negotiations with target businesses, and the due diligence preceding and accompanying a possible business transaction. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business transaction (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of a business transaction.

Legal Proceedings

We are not involved in any litigation or administrative proceedings incidental to our business.

Periodic Reporting and Audited Financial Statements

As a foreign private issuer, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.  We intend to file with the SEC, within 180 days after the end of the current fiscal year (and within 120 days for subsequent years), an annual report on Form 20-F containing financial statements which will be examined and reported on, with an opinion expressed, by an independent public accounting firm. We also intend to file with the

SEC reports on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year within 60 days after the end of each quarter. Notwithstanding, we have agreed with the representative of the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of our initial business transaction, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for annual, quarterly and current reports as if we were a U.S. domestic issuer, except that we may file such reports on Form 20-F or Form 6-K, as applicable.  Further, if for any reason we lose our status as a FPI and are no longer subject to the foreign issuer rules, we will be required to comply with the U.S. domestic issuer rules as of the first day of the fiscal year immediately following our loss of FPI status.

We will provide shareholders with audited financial statements of the prospective target business to be acquired as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing each specific target business we seek to acquire. While the requirement of having available financial information for the target business may limit the pool of potential acquisition candidates, given the broad range of target businesses we may consummate a business transaction with, we do not believe that the narrowing of the pool will be material.

We will be required to have our internal control procedures audited for the fiscal year ending June 30, 2012 as required by the Sarbanes-Oxley Act. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Comparison of This Offering To Those Of Blank Check Companies Subject To Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds
Approximately $76.2 million of the net offering proceeds plus the $4.6 million we will receive from the sale of the insider warrants will be deposited into a trust account at J.P. Morgan Chase Bank N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

Approximately $68.9 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depository institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interest in the account.

Investment of net proceeds
The approximately $95.4 million of net offering proceeds plus the $4.6 million we will receive from the sale of the insider warrants held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a- 7 promulgated under the Investment

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Company Act of 1940.

Receipt of interest on escrowed funds
There can be released to us, from time to time, any interest earned on the funds in the trust account (i) that we may need to pay our tax obligations and (ii) any remaining interest that we need for our working capital requirements. Any remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business transaction and our liquidation upon failure to effect a business transaction within the allotted time.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business transaction.

Limitation on Fair Value or Net Assets of Target Business
Our initial business transaction must be with one or more target businesses having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into such initial business transaction.
We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.

Trading of securities issued
The units will begin trading on the business day following the date of this prospectus. Each of the ordinary shares and warrants may trade separately beginning on the 10th day following the earlier to occur of the expiration of the underwriters’ over-allotment option (which is 45 days from the date of this prospectus), its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option.  In no event will separate trading of the ordinary shares and warrants commence until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Report of Foreign Private Issuer on Form 6-K with the Securities and Exchange

No trading of the units or the ordinary shares and warrants included in the units would be permitted until the completion of a business transaction. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Commission, including an audited balance sheet, promptly upon the consummation of this offering, which consummation is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after such date, we will file an amendment to the Form 6-K to provide updated financial information to reflect the exercise of the over-allotment option.

Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business transaction and one year following the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business transaction, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will provide our shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account before payment of deferred underwriting discounts exclusive of any interest thereon, upon the consummation of our initial business transaction, subject to the limitations described herein.  Unlike other blank check companies which have sought shareholder approval and conducted proxy solicitations in conjunction with their initial business transactions and redemptions of their public shares for cash upon consummation of their initial business transactions even when shareholder approval was not required by law, we intend to consummate our initial business transaction without seeking

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given an opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain in shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of

	Terms of Our Offering	Terms Under a Rule 419 Offering

shareholder approval and conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers.  We intend to file tender offer documents with the SEC that will contain substantially the same financial and other information about the initial business transaction and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.  Regardless of whether we are required by law or the Nasdaq Global Market to seek shareholder approval, or we decide to seek shareholder approval for other business or legal reasons, so long as we maintain our FPI status and are required to comply with the foreign issuer rules, we will conduct the redemptions pursuant to the tender offer rules.  If we are no longer deemed a FPI (and no longer required to comply with the foreign issuer rules) and we are required by law or the Nasdaq Global Market to seek shareholder approval, or we decide to seek shareholder approval for other business or legal reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.  Our initial shareholders have agreed not to redeem any ordinary shares beneficially owned by them in connection with the consummation of our initial business transaction.
the securities will be issued.

Business transaction deadline	Pursuant to our memorandum and articles of association, as amended, we will go into automatic liquidation if 21 months from the date of this prospectus we have not completed a business transaction.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Release of funds
Except for (i) any amounts that we may need to pay our tax obligations and (ii) any remaining interest that we may need for our working capital requirements that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business transaction and our liquidation upon failure to effect a business transaction within the allotted time.
The proceeds held in the escrow account would not be released until the earlier of the completion of a business transaction or the failure to effect a business transaction within the allotted time.

Management
Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Peter Ziegler	50	Chairman of the Board & Chief Executive Officer
Charbel Nader	41	Executive Vice President
Brett Chenoweth	41	Executive Vice President
E. Stephen Streeter	52	Chief Financial Officer and Executive Vice President
Peter O’Brien	58	Director
Ian Zimmer	62	Director

Peter Ziegler  has served as our chairman of the board and chief executive officer since our inception. Mr. Ziegler has served as president of the privately owned and controlled Ziegler Asset Partners, an Australian investment management firm based in Sydney, Australia since July 2002.  Ziegler Asset Partners is a division of Peter Ziegler & Co Pty Ltd for which Mr. Ziegler serves as principal. From 2002 to 2004, Mr. Ziegler served as chief executive officer of CPH Capital Pty. Ltd., which is a wholly-owned subsidiary of Consolidated Press Holdings Ltd. (“CPH”).  CPH Capital Pty. Ltd. provided financial and structuring advice to private and public entities within the CPH group of companies. The CPH group directly and indirectly owns interest in a diverse portfolio of interests in media, broadcasting, casinos, film production, agriculture, mining, financial services and hedge funds among others through publicly listed and private entities in Australia, the United States and elsewhere.  In 1993, Mr. Ziegler’s consulting entity, Orrong Strategies Pty. Ltd., commenced providing services to the Village Roadshow Ltd. (“VRL”) (ASX: VRL), a diversified media and entertainment company based in Australia, where Mr. Ziegler held many executive positions over a nine year period, including serving as a member of the VRL Executive Committee, and occupying the positions of executive director of the board, chairman of Village Roadshow Pictures, and deputy chairman of the board of Village Roadshow Corporation Ltd. (VRL’s holding company). During his tenure at VRL, Mr. Ziegler assisted in the completion of numerous acquisitions including the acquisition of Triple M, a leading Australian radio business. Mr. Ziegler led the creation of the Village Roadshow Pictures (“VRP”) Hollywood film business and, until 2007, was a 7.5% owner of VRP.  In 1997, Mr. Ziegler created a capital structure for VRP that was initially funded with $4 million in startup equity and grew to a $750.0 million debt facility.  This model led to VRP being one of the largest independent film producers and financiers in Hollywood.  VRP has acquired a valuable film library of 65 films that are capable of generating significant future revenues from existing, and subsequently developed, exploitation mediums. Of the 65 films acquired, approximately 40 of such films were acquired prior to Mr. Ziegler’s departure from VRP. VRP’s productions during Mr. Ziegler’s tenure included films such as The Matrix and its sequels and Oceans 11. From 1992 to 1993, Mr. Ziegler served as a partner of Ernst & Young, with responsibilities that included the development of domestic, international, and cross-border structures for financings and investments.  From November 2005 until November 2009, Mr. Ziegler served as a director of Pacific Enviromin Limited (ASX: PEV), a company involved in mining and environmental remediation technologies, and since November 2009, Mr. Zieger has served as its non-executive deputy chairman.  From November 1999 to September 2009, Mr. Ziegler has served as a director of Touchcorp Ltd., a public unlisted electronic distribution services company.  From August 2001 to May 2004, Mr. Ziegler served as a director of Solar Systems Pty Ltd., an Australian solar energy researcher and developer.  Since August 2010, Mr. Ziegler has served as an alternate director for Macarthur Minerals Limited (TSX-V:MMS), an Australian public company focused on the exploration and development of iron-ore, nickel sulphide mineralization and gold. Mr. Ziegler graduated with Honours degrees in Commerce and Law (1982 and 1983, respectively), together with a Master of Financial Management (1983), from the University of Queensland. Mr. Ziegler is a Fellow of the Society of Certified Practicing Accountants of Australia, an Associate of the Institute of Chartered Accountants of Australia, a Fellow of the Taxation Institute of Australia, and a Senior Associate of the Financial Services Institute of Australasia.  Mr. Ziegler is admitted as a Barrister and Solicitor of the High Court of Australia, and is admitted to practice in the States of Queensland and Victoria.

Charbel Nader  has served as our executive vice president since our inception.  Mr. Nader was most recently the executive director and head of Pitt Capital Partners Ltd.’s Melbourne office and his responsibilities included originating investment banking transactions.  Pitt Capital Partners Ltd. is a wholly-owned subsidiary and the Australian and international investment banking arm of an Australian investment management corporation, Washington H. Soul Pattinson Ltd. (ASX: SOL), which has invested in a diverse set of industries through its ownership or control over several ASX listed companies, including pharmaceuticals, food, coal mining, conventional and alternative energy, private equity, and telecommunications. Mr. Nader served as a founding director of McHudson Corporate, an Australian corporate advisory business based in Melbourne, Australia from 2003 until McHudson Corporate whose operations were merged in 2007 with Pitt Capital Partners Ltd.  From 2000 to 2003, Mr. Nader served as News Corporation’s director of business development & commercial affairs for its venture capital joint venture in Australia with the Nikkei listed Softbank Corporation.  Mr. Nader helped to develop and execute the joint venture’s acquisition strategies in connection with a number of digital, content and technology investments in Australia and elsewhere.  From 1993 to 2000, Mr. Nader served in a number of executive positions at VRL including group manager, structured finance.  At VRL, Mr. Nader assisted in VRL’s acquisition, expansion and divestments activity throughout Australia, Asia, Europe and the United States.  His role included sourcing, structuring and raising structured and mezzanine funds to support VRL’s business growth.  In 1990, Mr. Nader worked at Ernst & Young, in Taxation Consulting, where clients he worked with included a mix of Australian and multinational corporations with assignments focused on transaction support, acquisition structuring and structured finance.  Since 2004, Mr. Nader has served as a director of the financial services firm E-Loan Australia, and is chairman of Metro Media Holdings Pty Ltd., is a director of Aspermont Limited (ASX:ASP) a leading print and Internet publisher to the mining, oil & gas and related sectors in Australia and the UK, and chairman of the advisory board of United Galleries and United Cellars.  Mr. Nader has a Bachelor of Commerce and a Master of Applied Finance from the University of Melbourne and is a Chartered Accountant.

Brett Chenoweth has served as our executive vice president since our inception. Since 2009, Mr. Chenoweth has served as managing director of The Silverfern Group Pty Ltd, a New York based merchant bank which specializes in buy-side advisory and co-investment transactions. The Silverfern Group advises and invests alongside the world’s leading private equity firms and Mr. Chenoweth has responsibility for the business in Australia and Asia, in addition to being a global partner of the firm. In 2008 Mr. Chenoweth was also appointed  as a non-executive independent director of the Australian publicly listed company Living and Leisure Limited (ASX:LLA). Mr. Chenoweth currently also chairman of Cesura Partners Pty Ltd, a private investment company which has taken strategic investment positions in a number of high growth business ventures in the media, technology and telecom industries in Australia and the United States, including GoFish Corporation, an online media and entertainment network, Samples Plus Pty Limited, an online aggregator for the supply of medical samples, and Standfast Corporation Limited, a provider of height safety equipment, where Mr. Chenoweth served as chairman of the board from 2005 to 2008. Cesura Partners Pty Ltd also owns a start-up technology services business, Gizmo Corporation Pty Limited, in which Mr. Chenoweth has served as a non-executive director since 2009 and as the executive chairman and chief executive officer from 2006 to 2009.  From 2001 to 2005, Mr. Chenoweth held various positions at Telecom New Zealand Limited, the largest public company in New Zealand, including chairman of the Group’s private equity fund, TMT, head of mergers & acquisitions, head of group strategy and head of group investments. During his time in these positions, Mr. Chenoweth completed a number of transactions both in New Zealand and Australia, including the divestment of a number of Telecom New Zealand’s satellite ventures, the investment by Seven Network Limited into AOL Australia Pty Limited and the Joint Venture between Xtra Limited and Microsoft (XtraMSN). Mr. Chenoweth sat on a number of Telecom New Zealand Limited group boards, including AOL7 Pty Ltd, AAPT Ltd and Telecom New Zealand Australia Pty Ltd. In May 2003, Mr. Chenoweth assumed responsibility for the Australian Consumer and Small Business Group of Telecom New Zealand with full responsibility for the fixed line, mobile, and internet businesses. After an initial restructuring and merger of its three separate business units, Mr. Chenoweth ran a business which generated over $620.0 million of revenue and $200.0 million of gross margin. The EBITDA increased by over 150% during Mr. Chenoweth’s period of management and there was a material improvement in the growth of Telecom New Zealand’s customer base. This business was the largest contributor to the Telecom New Zealand group in Australia. Mr. Chenoweth commenced his professional career with VRP in 1990 and later joined the PBL Group as a founding director and head of business development for the Microsoft/PBL joint venture, ninemsn Pty Ltd, in 1997. Mr. Chenoweth started this business and grew it to become one of the largest online businesses and interactive media companies in Australia. Mr. Chenoweth graduated with degrees in Economics and Law from the University of Queensland and has a Graduate Diploma in Applied Finance and Investment from the Securities Institute of Australia.

E. Stephen Streeter has served as our chief financial officer and executive vice president since our inception and since 1996 has served as president of Montecito Capital Market Advisors, Inc. (“MCMA”), a Los Angeles based multi-disciplinary firm, providing services in connection with investment banking consulting, software development, and external management. Since its establishment in 1996, MCMA has participated in projects and transactions on a global basis in the areas of finance, manufacturing and distribution for the media and entertainment industry, and in the commercial real estate, futures and options trading, food services, aerospace, technology and agriculture industries. Since 1996, Mr. Streeter has also served as a partner at Specter, Streeter & Company, a business and tax consulting firm for businesses primarily involved in the entertainment industry. From 1983 to 1996, Mr. Streeter was a principal in the Consulting Group of Ernst & Young providing services to a diverse range of industries. His experience at Ernst & Young included transactional consulting for mergers and acquisitions, tax consulting and compliance, deal structuring, software development and implementation, and financial accounting. Mr. Streeter’s transaction experience at Ernst & Young includes, creating financial models of film returns at VRP, and investments in the 13 Hard Rock Café restaurants and four franchised units which were sold to the Rank Organisation for approximately $410.0 million in 1996, the Hard Rock Hotel & Casino in Las Vegas which was sold to Morgans Hotel Group for approximately $770.0 million in 2006 and Heftel Broadcasting Corp., which invested in 19 Spanish-language radio stations in the United States, and was later sold to Clear Channel Communications for approximately $336.0 million in 1996.  Mr. Streeter received a Bachelor of Science degree from Andrews University.

Peter O’Brien has served as a member of our board of directors since our inception. From 2005 to 2007, Mr. O’Brien served as president of the Australian Chamber of Commerce and from 1998 to 2008, Mr. O’Brien served as chairman of the Trade & International Affairs Committee. From 2001 to 2003, Mr. O’Brien served as President of the Victorian Employers Chamber of Commerce & Industry.  From 1993 to 2006, Mr. O’Brien served as Founding Managing Director and shareholder of Oceanis Holdings Limited, which is now one of the world's largest owners and operators of aquariums with aquariums in Melbourne; Queensland; Busan (Korea); Shanghai and Bangkok.  From 2006 to 2008 Mr. O’Brien served as a member of the Board of Directors of Living & Leisure Australia Limited. (ASX:LLA), which acquired Oceanis Holdings Limited in 2007, and served as managing director of Oceanis Developments PLC.  From 1998 to 2002, Mr. O’Brien served as national board member and deputy chairman of Tourism Council of Australia and, from 2007 to 2010 served as a director of Tourism Australia.  Since 2007, Mr. O’Brien has been the managing Director, Parkthorn Tourism & Leisure Consultancy with principal tourism projects in Asia and the Middle-East,  chairman of Snowy Mountain Australian Exporters Pty Ltd and a director of Plenary Conventions Pty Ltd.  Mr. O’Brien has also served as an industry consultant to the Sydney Organizing Committee for the Olympic Games and Stadium Australia 2000.  Mr. O’Brien received a Bachelor of Commerce and a Bachelor of Laws degree with honors from Melbourne University.

Ian Zimmer has served as a member of our board of directors since our inception.  From 2009 he has been deputy vice-chancellor and vice president of the University of Queensland, Australia.  Between 1998 and 2008 he served as a professor of accounting and dean of the faculty of business, economics and law at the same University.  From 1997 to 1998, Professor Zimmer served as professor of accounting and head of the TC Beirne School of Law at the University.  Professor Zimmer also served as a professor of accounting (from 1986 to 1987) and head of the department of commerce (from 1988 to 1996) at the University of Queensland.  Professor Zimmer has held a number of visiting academic appointments throughout his academic career at business schools including: INSEAD (Fontainebleau, France), from August 2004 to November 2004; the University of Michigan at Ann-Arbor, from 1997 to 1998; and the University of Washington in Seattle, June 1986 to August 1986.  Since 2006, Professor Zimmer has served as chairman of the board of directors of the Mater Medical Research Institute Ltd., (MMRI); a cancer center that is commercializing its research, for which he also serves on the remuneration and audit committees.  Since 2009, Professor Zimmer also serves as a representative director on the board of the Translational Research Institute (a joint venture of MMRI and others).  Since 2003, Professor Zimmer has also served as a member of the advisory board, Australian Defence College, Canberra, a board responsible for overseeing the development and application of defence force policy regarding undergraduate and postgraduate education for the military. From 2001 to 2004, Professor Zimmer served as a member of the board of directors of Mt. Eliza Business School Ltd.  From 1994 to 2002, Professor Zimmer was a member of Queensland State Council, Institute of Chartered Accountants in Australia, and was state chairman in 2001.  Professor Zimmer holds a Doctor of Science Degree from the University of New South Wales, Australia (1997), a Doctor of Philosophy in Accounting from the University of New South Wales, Australia (1983); a Master of Commerce in Accounting and Finance from the University of Liverpool, United Kingdom (1976); and a Bachelor of Business in Accounting Degree from

Swinburne University of Technology, Australia (1973).  Professor Zimmer is a fellow of the Australian Society of Certified Practicing Accountants; a fellow of the Institute of Chartered Accountants and a member of the Accounting and Finance Association of Australia and New Zealand.

Officer and Director Qualifications

We will be establishing a nominating and corporate governance committee effective upon the consummation of this offering. Until such time, we have not formally established any specific, minimum qualifications that must be met by each of our officers or directors or specific qualities or skills that are necessary for one or more of our officers or members of the board of directors to possess. However, upon its effectiveness the nominating and corporate governance committee will consider a number of qualifications relating to management, leadership experience, background, integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating and corporate governance committee will not distinguish among nominees recommended by shareholders and other persons.

            Our officers and board of directors are composed of a diverse group of leaders in their respective fields. Many of the current officers or directors have senior leadership experience at domestic and international companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Most of our officers and directors also have experience serving on boards of directors and board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, our officers and directors also have other experience that makes them valuable, such as experience managing and investing assets or facilitating the consummation of business transactions.

We, along with our officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of our officers and board members described below, provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of consummating a business transaction.

Peter Ziegler

We believe Mr. Ziegler is well-qualified to serve as chief executive officer and chairman of the board due to his public company experience, business leadership and operational experience.  We believe Mr. Ziegler’s access to extensive contacts and sources, ranging from private and public company contacts, private equity funds and investment bankers will allow us to generate acquisition opportunities and identify suitable acquisition candidates.   We also consider Mr. Ziegler’s background in law and extensive accounting experience to be a significant benefit.

Charbel Nader

Mr. Nader is well-qualified to serve as executive vice president due to his public company experience, business leadership and operational experience.  We believe Mr. Nader’s access to extensive contacts and sources, ranging from private and public company contacts, private equity funds and investment bankers will allow us to generate acquisition opportunities and identify suitable acquisition candidates. We believe Mr. Nader’s extensive experience in evaluating businesses will allow us to identify suitable acquisition candidates and further our purpose of consummating a business transaction.

Brett Chenoweth

Mr. Chenoweth is well-qualified to serve as executive vice president due to his public company, business leadership and operational experience. We believe Mr. Chenoweth’s access to extensive contacts and sources, ranging from private and public company contacts, private equity funds and investment bankers will allow us to generate acquisition opportunities. We believe Mr. Chenoweth’s extensive experience in evaluating businesses will allow us to identify suitable acquisition candidates and further our purpose of consummating a business transaction.

E. Stephen Streeter

Mr. Streeter is well-qualified to serve as chief financial officer and executive vice president due to his extensive finance, U.S. accounting, investment and merger and acquisition experience.  We believe Mr. Streeter’s access to extensive contacts and sources, ranging from private and public company contacts, private equity funds and investment bankers, as well as his U.S. CPA background, will allow us to generate acquisition opportunities and identify suitable acquisition candidates. We believe Mr. Streeter’s experience in U.S. accounting, mergers, acquisitions and corporate finance will assist us in consummating a business transaction.

Peter O’Brien

Mr. O’Brien is well-qualified to serve as a member of the board due to his public company, business leadership and operational experience.  We believe Mr. O’Brien’s access to extensive contacts and sources, ranging from private and public company contacts, Australian government officials, private equity funds and investment bankers will allow us to generate acquisition opportunities and identify suitable acquisition candidates.  We also consider Mr. O’Brien’s background in law to be a significant benefit.

Ian Zimmer

Professor Zimmer is well-qualified to serve as a member of the board due to his extensive leadership and accounting experience. We believe Professor Zimmer’s access to extensive contacts and sources, ranging from private and public company contacts, private equity funds and investment bankers will allow us to generate acquisition opportunities and identify suitable acquisition candidates.  We also consider Professor Zimmer’s extensive accounting experience to be a significant benefit.

Number and Terms of Directors

Our board of directors will be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Professor Zimmer, will expire at our first annual meeting of shareholders.  The term of office of the second class of directors, consisting of Mr. O’Brien, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. Ziegler, will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. We believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

Director’s Service Contracts

None of our directors have entered into service contracts with the company providing for benefits upon termination of employment.

Director Independence

Our board of directors has determined that Professor Zimmer and Mr. O’Brien are “independent directors” as such term is defined in Rule 10A-3 of the Exchange Act and the rules of the Nasdaq Global Market.  The Nasdaq Global Market requires that each issuer must have a sufficient number of independent directors on its board of directors such that at least a majority of the directors are independent directors (subject to limited exceptions) and to satisfy the audit committee requirements. Under the Nasdaq Global Market rules, an independent director is a person other than an executive officer or employee of the company whereby the board has affirmatively determined that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Under the Nasdaq Global Market rules, each issuer must have an audit committee of at least three members, each of whom :

(i)	satisfies the independence standards specified by the exchange and Rule 10A-3 under the Exchange Act;

(ii)	must not have participated in the preparation of the financial statements of the issuer or any current subsidiary of the issuer at any time during the past three years; and

(iii)	is able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

Further, at least one member of the audit committee must be deemed financially sophisticated.

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will initially consist of Professor Zimmer and Mr. O’Brien. Each member of the audit committee is financially sophisticated, as required by the Nasdaq Global Market listing standards. In addition, the board of directors has determined that Professor Zimmer qualifies as an “audit committee financial expert,” as defined under the applicable rules of the SEC.  Pursuant to the transition period under the rules of the Nasdaq Global Market and consistent with the exemptions afforded in Rule 10A-3 under the Exchange Act, we will have one year following the initial listing of securities upon the consummation of this offering to appoint an additional independent director to the audit committee.   The audit committee will meet at least on a quarterly basis.

The audit committee has the specific responsibilities, authority and procedures necessary to comply with Rule 10A-3(b)(2), (3), (4) and (5) under the Exchange Act concerning responsibilities relating to: (a) registered public accounting firms, (b) complaints relating to accounting, internal accounting controls or auditing matters, (c) authority to engage advisors and (d) funding as determined by the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 20-F;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•
reviewing and approving all related-party transactions, including analyzing the shareholder base of each target business so as to ensure that we do not consummate a business transaction with an entity that is affiliated with any of our officers, directors or initial shareholders, including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals, (ii) an entity in which such individuals or their affiliates are currently passive investors, (iii) an entity in which such individuals or their affiliates are currently officers or directors, or (iv) an entity in which such individuals or their affiliates are currently invested through an investment vehicle controlled by them, in each case unless we obtain an opinion from an unaffiliated independent investment banking firm that the businesses transaction is fair to our shareholders from a financial perspective;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	reviewing proxy disclosure to ensure that it is in compliance with SEC rules and regulations;

•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•
monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•
approving reimbursement of expenses to the extent that they are in excess of $150,000 in the aggregate in any fiscal quarter incurred by our management team and their respective affiliates in identifying potential target businesses.

Nominating and Corporate Governance Committee

Effective upon consummation of this offering, we will establish a nominating and corporate governance committee of the board of directors, which will consist of Professor Zimmer and Mr. O’Brien. Under the Nasdaq Global Market listing standards, each member of the nominating and corporate governance committee must be independent, with limited exceptions. Currently, all members of the nominating and corporate governance committee are independent. The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating and corporate governance committee will consider persons identified by its members, management, shareholders, investment bankers and others.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our initial shareholders, officers or directors, or any of their affiliates, for any services rendered prior to or in connection with the consummation of a business transaction, other than the monthly fee of $10,000 for office space and administrative and support services payable to Ziegler Asset Partners, an affiliate of Mr. Ziegler, our chairman of the board and chief executive officer, and repayment of a non-interest bearing loan and advances in the aggregate of $150,000 as of July 31, 2010 made by Ziegler Asset Partners.  However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business transactions. Our audit committee will review and approve all reimbursements made to our initial shareholders, officers, directors or their affiliates, to the extent that they are in excess of $150,000 in the aggregate in any fiscal quarter, and any reimbursements made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval. Such review will encompass an analysis of the corporate purposes advanced by such expenses and their reasonableness as compared to similar services or products that could have been procured from an independent third party source. There is no limit on the total amount of these out-of-pocket expenses reimbursable by us, provided that members of our management team will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account (initially, approximately $800,000 and interest income on the trust account balance, net of taxes payable on such interest, that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements, unless a business transaction is consummated. There will be no review of the reasonableness of the expenses other than by our audit committee and, in some cases, by our board of directors as described above, or if such reimbursement is challenged, by a court of competent jurisdiction.

After the consummation of a business transaction, our officers and directors who remain associated with us in some capacity may be paid consulting, management or other fees and or equity based compensation from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the tender offer or proxy solicitation materials furnished to our shareholders. It is unlikely, however, that the amount of such compensation will be known at the time of a shareholder meeting held to consider a business transaction, as it will be up to the directors of the post-business transaction company to determine executive and director compensation.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•
None of our officers and directors is required to commit any specified amount of time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business (and other) activities.

•
Members of our management team and our directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Due to affiliations with other companies, members of our management team and our directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause conflicts of interest. Accordingly, members of our management team and our directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  However, our officers and directors must present to us all opportunities to acquire a target business with a fair market value in excess of approximately $80.0 million prior to presenting them to any company with which they become affiliated following this offering unless they are required to present such business opportunities to companies which they are currently affiliated with and currently owe a fiduciary or contractual obligation to prior to presenting them to us.

•
To the extent that our management team or directors identify a suitable business opportunity that may be suitable for us and their other affiliated parties, they will honor any pre-existing fiduciary obligations to their affiliated parties and therefore may not present to us all opportunities suitable for the company of which they become aware. For a description of our management team’s and our directors’ existing affiliations, see the previous section entitled “Directors and Executive Officers.”

•
Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.  Additionally, our officers and directors may organize, promote or become involved with other blank check companies with a focus on the targeted industry sectors, whether within or outside of the targeted geographic region, either before or after our consummation of a business transaction. Thus, our officers and directors are free to immediately organize, promote or otherwise become involved with blank check companies or other entities engaged in similar business activities to us prior to our company identifying and acquiring a target business.  Accordingly, each of our officers and directors has agreed, until the earliest of our initial business transaction, our liquidation or the time he ceases to be an officer or director (unless at such time he is a beneficial owner of more than 1% of our ordinary shares), to present to our company for our consideration, any business opportunity which may reasonably be appropriate to be presented to us prior to presenting them to any other blank check company with which they become affiliated following this offering.

•
The initial ordinary shares and insider warrants owned by our initial shareholders which includes our officers and directors, are subject to transfer restrictions. Our initial shareholders have agreed not to transfer, assign or sell, except to permitted transferees, any of the insider warrants, respectively, until 90 days following the completion of our initial business transaction.  In addition, the insider warrants purchased by our management team and any warrants which our initial shareholders may purchase in this offering or in the aftermarket will expire worthless if an initial business transaction is not consummated. Additionally, our initial shareholders will not receive liquidation distributions with respect to any of their initial ordinary shares. For the foregoing reasons, our board of directors may have a conflict of interest in determining whether a particular target business is appropriate for us and our shareholders.

•
Our officers and directors may have a conflict of interest with respect to evaluating a particular business transaction if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business transaction. Additionally, our officers and directors, or their respective affiliates, may enter into employment or consulting agreements with us in connection with a business transaction pursuant to which they may be entitled to compensation for any services provided following such business transaction. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business.

•
Our initial shareholders, officers and directors may purchase ordinary shares as part of this offering or in the open market. This may result in the consummation of a business transaction that may not otherwise have been possible.  Since our initial shareholders will only receive compensation if the business transaction is consummated, they may have a conflict of interest when making additional purchases.  Our initial shareholders have agreed, if we seek shareholder approval, to vote any ordinary shares acquired in this offering or the open market along with the initial ordinary shares in favor of our initial business transaction.

Under Cayman Islands law, our directors have a fiduciary duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

As a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Each of our officers and directors has, or may come to have, to a certain degree, other contractual and fiduciary obligations. Members of our management team have contractual and fiduciary obligations to other companies with which they are involved or on whose board of directors they presently sit, or may have obligations to companies whose management team they may join in the future. To the extent that they identify business opportunities that may be suitable for us or other companies, our officers and directors will honor those contractual and fiduciary obligations. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties to such other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities. See “Management – Directors and Executive Officers.”

Below is a table summarizing the companies to which our officers and directors owe fiduciary obligations that may conflict with their fiduciary obligations to us, all of which would have to (i) be presented appropriate potential target businesses by our officers and directors, and (ii) reject the opportunity to acquire such potential target business, prior to their presentation of such target business to us:

Individual	Entity	Affiliation
Peter Ziegler	Pacific Enviromin Limited	non-executive deputy chairman
	McArthur Minerals Limited	alternate director

Charbel Nader	E-Loan Australia	director
	Metro Media Holdings Pty Ltd	chairman
	Aspermont Limited	director

Brett Chenoweth	The Silverfern Group Pty Ltd	managing director

E. Stephen Streeter	Montecito Capital Market Advisors, Inc.	president

Peter O’Brien	Parkthorn Tourism & Leisure Consultancy	managing director

Mr. Ziegler, our chairman of the board and chief executive officer, currently serves and will continue to serve as the non-executive deputy chairman of Pacific Enviromin Limited and as an alternate director of McArthur Minerals Limited.  As the non-executive deputy chairman of Pacific Enviromin Limited and as an alternate director of McArthur Minerals Limited, Mr. Ziegler will be required to present certain mining and exploration opportunities to Pacific Enviromin Limited and McArthur Minerals Limited for their respective consideration prior to presenting such opportunities to us.

Mr. Nader, an executive vice president, currently serves and will continue to serve as a director of several companies.  For example, as the chairman of Metro Media Holdings Pty Ltd., Mr. Nader will be required to present appropriate opportunities to Metro Media Holdings Pty Ltd. and its affiliates for their consideration prior to presenting such opportunities to us.

Mr. Chenoweth, an executive vice president, currently serves and will continue to serve as a managing director of The Silverfern Group Pty Ltd. As a managing director of The Silverfern Group Pty Ltd., Mr. Chenoweth will be required to present appropriate opportunities to The Silverfern Group Pty Ltd. and its affiliates for their consideration prior to presenting such opportunities to us.

Mr. Streeter, our chief financial officer and executive vice president, currently serves and will continue to serve as president of Montecito Capital Market Advisors, Inc. As the president of Montecito Capital Market Advisors, Inc., Mr. Streeter will be required to present appropriate opportunities to Montecito Capital Market Advisors, Inc. for its consideration prior to presenting such opportunities.

Mr. O’Brien, a director, currently serves and will continue to serve as a managing director of Parkthorn Tourism & Leisure Consultancy.  As a managing director of Parthorn Tourism & Leisure Consultancy, Mr. O’Brien will be required to present tourism, leisure, infrastructure and other related opportunities to Parthorn Tourism & Leisure Consultancy for its consideration prior to presenting such opportunities to us.

As a result of these affiliations, Messrs. Ziegler, Nader, Chenoweth, Streeter and O’Brien may have preexisting fiduciary, contractual or other obligations to those entities that may cause them to have conflicts in presenting to us specific business opportunities that may be attractive to us. Because of these potential preexisting obligations, we have agreed that none of Messrs. Ziegler, Nader, Chenoweth, Streeter and O’Brien will have an obligation to present to us any specific business opportunity.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of our initial business transaction, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be appropriate to be presented to us, subject to the pre-existing fiduciary or contractual obligations he might have. Accordingly, our officers and directors must present to us all opportunities to acquire a target business with a fair market value in excess of approximately $80.0 million prior to presenting them to any company with which they become affiliated following this offering unless they are required to present such business opportunities to companies which they are currently affiliated with and currently owe a fiduciary or contractual obligation to prior to presenting them to us.

In the event we are required to submit our initial business transaction to our public shareholders for a vote, all of the initial shareholders have agreed to vote any ordinary shares beneficially owned by them in favor of our initial business transaction. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to their initial ordinary shares.  If they purchase ordinary shares as part of this offering or in the open market, however, they would be entitled to participate in any liquidation distribution in respect of such shares but have agreed not to redeem such ordinary shares in connection with the consummation of a business transaction.

In the event we consider a target business affiliated with a member of our board of directors, we would establish a special committee consisting of disinterested members of our board of directors to oversee the negotiations with such affiliated entity and evaluate and vote upon the business transaction. To further minimize potential conflicts of interest, we have entered into written agreements with each of our officers and directors not to consummate a business transaction with an entity which is affiliated with any of our officers and directors, unless we obtain an opinion from an unaffiliated, independent investment banking firm that the business transaction is fair to our shareholders from a financial perspective. Accordingly, to the extent any of our initial shareholders are affiliated with an entity that is a portfolio company of, or that has received a financial investment from, any company that is affiliated with our initial shareholders, we would not consummate a business transaction with such entity unless an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA or body of equivalent status if the target business is located in a non-U.S. jurisdiction that the business transaction is fair to our shareholders from a financial perspective. We will not employ similar precautions for potential business transactions involving entities formerly affiliated with our officers and directors. We currently do not anticipate entering into a business transaction with an entity affiliated with our management team or our initial shareholders. We currently do not anticipate investing alongside other blank check companies or private equity firms in pursuing a target business, including firms with which our officers or directors are affiliated.

In no event will we pay any of our officers or directors, or any of their affiliates, any finder’s fee, consulting fee or other compensation for services rendered to us, prior to, or in connection with, the consummation of our initial business transaction (regardless of the type of transaction that it is), other than the monthly fee of $10,000 for office space and administrative and support services payable to Ziegler Asset Partners, an affiliate of Mr. Ziegler, our chairman of the board and chief executive officer, and repayment of a non-interest bearing loan and advances in the aggregate of $150,000 as of July 31, 2010 made by Ziegler Asset Partners Pty. Ltd.

Principal Shareholders

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of the prospectus and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals or entities listed below purchase units offered by this prospectus), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

	Prior to Offering (2) (3)		After Offering (2) (3)

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary shares	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary shares

Ziegler Asset Partners Trust (4)	2,313,333	86.75%	2,313,333	21.7%
Peter Ziegler (4)	2,313,333	86.75	2,313,333	21.7
Charbel Nader (5)	100,000	3.75	100,000	*
E. Stephen Streeter (6)	100,000	3.75	100,000	*
Brett Chenoweth (7)	100,000	3.75	100,000	*
Ian Zimmer (8)	26,667	1.00	26,667	*
Peter O’Brien (9)	26,667	1.00	26,667	*
All directors and executive officers as a group (6 individuals)	2,666,667	100.0%	2,666,667	25.0%

*	Less than 1.0%
(1)	Unless otherwise indicated, the business address of each of the individuals is Level 11, 459 Collins Street, Melbourne VIC 3000, Australia.
(2)
Does not reflect 9,200,000 ordinary shares issuable upon exercise of insider warrants, which are not exercisable until the later of our completion of a business transaction and one year from the date of this prospectus.

(3)
Assumes no exercise of the over-allotment option and the resulting redemption of an aggregate of 400,000 ordinary shares. In the event the size of the offering otherwise changes, we may effect upon our ordinary shares a dividend, reverse split, redemption or similar transaction immediately prior to the consummation of the offering in such amount as to maintain our initial shareholders’ collective percentage ownership of our issued and outstanding ordinary shares upon consummation of the offering, without giving effect to the private placement of the insider warrants.

(4)
All of such securities are held by Ziegler Asset Partners Pty. Ltd., as trustee for the Ziegler Asset Partners Trust.  Mr. Ziegler is the sole director and company secretary of Ziegler Asset Partners Pty. Ltd.. which is  owned by Bayleft Pty. Ltd. ACN 101 089 845, as trustee for the Ziegler Foundation Discretionary Trust.  The beneficiaries of the Ziegler Foundation Discretionary Trust are the children of Peter Ziegler and his spouse, Andrea Ziegler.  Mr. Ziegler has voting and investment control over these securities.  These securities will be placed in escrow prior to the date of this prospectus and are currently subject to certain lock-up restrictions.

(5)
These securities are held by The Drummond Trust.  Mr. Nader has voting and investment control over these securities. These securities will be placed in escrow prior to the date of this prospectus and are currently subject to certain lock-up restrictions.

(6)
These securities are held by The Edward Stephen Streeter and Dana Streeter AB Living Trust.  Mr. Streeter has voting and investment control over these securities. These securities will be placed in escrow prior to the date of this prospectus and are currently subject to certain lock-up restrictions.
(7)
These securities are be held by Brebec Pty. Limited as trustee for the Chenoweth Family Trust.  Mr. Chenoweth is the sole director of Brebec Pty. Ltd. and has voting and investment control over these securities. These securities will be placed in escrow prior to the date of this prospectus and are currently subject to certain lock-up restrictions.

(8)
These securities are held by Thelma Investments Pty. Ltd. as trustee for Thelma Investments Trust.  Professor Zimmer is the sole director of Thelma Investments Pty. Ltd. and has voting and investment control over these securities. These securities will be placed in escrow prior to the date of this prospectus and are currently subject to certain lock-up restrictions.

(9)
These securities are held by Parkthorn No 2 Pty. Ltd.  Mr. O’Brien is the sole director of Parkthorn No 2 Pty. Ltd. and has voting and investment control over these securities. These securities will be placed in escrow prior to the date of this prospectus and are currently subject to certain lock-up restrictions.

Immediately after this offering, our initial shareholders and/or their affiliates will own an aggregate of 25% of the then issued and outstanding ordinary shares, subject to certain lock-up restrictions described below. If we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a dividend of our ordinary shares immediately prior to the consummation of the offering in such amount as to maintain our initial shareholders’ collective ownership at 25% of our issued and outstanding ordinary shares upon consummation of the offering.  If we decrease the size of the offering, we may effect a reverse split of our ordinary shares or redeem additional ordinary shares immediately prior to the consummation of the offering as to maintain our initial shareholders’ collective ownership at 25% of our issued and outstanding ordinary shares upon the date of this prospectus, in each case without giving effect to the private placement of the insider warrants. Because of the ownership block held by our initial shareholders, such individuals may be able to effectively exercise control over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of a business transaction.

Our management team has agreed to purchase 9,200,000 warrants, each exercisable for one ordinary share, at a purchase price of $0.50 per warrant, in a private placement that will occur on or before the date of this prospectus. The insider warrants are identical to the warrants included in the units sold in this offering, except that the insider warrants: are subject to the transfer restrictions; are non-redeemable by us so long as they are held by our management team or their permitted transferees; and may be exercised by management team or their permitted transferees on a cashless basis. The insider warrants were priced in relation to prices paid by insider purchasers of other similar or comparable blank check companies for comparable warrants of such other blank check companies offered on similar terms.

Transfers By The Holders Of The Initial Ordinary Shares And Insider Warrants

The share certificates relating to all of the initial ordinary shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the date (i) with respect to 20% of such shares, upon consummation of our initial business transaction, (ii) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $11.75 for any 20 trading days within a 30-trading day period following the consummation of our initial business transaction, (iii) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $12.75 for any 20 trading days within a 30-trading day period following the consummation of our initial business transaction, (iv) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $14.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business transaction and (v) with respect to 20% of such shares, when the closing price of our ordinary shares exceeds $15.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business transaction. All of the initial ordinary shares may be released from escrow earlier than as described above if following a business transaction, we engage in a subsequent transaction  (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a merger or other change in the majority of our board of directors or management team in which the company is the surviving entity.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to permitted transferees, but will retain all other rights as our shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, the share certificates representing the shares corresponding to such dividends will also be placed in escrow. If we are unable to effect a business transaction and liquidate, none of our initial shareholders will receive any portion of the liquidation proceeds with respect to their initial ordinary shares. Permitted transferees include (i) an entity’s members upon its liquidation, (ii) relatives and trusts for estate planning purposes, (iii) transferees by virtue of the laws of descent and distribution upon death, (iv) transferees pursuant to a qualified domestic relations order, (v) transferees by certain pledges to secure obligations incurred in connection with purchases of our securities or (vi) transferees by private sales made at or prior to the consummation of a business transaction at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees in writing to the terms of the escrow agreement including (1) to be bound to the transfer restrictions, (2) agrees to vote the transferred securities in favor of our initial business transaction and not to exercise any redemption rights in the event we seek shareholder approval in connection with our initial business transaction, (3) agrees not to exercise any redemption rights with respect to the transferred securities upon consummation of our initial business transaction if we conduct the redemptions pursuant to the tender offer rules and (4) agrees to waive any rights to participate in any liquidation distribution with respect to the transferred securities if we fail to consummate an initial business transaction.

Our management team has agreed to place into escrow and not transfer, assign or sell, except to permitted transferees, any of the insider warrants, until 90 days after the completion of our initial business transaction.

If any of our initial shareholders purchase any units in this offering from the underwriters, we will receive the entire aggregate gross proceeds from this purchase and the underwriters will not receive any underwriting discounts or commissions on these units.  Our initial shareholders have agreed, if we seek shareholder approval, to vote any ordinary shares acquired in this offering or the open market along with the initial ordinary shares in favor of our initial business transaction.

Transactions With Related Persons

On July 29, 2010, in connection with the formation of our company, we issued 3,066,667 ordinary shares to Ziegler Asset Partners Trust, an affiliate of Mr. Ziegler, our chairman of the board and chief executive officer, for an aggregate of $25,000 in cash, in a private placement. In August 2010, Ziegler Asset Partners Trust entered into an agreement to transfer an aggregate of 406,334 ordinary shares for nominal consideration to Mr. Nader, our executive vice president, Mr. Chenoweth, our executive vice president, Mr. Streeter, our chief financial officer and executive vice president, Prof. Zimmer, a director, and Mr. O’Brien, a director.  The 3,066,667 initial ordinary shares include an aggregate of up to 400,000 initial ordinary shares that are subject to redemption by us to the extent that the over-allotment option is not exercised in full by the underwriters.   Additionally, our management team has agreed to purchase warrants exercisable for 9,200,000 ordinary shares, for $0.50 per warrant or a total of $4.6 million, in a private placement that will occur on or before the date of this prospectus. The table below sets forth the number of initial ordinary shares acquired and the number of insider warrants to be acquired by each of our initial shareholders, management team or their affiliates.

Name	Number of Initial Ordinary Shares	Number of Insider Warrants

Peter Ziegler (1)	2,313,333	6,940,000
Charbel Nader (2)	100,000	300,000
E. Stephen Streeter (3)	100,000	300,000
Brett Chenoweth (4)	100,000	300,000
Ian Zimmer (5)	26,667	80,000
Peter O’Brien (6)	26,667	80,000
Total	2,666,667	9,200,000

(1)
These securities are held by Ziegler Asset Partners Pty. Ltd., as trustee for the Ziegler Asset Partners Trust.  Mr. Ziegler is the sole director and company secretary of Ziegler Asset Partners Pty. Ltd.. which is  owned by Bayleft Pty. Ltd. ACN 101 089 845, as trustee for the Ziegler Foundation Discretionary Trust.  The beneficiaries of the Ziegler Foundation Discretionary Trust are the children of Peter Ziegler and his spouse, Andrea Ziegler.  Mr. Ziegler has voting and investment control over these securities.

(2)	These securities are held by The Drummond Trust. Mr. Nader has voting and investment control over these securities.
(3)	These securities are held by The Edward Stephen Streeter and Dana Streeter AB Living Trust. Mr. Streeter has voting and investment control over these securities.
(4)
These securities are held by Brebec Pty. Limited as Trustee for the Chenoweth Family Trust.  Mr. Chenoweth is the sole director of Brebec Pty. Ltd. and has voting and investment control over these securities.

(5)
These securities are held by Thelma Investments Pty. Ltd. as trustee for the Thelma Investments Trust.  Professor Zimmer is the sole director of Thelma Investments Pty. Ltd. and has voting and investment control over these securities.

(6)	These securities are held by Parkthorn No. 2 Pty. Ltd. Mr. O’Brien is the sole director of Parkthorn No. 2 Pty. Ltd. and has voting and investment control over these securities.
(7)
Does not include 400,000 initial ordinary shares that are subject to redemption by us at nominal cost to the extent that the over-allotment option is not exercised in full by the underwriters. In the event the size of the offering otherwise changes, we may effect upon our ordinary shares a dividend, reverse split, redemption or similar transaction immediately prior to the consummation of the offering in such amount as to maintain our initial shareholders’ collective percentage ownership of our issued and outstanding ordinary shares upon consummation of the offering, without giving effect to the private placement of the insider warrants.

The proceeds from the sale of the insider warrants will be deposited in the trust account pending our completion of a business transaction. The insider warrants are identical to the warrants included in the units sold in this offering, except that the insider warrants: are subject to the transfer restrictions; are non-redeemable by us so long as they are held by our management team or their permitted transferees; and may be exercised by our management team or their permitted transferees on a cashless basis.  Our management team has agreed that the insider warrants will not be sold or transferred by them until 90 days after we have completed a business transaction, provided however that transfers can be made to certain permitted transferees who agree in writing to be bound by such transfer restrictions.

The holders of our initial ordinary shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial ordinary shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business transaction. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business transaction. We will bear the expenses incurred in connection with the filing of any such registration statements.

In order to meet our working capital needs following the consummation of this offering, certain of our officers and directors may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his sole discretion, which may be convertible into warrants of the post business transaction entity at a price of $0.50 per warrant at the option of the lender.  The warrants would be identical to the insider warrants.  The holders of a majority of such warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be entered into at the time of the loan.  The holders of a majority of these securities would have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date.  We will bear the expense incurred with the filing of any such registration statements.  The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist.  However, such loans would not have any recourse against the trust account and would be on terms believed by us to be no less favorable to us than would be available from unaffiliated third parties.

We have agreed to pay Ziegler Asset Partners a monthly fee of $10,000 for office space and administrative and support services. Mr. Ziegler, our chief executive officer and chairman of the board is the president of Ziegler Asset Partners. This arrangement is being agreed to by Mr. Ziegler for our benefit and is not intended to provide Mr. Ziegler with compensation in lieu of a salary or other remuneration.

Ziegler Asset Partners Pty. Ltd., an affiliate of Mr. Ziegler, our chairman of the board and chief executive officer, has loaned and advanced to us an aggregate of $150,000 as of July 31, 2010 for the payment of offering expenses. The loan bears no interest and is due on the earlier of July 29, 2011 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business transactions. Our audit committee will review and approve all reimbursements made to our officers, directors or their affiliates, to the extent that they are in excess of $150,000 in the aggregate in any fiscal quarter, and any reimbursements made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval. Such review will encompass an analysis of the corporate purposes advanced by such expenses and their reasonableness as compared to similar services or products that could have been procured from an independent third party source. There is no limit on the total amount of out-of-pocket expenses reimbursable by us, provided that members of our management team will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account ($800,000) and interest income on the trust account balance, net of taxes payable on such interest, that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements, unless a business transaction is consummated. Additionally, there will be no review of the reasonableness of the expenses other than by our audit committee and, in some cases, by our board of directors as described above, or if such reimbursement is challenged, by a court of competent jurisdiction.

No compensation of any kind, including finder’s, consulting or other similar fees, will be paid to any of our officers or directors, or any of their affiliates, for any services rendered prior to or in connection with the consummation of a business transaction, other than the monthly fee of $10,000 for office space and administrative and support services referred to above and repayment of a non-interest bearing loan and advances in the aggregate of $150,000 as of July 31, 2010 made by Ziegler Asset Partners Pty. Ltd.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors, or the members of our board who do not have an interest in the transaction, determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Description of Securities

General

As of the consummation of this offering, we will be authorized to issue 49,000,000 ordinary shares, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, 3,066,667 ordinary shares are outstanding, held by six shareholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share. The ordinary shares and warrants will begin to trade separately beginning on the 10th day following the earlier to occur of the expiration of the underwriters’ over-allotment option (which is 45 days from the date of this prospectus), its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option.  In no event will separate trading of the ordinary shares and warrants commence until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Report of Foreign Private Issuer on Form 6-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which consummation is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after such date, we will file a Form 6-K or an amendment to the Form 6-K to provide updated financial information to reflect the exercise of the over-allotment option.

Ordinary Shares

On July 29, 2010, in connection with the formation of our company, we issued 3,066,667 ordinary shares to Ziegler Asset Partners Trust, an affiliate of Mr. Ziegler, our chairman of the board and chief executive officer, for an aggregate of $25,000 in cash, in a private placement. In August 2010, Ziegler Asset Partners Trust entered into an agreement to transfer an aggregate of 406,334 ordinary shares for nominal consideration to Mr. Nader, our executive vice president, Mr. Chenoweth, our executive vice president, Mr. Streeter, our chief financial officer and executive vice president, Prof. Zimmer, a director, and Mr. O’Brien, a director.  The 3,066,667 initial ordinary shares include an aggregate of up to 400,000 initial ordinary shares that are subject to redemption by us to the extent that the over-allotment option is not exercised in full by the underwriters.  We refer to the current holders of these securities and their subsequent permitted transferees as “initial shareholders” throughout this prospectus. We will redeem from our initial shareholders, at nominal cost to us, a number of initial ordinary shares and initial warrants necessary to maintain their collective 25% ownership interest in our securities after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option.  In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a dividend of our ordinary shares immediately prior to the consummation of the offering in such amount as to maintain our initial shareholders’ collective ownership at 25% of our issued and outstanding ordinary shares upon consummation of the offering.  If we decrease the size of the offering, we may effect a reverse split of our ordinary shares or redeem additional ordinary shares immediately prior to the consummation of the offering as to maintain our initial shareholders’ collective ownership at 25% of our issued and outstanding ordinary shares upon the date of this prospectus, in each case without giving effect to the private placement of the insider warrants.

The initial ordinary shares are identical to the ordinary shares included in the units being sold in this offering, except for the potential redemption described above and that:

•	the share certificates representing the initial ordinary shares will be placed in escrow and are subject to the transfer restrictions as set forth in this prospectus;

•	the initial ordinary shares are entitled to registration rights;

•	the initial shareholders have waived their rights to exercise any redemption rights with respect to the initial ordinary shares;

•	the initial ordinary shares are not subject to the 10% redemption and voting restrictions;

•	the initial shareholders have agreed, if we seek shareholder approval, to vote the initial ordinary shares in favor of our initial business transaction; and

•	the initial shareholders have waived their right to participate in any liquidation distribution with respect to the initial ordinary shares if we fail to consummate an initial business transaction.

Except for the 10% voting restriction solely if we seek shareholder approval in connection with our initial business transaction, our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders.  Our initial shareholders have agreed, if we seek shareholder approval, to vote any ordinary shares acquired in this offering or the open market along with the initial ordinary shares in favor of our initial business transaction.  Additionally, our initial shareholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our shareholders.

We will consummate our initial business transaction only if holders of less than 92% of our public shares elect to redeem their shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business transaction.  Our initial shareholders consisting of all of our officers and directors have agreed not to redeem any ordinary shares they beneficially own in connection with the consummation of the initial business transaction.  As required by our memorandum and articles of association, as amended, if we do not consummate a business transaction within 21 months from the date of this prospectus our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business transaction, our public shareholders are entitled to their pro rata share of the trust account, including the deferred underwriting discounts and commissions and any interest on funds in the trust account, net of the interest accrued or reserved or released to us to pay our tax obligations or working capital. Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to their initial ordinary shares.

Other than the redemption rights relating to our initial business transaction, our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

Preferred Stock

As of the consummation of this offering, our memorandum and articles of association, as amended, will authorize the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered prior to or in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement relating to this offering prohibits us, prior to a business transaction, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business transaction. We may issue some or all of the preferred stock to effect a business transaction. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants

 On or prior to the date of this prospectus, there will be 9,200,000 warrants outstanding, comprised of 9,200,000 insider warrants.

Each warrant entitles the registered holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business transaction; and

•	12 months after the filing of this prospectus.

The warrants will expire five years from the date of our business transaction at 5:00 p.m., New York City time, or earlier upon redemption or liquidation of the trust account.

Once the warrants become exercisable, we may call the warrants for redemption (excluding the insider warrants but including any outstanding warrants issued upon exercise of the unit purchase option issued to Cohen & Company Capital Markets, LLC), without the consent of the underwriters,

•	in whole and not in part,

•	at a price of $0.01 per warrant,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•
if, and only if, the last sale price of the ordinary shares equals or exceeds $17.50 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of our ordinary shares) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, provided that we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants issued in this offering and a current prospectus relating to them is available throughout the 30 day notice of redemption period.

The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

If we call the warrants for redemption, our management team will have the option to require all holders that wish to exercise warrants to do so on a cashless basis, although the public shareholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants in exchange for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Permitting a cashless exercise in this manner will reduce the number of ordinary shares to be issued and thereby lessen the dilutive effect of the exercise of the warrants. However, the company would not receive any proceeds from a cashless exercise and this will have the effect of reducing the potential “upside” of the holders’ investment in our company because the holder will hold a smaller number of ordinary shares upon a cashless exercise of the warrants they hold..

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.  The warrant agreement provides that the terms of the warrants maybe amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least two-thirds of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders. The material provisions of the warrants are set forth herein and a copy of the warrant agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their exercise prices.

The warrants may be exercised at any time after they become exercisable upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, in cash or by certified or official bank check payable to us, for the number of warrants being exercised or through a cashless exercise (when permitted). The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Holders of our public warrants will be able to exercise the warrants for cash only if we have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares and, even in the case when cashless exercise is permitted as provided below, such ordinary shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside.  Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement covering the ordinary shares issuable upon exercise of the warrants following completion of this offering, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless. The expiration of warrants prior to exercise would result in each unit holder paying the full unit purchase price solely for the ordinary shares underlying the unit.

Notwithstanding the foregoing, if a registration statement covering the common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business transaction, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Insider Warrants

Our management team has agreed to purchase insider warrants exercisable for 9,200,000 ordinary shares at a purchase price of $0.50 per warrant in a private placement that will occur on or before the date of this prospectus.  The insider warrants will be purchased separately and not in combination with the ordinary shares or in the form of units. All of the proceeds we receive from the sale of insider warrants will be placed in the trust account described below.  If we do not complete one of more business transactions that meet the criteria described in this prospectus, then the $4.6 million purchase price of the insider warrants will become part of the liquidating distribution to our public shareholders, and the insider warrants will expire worthless.
The insider warrants are identical to the warrants included in the units sold in this offering, except that: (i) the insider warrants are subject to transfer restrictions (as described below); (ii) are non-redeemable by us so long as they are held by our management team or their permitted transferees; and (iii) may be exercised by our management team or their permitted transferees on a cashless basis. In addition, the ordinary shares issuable upon exercise of the insider warrants are entitled to registration rights.

The initial shareholders and management team have agreed not to transfer, assign or sell, except to permitted transferees, any of the initial warrants or the insider warrants, respectively, until 90 days following the completion of our initial business transaction.  See “Principal Shareholders – Transfers By The Holders Of The Initial Ordinary Shares And Insider Warrants.”

Purchase Option

We have agreed to sell to Cohen & Company Capital Markets, LLC, the representative of the underwriters an option to purchase up to a total of 800,000 units at $15.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business transaction. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business transaction. The payment of any dividends subsequent to a business transaction will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Memorandum and Articles of Association

Our memorandum and articles of association, as amended, set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial business transaction. We may amend any provision in our articles of association, including those related to pre-business transaction activities, if approved by at least 66⅔% of our shareholders. Notwithstanding, the underwriting agreement relating to this offering prohibits us to seek to amend or modify any of these provisions prior to the consummation of our initial business transaction. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including the limitations on any amendment or modification of such provisions.  Specifically, our memorandum and articles of association, as amended, provide, among other things, that:

•
if after 21 months from the date of this prospectus we have not completed a business transaction, we will go through an automatic liquidation and, we will, as promptly as practicable, distribute to all of our public shareholders their pro rata share of the trust account. This has the same effect as if our board of directors and shareholders had formally voted in favor of our voluntary winding up under the Companies Law.  As a result, shareholder approval would not be required to commence such a voluntary winding up;

•
our management will take all actions necessary to liquidate our trust account and distribute the proceeds to our public shareholders if a business transaction is not consummated within the time period specified in this prospectus;

•
until we consummate a business transaction that meets the conditions specified in this prospectus, including the offering of redemption rights for public shareholders, we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction or acquire control through contractual arrangements of a target business;

•
we will only consummate a business transaction if holders of less than 92% of our public shares elect to redeem their shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business transaction;

•
solely if we conduct the redemptions in connection with our initial business transaction pursuant to the tender offer rules, public shareholders who properly exercise their redemption rights shall be entitled to receive their pro rata share of the aggregate amount then on deposit in the trust account before payment of deferred underwriting discounts excluding any amounts representing interest earned on the trust account; and

•
solely if we seek shareholder approval of our initial business transaction and we conduct redemptions in connection with our business transaction subject to the U.S. domestic issuer rules in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules as a result of the loss of our FPI status, public shareholders who properly exercise their redemption rights shall be entitled to receive their pro rata share of the aggregate amount then on deposit in the trust account before payment of deferred underwriting discounts excluding any amounts representing interest earned on the trust account regardless of whether they vote in favor of or against the business transaction.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Listing

There is presently no public market for our units, ordinary shares or warrants. We anticipate that the units will be listed on the Nasdaq Global Market under the symbol “AACO.U” on or on the business day following the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the ordinary shares and warrants will be listed on the Nasdaq Global Market under the symbols “AAC” and “AACO.W,” respectively.

Staggered Board of Directors

Our memorandum and articles of association, as amended, provide that our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year.  There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Shareholder Action; Special Meeting of Shareholders

Our memorandum and articles of association, as amended, provide that our shareholders will not be able to take any action by written consent subsequent to the consummation of this offering, but will only be able to take action at duly called annual or special meetings of shareholders. Our memorandum and articles of association, as amended, further provide that special meetings of our shareholders may only be called by our board of directors with a majority vote of our board of directors, by our chairman or by our chief executive officer, unless the shareholders requisition a special meeting.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our memorandum and articles of association, as amended, provide that shareholders seeking to bring business before our annual meeting of shareholders, or to nominate candidates for election as directors at our annual meeting of shareholders, must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be delivered to our registered office in the Cayman Islands, with a copy to our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. For the first annual meeting of shareholders after the closing of this offering, a shareholder’s notice shall be timely if delivered to our registered office in the Cayman Islands, with a copy to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of shareholders or the 10th day following the day on which public announcement of the date of our annual meeting of shareholders is first made or sent by us. Our memorandum and articles of association, as amended, also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting of shareholders.

Authorized but Unissued Shares

Our authorized but unissued ordinary shares and preferred stock are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Changes in Capital

We may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital. We may by ordinary resolution:

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

•
sub-divide our existing shares, or any of them into shares of smaller amount than is fixed by our memorandum and articles of association, as amended, subject nevertheless to the provisions of Section 13 of the Companies Law; or

•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

We may by special resolution reduce our share capital and any capital redemption reserve fund in any manner authorized by law.

Removal of Directors

Our memorandum and articles of association, as amended, provide that a director on our board of directors may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of our directors.

Limitation on Liability and Indemnification of Directors and Officers

Our memorandum and articles of association, as amended, provide that our directors and officers will be indemnified by us to the fullest extent authorized by Cayman Islands law as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, the laws of the Cayman Islands provide that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into or will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided in our memorandum and articles of association, as amended. We believe that these provisions and agreements are necessary to attract qualified directors. Our memorandum and articles of association, as amended, does not prohibit us from securing insurance on behalf of any officer, director or employee for any liability arising out of his actions, regardless of whether Cayman Islands law would permit indemnification. We intend to purchase a policy of directors’ and officers’ liability insurance that insures our management team against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions with respect to insurance and indemnity are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Shares Eligible for Future Sale

Immediately after this offering, we will have 10,666,667 ordinary shares outstanding, or 12,266,667 shares if the over-allotment option is exercised in full. Of these shares, the 8,000,000 shares sold in this offering, or 9,200,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of the 3,066,667 initial ordinary shares will initially be placed in escrow and are subject to the transfer restrictions.  The initial ordinary shares may be transferable to certain permitted transferees who agree in writing to be bound by such transfer restrictions. Additionally, our initial shareholders and management team have agreed that the insider warrants, respectively, will not be sold or transferred by them until 90 days after we have completed a business transaction, provided however that transfers can be made to certain permitted transferees who agree in writing to be bound by such transfer restrictions.

Rule 144

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 and apply to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•
1% of the total number of securities of the same class then outstanding, which will equal 1,066,667 ordinary shares immediately after this offering (or 1,226,667 ordinary shares if the underwriters exercise their over-allotment option); or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales must also comply with the manner of sale and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us to their promoters or affiliates despite technical compliance with the requirements of Rule 144.  The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business transaction related shell companies) or any issuer that has been at any time previously a shell company.  The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 6-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders and management team will be able to sell the initial ordinary shares, the initial warrants and insider warrants (and underlying shares) pursuant to Rule 144 without registration one year after we have completed our initial business transaction.

Registration Rights

The holders of our initial ordinary shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial ordinary shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business transaction. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business transaction. We will bear the expenses incurred in connection with the filing of any such registration statements. See “Underwriting” for a description of the registration rights granted to Cohen & Company Capital Markets, LLC concerning the securities underlying the unit purchase option.

Cayman Islands Company Considerations

Our corporate affairs are governed by our memorandum and articles of association, as amended, and by the Companies Law. The Companies Law is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. A brief discussion of the procedure for mergers and similar arrangements in the Cayman Islands also follows.

Shareholder Rights

There have been few, if any, court cases interpreting the Companies Law in the Cayman Islands, and we cannot predict whether Cayman Islands courts would reach the same conclusions as U.S. courts. Therefore, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the Companies Law and the Delaware General Corporation Law relating to shareholders’ rights.  Where a reference is made to the Memorandum and Articles of Association, we have indicated parenthetically how our memorandum and articles of association, as amended, refers to that matter.

Cayman Islands	Delaware
Shareholder meetings

• Held at a time and place as designated in the Memorandum and Articles of Association (at the board of directors discretion)	• Held at such time or place as designated in the certificate of incorporation or the by-laws, or if not so designated, as determined by the board of directors

• May be held within or without the Cayman Islands	• May be held within or without Delaware

• Notice:	• Notice:

○     Whenever shareholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting

○     Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any

○     A copy of the notice of any meeting shall be given personally or sent by mail as designated in the Memorandum and Articles of Association (personally; by mail—airmail if available; telex; telefax or email)
○ Written notice shall be given not less than 10 nor more than 60 days before the meeting

•      Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote if permitted by the Memorandum and Articles of Association (permitted)

•      Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by shareholders having not less than the minimum numbers of votes that would be necessary to take such action, except that written consent to elect directors generally requires unanimity

• Any person authorized to vote may authorize another person or persons to act for him by proxy	• Any person authorized to vote may authorize another person or persons to act for him by proxy

Cayman Islands	Delaware
if permitted by the Memorandum and Articles of Association (permitted)

•      Quorum is as designated in the Memorandum and Articles of Association (one or more members holding in the aggregate not less than one-third of the total issued share capital of the Company present in person or by proxy and entitled to vote)

•      For stock corporations, certificate of incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum

• The Memorandum and Articles of Association may provide for cumulative voting in the election of directors (not permitted)	• The certificate of incorporation may provide for cumulative voting

Directors

• Board must consist of at least one member	• Board must consist of at least one member

• Maximum number of directors can be changed by an amendment to the Memorandum and Articles of Association
•      Number of board members shall be fixed by the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate

•      If the board is authorized to change the number of directors actually appointed, provided that the number still falls within the maximum and the minimum number of directors as set out in the Memorandum and Articles of Association, it can do so provided that it complies with the procedure set out in the Memorandum and Articles of Association (there are no maximum number of directors, unless the members by ordinary resolution may otherwise determine from time to time)

Fiduciary duties

• In summary, directors and officers owe the following fiduciary duties:	• Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation as a whole

○ duty to act in good faith in what the directors believe to be in the best interests of the company as a whole;	• Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits

○     duty to exercise powers for the purposes for which those powers were conferred;

○     duty to exercise powers fairly as between different groups of shareholders;

○     duty not to put himself in a position of

•      Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule”

Cayman Islands	Delaware
conflict; and ○ duty to exercise independent judgment

• In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person having both

○ the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company; and

○ the general knowledge, skill and experience that that director has”

•      As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of his position. However, in some instances a breach of this duty can be forgiven and/or authorized in advance provided that there is full disclosure by the directors. This can be done by way of permission granted in the Memorandum and Articles of Association or alternatively by shareholder approval at general meetings (our articles grant such permission as long as a general notice of the conflict is given in advance)

Shareholders’ derivative actions

Shareholders’ Suits.  Our Cayman Islands counsel is not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which could be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in certain circumstances.

•      Derivative actions brought by one or more of the registered shareholders may only be brought with the leave of the Grand Court where the following circumstances apply:

○     those who control the company have refused a request by the shareholders to move the company to bring the action;

○     those who control the company have refused to do so for improper reasons such that they are perpetrating a “fraud on the minority” (this is a legal concept and is different to “fraud” in the sense of dishonesty);

○     a company is acting or proposing to act

•      In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law

• Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort

• Such action shall not be dismissed or compromised without the approval of the Chancery Court

Cayman Islands	Delaware

                illegally or beyond the scope of its authority;

○     the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; or

○     the individual rights of the plaintiff shareholder have been infringed or are about to be infringed

•      Shareholders of a Delaware corporation that redeemed their shares, or whose shares were canceled in connection with dissolution, would not be able to bring a derivative action against the corporation after the shares have been redeemed or canceled

•      Once a shareholder has relinquished his, her or its shares (whether by redemption or otherwise), it is generally the case that they could no longer bring a derivative action as they would no longer be a registered shareholder

Enforcement of Civil Liabilities

The Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•           is given by a competent foreign court;

•           imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

•           is final;

•           is not in respect of taxes, a fine or a penalty; and

•           was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Mergers and Similar Arrangements

Cayman Islands Corporate law has recently been amended to simplify mergers and consolidations where two or more companies are being formed into a single entity. Cayman Islands companies may merge or consolidate with other foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation, however the surviving company must be a Cayman Islands company.

Under the new rules a merger or consolidation plan is proposed by the directors of the merging companies and must be authorized by each company by way of: (i) a shareholder resolution approved by a majority in number, and representing three-quarters in value of the shareholders voting together as one class; and (ii) if the shares to be issued in the surviving company are to have the same rights and economic value as those in the merging company, a special resolution of the shareholders voting together as one class. Creditors must be asked approve the merger although application can be made to the Grand Court of the Cayman Islands to proceed notwithstanding a dissenting creditor. If the merger plan is approved it is then filed with the Cayman Islands General Registry along with a declaration by a director of each company. The Registrar of Companies will then issue a certificate formalizing the merger or consolidation. The surviving entity remains active while the other company or companies are automatically dissolved. Unless the shares of such shareholder are publicly listed or quoted, dissenting shareholders in a merger or consolidation of this type are entitled to payment of the fair value of their shares if such shareholder provides a written objection before the vote.

Cayman companies may also be restructured or amalgamated under supervision of the Grand Court of the Cayman Islands by way of a “scheme of arrangement.” We do not anticipate the use of a scheme of arrangement because a business transaction can be achieved through other means, such as a share capital exchange, merger (as described above), asset acquisition or control, through contractual arrangements, of an operating business. In the event that a business transaction is sought pursuant to a scheme of arrangement it would require the approval of a majority, in number, of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the Court the view that the transaction ought not be approved, the Court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offerer may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

We might not hold a shareholder vote before we consummate our initial business transaction unless the business transaction would require shareholder approval under applicable law.  We will consummate our initial business transaction only if holders of less than 92% of our public shares elect to redeem their shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business transaction.

Anti-Money Laundering – Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report such belief or suspicion pursuant to the Proceeds of Crime Law (2008). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Taxation

The following summary of the material Cayman Islands and U.S. federal income tax consequences of an investment in our units, ordinary shares and warrants, sometimes referred to collectively in the summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not party to any double taxation treaties.

We have received an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from August 17, 2010, the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

United States Federal Income Taxation

In the opinion of Kelley Drye & Warren LLP, the following are the material U.S. federal income tax consequences to an investor of the acquisition, ownership and disposition of our securities covered by this prospectus. Because the components of a unit are separable at the option of the holder, the holder of a unit generally will be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share and warrant components of the unit, as the case may be. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of ordinary shares and warrants should also apply to holders of units (as the deemed owners of the underlying ordinary shares and warrants that comprise the units).

The discussion below of the U.S. federal income tax consequences to “U.S. holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. tax purposes created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

If you are not described as a U.S. holder and are not an entity treated as a partnership for U.S. federal income tax purposes, you will be considered a “non-U.S. holder.”  The U.S. federal income tax consequences applicable to non-U.S. holders are described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended, or the “Code,” its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, published positions of the U.S. Internal Revenue Service (“IRS”) and all other applicable authorities, all as currently in effect.  These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion assumes that the ordinary shares and warrants will trade separately and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that own our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax.  In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;

•	broker-dealers;

•	dealers and traders in securities or foreign currencies;

•	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	certain expatriates or former long-term residents of the United States;

•	persons that actually or constructively own 5 percent or more of our voting stock;

•	persons that acquired our securities pursuant to an exercise of employee stock options, in connection with employee stock incentive plans or otherwise as compensation;

•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion does not address any income tax consequences to holders who do not hold our units as capital assets within the meaning of the Code.  This discussion also assumes that any distributions made (or deemed made) by us on our ordinary shares and any consideration received by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

 THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Tax Consequences to the Company

We will be treated as a corporation for U.S. federal income tax purposes. We intend to conduct our affairs in such a way that we are not treated as being engaged in a trade or business in the United States. In particular, we intend to limit the activities we conduct before any acquisition so as not to be considered to be conducting business activity in any jurisdiction. Provided that we are not so engaged, we will generally not be subject to U.S. federal income tax, except that we may be subject to 30% withholding tax on certain types of U.S. source income.

No assurance can be given that we will not be treated as engaging in a U.S. trade or business. If we are so treated, we will be subject to U.S. corporate taxation on income effectively connected with such business, as well as a 30% branch profits tax.

Allocation of Basis

Each unit will be treated for U.S. federal income tax purposes as an investment unit consisting of one ordinary share and one warrant to acquire one ordinary share, subject to adjustment. In determining your basis for the ordinary shares and warrant comprising a unit, you should allocate your purchase price for the unit between the components on the basis of their relative fair market values at the time of issuance. We intend to allocate an amount to each ordinary share and to each warrant comprising part of a unit. While uncertain, it is possible that the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that our allocation of the purchase price will be binding on a U.S. holder of a unit that acquired the unit upon original issuance, unless the U.S. holder explicitly discloses in a statement attached to the U.S. holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the U.S. holder’s allocation of the purchase price between the ordinary share and the warrant that comprise the unit is different than our allocation. Our allocation is not, however, binding on the IRS.

Each U.S. holder is advised to consult such holder’s own tax advisor with respect to the allocation of the purchase price between the ordinary share and the warrant that comprise a unit, including the risks associated with taking a position that is inconsistent with our allocation of the purchase price.

Tax Reporting

Certain U.S. holders are required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of cash and other property to us. Substantial penalties may be imposed on a U.S. holder that fails to comply with this reporting requirement.  Each U.S. holder should consult with its own tax advisor regarding this reporting obligation.

Dividends and Distributions

As discussed under “Dividends” above, we do not anticipate that any dividends will be paid prior to the completion of a business transaction. If we do make distributions on our ordinary shares, subject to the passive foreign investment company (“PFIC”) discussion below, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits will reduce your basis in the ordinary shares (but not below zero). Any excess over your basis and our current or accumulated earnings and profits will be treated as gain realized on the sale or other disposition of the ordinary shares and will be treated as described in the first paragraph under “Sale or Other Disposition or Redemption of Ordinary Shares” below.

In the case of a U.S. holder that is a corporation, dividends that we pay will generally be taxable at regular corporate rates of up to 35% and generally will not qualify for a dividends-received deduction. In the case of certain non-corporate U.S. holders, to the extent we are treated as a “qualified foreign corporation,” and subject to certain limitations (including a holding period requirement), dividends that we pay generally will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income. It is unclear whether the conversion feature of the ordinary shares described under “Proposed Business–Effecting a Business Transaction–Redemption Rights” may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the time period prior to the approval of our initial business transaction. Moreover, it is unclear whether we will be treated as a “qualified foreign corporation.” A foreign corporation is treated as a “qualified foreign corporation” if the stock with respect to which dividends are paid is readably tradable on an established securities market in the United States and it is not a passive foreign investment company for the taxable year in which the dividends are paid or the preceding taxable year. We can provide no assurance that we will be a “qualified foreign corporation” for either the current fiscal year or for any subsequent year and you are urged to consult with your own tax counsel with respect to the determination of our status as a “qualified foreign corporation” at each such time.

Distributions of current or accumulated earnings and profits paid in a non-U.S. currency to a U.S. holder will be includible in the income of a U.S. holder in a U.S. dollar amount calculated by reference to the exchange rate on the day the distribution is received. A U.S. holder that receives a non-U.S. currency distribution and converts the non-U.S. currency into U.S. dollars on the date of receipt will realize no foreign currency gain or loss. If the U.S. holder converts the non-U.S. currency to U.S. dollars on a date subsequent to receipt, such U.S. holder will have foreign exchange gain or loss, which will generally be U.S. source ordinary income or loss, based on any appreciation or depreciation in the value of the non-U.S. currency against the U.S. dollar from the date of receipt to the date of conversion. No distributions paid to a U.S. holder in a non-U.S. currency will occur prior to the consummation of any initial business transaction.

Sale or Other Disposition of Ordinary Shares

Subject to the PFIC discussion below, gain or loss you realize on the sale or other disposition of our ordinary shares (other than redemption but including liquidation if we do not consummate a business transaction within the required time) will be capital gain or loss. Any capital gain or loss you realize on a sale or other disposition of our ordinary shares will generally be long-term capital gain or loss if your holding period for the ordinary shares is more than one year. However, the conversion feature of the ordinary shares described under “Proposed Business–Effecting a Business Transaction–Shareholder Redemption Rights” conceivably could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business transaction. The amount of your gain or loss will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the ordinary shares are held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares based upon the then fair market values of the ordinary shares and the warrant included in the unit) and (ii) your adjusted tax basis in the ordinary shares so disposed of. Capital gain from the sale, exchange or other disposition of shares held more than one year is long-term capital gain, and is generally eligible for a reduced rate of taxation for individuals. Long-term capital gains recognized by certain non-corporate holders with respect to tax years beginning on or before December 31, 2010 may qualify for a reduced rate of taxation of 15% or lower. Gain recognized by a U.S. holder on a sale, exchange or other disposition of ordinary shares generally will be treated as U.S. source income for U.S. foreign tax credit purposes. A loss recognized by a U.S. holder on the sale, exchange or other disposition of ordinary shares generally will be allocated to U.S. source income for U.S. foreign tax credit purposes. The deduction of losses (including capital losses) realized upon a taxable disposition by a U.S. holder of our ordinary shares (whether or not held as part of a unit) is subject to certain limitations.  Each U.S. holder is advised to consult such holder’s own tax advisor regarding the limitations on the deductibility of losses.

Redemption of Ordinary Shares

If you redeem your ordinary shares for the right to receive cash pursuant to the exercise of a shareholder redemption right as described above in “Proposed Business–Effecting a Business Transaction–Redemption rights for public shareholders upon consummation of our initial business transaction,” the redemption will be treated as a redemption of the ordinary shares for U.S. federal income tax purposes.  If that redemption qualifies as a sale of the ordinary shares by you under Section 302 of the Code, you will be treated as described under “Sale or Other Disposition of Ordinary Shares” above.  If that redemption does not qualify as a sale of ordinary shares under Section 302 of the Code, you will be treated as receiving a distribution with the tax consequences described below.  Whether that redemption qualifies for sale treatment will depend largely on the total number of shares of our ordinary shares treated as held by you (including any stock constructively owned by you as a result of, among other things, owning warrants).  The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to you, (ii) results in a “complete termination” of your interest in us or (iii) is “not essentially equivalent to a dividend” with respect to you.  These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, you must take into account not only shares actually owned by you, but also shares of our ordinary shares that are constructively owned by you.  You may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which you have an interest or that have an interest in you, as well as any stock you have a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to the exercise of the warrants.  In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by you immediately following the redemption of ordinary shares, must among other requirements, be less than 80 percent of the percentage of our outstanding voting shares actually and constructively owned by you immediately before the redemption.  There will be a complete termination of your interest if either (i) all of our shares actually and constructively owned by you are redeemed or (ii) all of the shares of our stock actually owned by you are redeemed and you are eligible to waive, and effectively waive in accordance with specific rules, the attribution of shares owned by certain family members and you do not constructively own any other shares.  The redemption of the ordinary shares will not be essentially equivalent to a dividend if your redemption results in a “meaningful reduction” of your proportionate interest in us.  Whether the redemption will result in a meaningful reduction in your proportionate interest in us will depend on the particular facts and circumstances.  However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”  You should consult with your own tax advisors as to the tax consequences of an exercise of the redemption right.

If none of the foregoing tests are satisfied, then the redemption might be treated as a distribution and the tax effects will be as described under “Dividends and Distributions,” above.  After the application of those rules, any remaining tax basis you have in the redeemed ordinary shares will be added to your adjusted tax basis in your remaining ordinary shares, or, if you have none, to your adjusted tax basis in your warrants or possibly in other shares constructively owned by you.

U.S. holders who actually or constructively own 5 percent or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders should consult with their own tax advisors in that regard.

Sale or Other Disposition, or Expiration of Warrants

Subject to the PFIC discussion below, upon a sale, exchange (other than by exercise), redemption, or expiration of a warrant, you will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition or expiration (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “Allocation of Basis”).  Such gain or loss would generally be treated as long-term capital gain or loss if the warrant was held by you for more than one year at the time of such disposition or expiration.  As discussed above, the deductibility of capital losses is subject to certain limitations.

Exercise of Warrants

Except as described below with respect to a cashless exercise of a warrant, you will not be required to recognize income, gain or loss upon exercise of a warrant. Your basis in an ordinary share received upon exercise of a warrant will be equal to the sum of (1) your basis in the warrant (that is, as discussed above, the portion of your purchase price for a unit that is allocated to the warrant, as described above under “Allocation of Basis”) and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law.  A cashless exercise may be tax-free, either because the exercise is not a gain recognition event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes.  In either case, a holder’s basis in the ordinary shares received would equal the holder’s basis in the warrant.  If the cashless exercise were treated as not being a gain recognition event, a holder’s holding period in the ordinary shares would be treated as commencing on the date following the date of exercise of the warrant.  If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrant.

It is also possible that a cashless exercise of a warrant could be treated as a taxable exchange, in which gain or loss would be recognized.  In such event, a holder could be deemed to have exchanged warrants having a value equal to the exercise price for the total number of warrants to be exercised.  The holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the holder’s tax basis in the warrants deemed surrendered.  In this case, a holder’s tax basis in the ordinary shares received would equal the sum of the fair market value of the ordinary shares represented by the warrants deemed surrendered to pay the exercise price and the holder’s tax basis in the warrants exercised.  A holder’s holding period for the ordinary shares would commence on the date following the date of exercise of the warrant.

Due to the absence of authority as to the U.S. federal income tax treatment of a cashless exercise of a warrant, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law.  Accordingly, holders should consult their tax advisors regarding the tax consequences of a cashless exercise of a warrant.

Constructive Dividends on Warrants

As discussed under “Dividends” above, we do not anticipate that any dividends will be paid prior to the completion of a business transaction. If, at any time during the period you hold warrants we were to pay a taxable dividend to our shareholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

Additional Taxes After 2012

For taxable years beginning after December 31, 2012, U.S. holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, our securities, subject to certain limitations and exceptions. U.S. holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our securities.

Possible Ordinary Income Treatment in Respect of Payment of Premium Purchase Price Following a Vote in Favor of a Proposed Business Transaction

In the event we seek shareholder approval in connection with a proposed business transaction and we do not conduct redemptions in connection with our business transaction pursuant to the tender offer rules, we may agree to pay a premium purchase price to shareholders who might otherwise elect to redeem their shares at the closing of such business transaction.  While not free from doubt, any such premium purchase price may be treated for U.S. federal income tax purposes as ordinary income, and not as a payment in consideration for the redemption of our ordinary shares.  A U.S. holder should consult with its own tax advisors regarding the U.S. federal income tax treatment of any such premium purchase price.

Tax Consequences If We Are a Passive Foreign Investment Company

Passive Foreign Investment Company Rules

Special U.S. tax rules apply to a company that is considered a passive foreign investment company, or PFIC. Under these rules, we will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which either:

•	at least 75% of our gross income for the taxable year is passive income; or

•
at least 50% of the gross value, ordinarily determined on the basis of fair market value and a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (not including certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.

Because we are a company with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for the current fiscal year. However, the PFIC rules contain an exception to PFIC status for companies in their “start-up year.” Under this exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of these years. The applicability of the start-up exception is uncertain and we cannot predict whether we will be entitled to take advantage of the start-up exception. After acquisition of a company in a business transaction, we may still meet one of the PFIC tests, depending on the timing of the acquisition and the nature of the income and assets of the acquired business. Consequently, we can provide no assurance that we will not be a PFIC for either the current taxable year or for any subsequent taxable year.

If we are or become a PFIC during any taxable year of a U.S. holder’s holding period with respect to our ordinary shares or warrants, significant adverse U.S. tax consequences could apply to such holder. Specifically, notwithstanding any qualified electing fund election or mark-to-market election you make with regard to the ordinary shares (as described below), dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the 15% maximum rate applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for U.S. federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.

In addition, if you do not make a timely qualified electing fund election (“QEF election”) or a mark-to-market election for the first taxable year of your holding period for our ordinary shares, as described below, you will be subject to special rules with respect to:

•	any gain you realize on the sale or other disposition of your ordinary shares or warrants; and

•
any “excess distribution” that we make to you (generally, any distributions to you during a single taxable year that are greater than 125 percent of the average annual distributions received by you in respect of the ordinary shares during the 3 preceding taxable years or, if shorter, your holding period for the ordinary shares).

Under these rules:

•	the gain or excess distribution will be allocated ratably over your holding period for the ordinary shares or warrants;

•	the amount allocated to the taxable year in which you realized the gain or excess distribution will be taxed as ordinary income; and

•
the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year, and the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year for the period it had been deferred.

In addition, if we are a PFIC, each U.S. holder will be required to file an annual report with the IRS that will contain information to be identified by the IRS in future guidance.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

In general, a U.S. holder may avoid the PFIC consequences described above in respect of our ordinary shares by making a QEF election for the first taxable year of the U.S. holder’s holding period for our ordinary shares. If a U.S. holder (an “Electing Holder”) makes a timely QEF election, the Electing Holder must report each year for U.S. federal income tax purposes his pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not the Electing Holder received distributions from us in each year in which we are a PFIC. The Electing Holder’s adjusted tax basis in the ordinary shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the ordinary shares and will not be taxed again once distributed. A U.S. holder may make a separate election to defer the payment of taxes on undistributed income inclusion under the QEF election rules, but if deferred, any such taxes will be subject to an interest charge.  An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our ordinary shares. A QEF election is made on a shareholder-by-shareholder basis, and a U.S. holder may make a QEF election with respect to any year that we are a PFIC by filing one copy of IRS Form 8621 with his U.S. federal income tax return and a second copy in accordance with the instructions to such form. Once made, a QEF election can only be revoked with consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. holder must receive certain information from us. Upon request from a U.S. holder, we will endeavor to provide to the U.S. holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

U.S. holders may not make a QEF election with respect to warrants. As a result, if a U.S. holder sells or otherwise disposes of warrants (other than upon exercise), any gain recognized would generally be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. holder held the warrants. If a U.S. holder that exercises warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired shares upon exercise of a warrant, but the adverse tax consequences relating to PFIC shares will continue to apply with respect to such ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. holder held the warrants), unless the U.S. holder makes a purging election. The purging election creates a deemed sale at fair market value of the ordinary shares acquired on exercising the warrants. The gain recognized by the purging election would be subject to the special tax and interest charge rules, treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. holder would have a new tax basis and holding period in the ordinary shares acquired on the exercise of the warrants for purposes of the PFIC rules. U.S. holders of warrants should consult with their own advisors as to the advisability and consequences of, and the procedures for, making a purging election.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. holder who held ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those years.  A U.S. holder who makes a QEF election (discussed above) for the first taxable year in which the U.S. holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, however, will not be subject to the special tax and interest charge rules discussed above in respect to such ordinary shares.  In addition, such U.S. holder will not be subject to the QEF election inclusion regime described above with respect to such ordinary shares for the taxable years in which we are not a PFIC.  On the other hand, if the QEF election is not effective for each of the taxable years in which we are a PFIC and the U.S. holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such ordinary shares unless the U.S. holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period, as described above.

Alternatively, if we are a PFIC and our ordinary shares are “regularly traded” on a “qualified exchange or other market,” as defined in applicable Treasury regulations, a U.S. holder of our ordinary shares could elect for the first taxable year in which the U.S. holder holds (or is deemed to hold) our ordinary shares to mark the ordinary shares to market annually. In such event, a U.S. holder would recognize as ordinary income or loss each year an amount equal to the difference between the U.S. holder’s adjusted tax basis in such ordinary shares and its fair market value. Losses would be allowed only to the extent of net mark-to-market gain previously included by the U.S. holder under the election in previous taxable years. A U.S. holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. A U.S. holder who makes a mark-to-market election would not be subject to the general PFIC regime described above. Although it is expected that our ordinary shares will be listed on the Nasdaq Global Market (which is a “qualified exchange”) we cannot predict at this time whether there would be sufficient trading activity for our ordinary shares to be treated as “regularly traded.” Accordingly, there can be no assurance that a U.S. holder of our ordinary shares would be able to make a mark-to-market election. U.S. holders should consult their own tax advisors as to requirements for, advisability of, consequences of, and procedures for, making a mark-to-market election. Currently, it appears that a mark-to-market election may not be made with respect to the warrants.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. holders of ordinary shares generally would be deemed to own, and also would be subject to the PFIC rules with respect to, their indirect ownership interests in that lower-tier PFIC. A QEF election under the PFIC rules with respect to our ordinary shares would not apply to a lower-tier PFIC. If we are a PFIC and a U.S. holder of ordinary shares does not make a QEF election in respect of a lower-tier PFIC, the U.S. holder could incur liability for the deferred tax and interest charge described above if either (1) we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or (2) the U.S. holder disposes of all or part of its ordinary shares. A mark-to-market election under the PFIC rules with respect to our ordinary shares would not apply to a lower-tier PFIC, and a U.S. holder would not be able to make such a mark-to-market election in respect of its indirect ownership interest in that lower-tier PFIC. Consequently, U.S. holders of ordinary shares could be subject to the PFIC rules with respect to income of the lower-tier PFIC the value of which already had been taken into account indirectly via mark-to-market adjustments. Similarly, if a U.S. holder made a mark-to-market election under the PFIC rules in respect of our ordinary shares and made a QEF election in respect of a lower-tier PFIC, that U.S. holder could be subject to current taxation in respect of income from the lower-tier PFIC the value of which already had been taken into account indirectly via mark-to-market adjustments. Upon request from a U.S. holder, we will endeavor to cause any lower-tier PFIC to provide to a U.S. holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. holder to make and maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of our subsidiary as a PFIC in the future or of the required information to be provided. U.S. holders are urged to consult their own tax advisors regarding the issues raised by lower-tier PFICs.

If you own ordinary shares during any year that we are a PFIC, you may have to file Internal Revenue Service Form 8621 (whether or not a QEF election or mark-to-market election is made).

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above, including our ownership of any non-U.S. subsidiaries. As a result, U.S. holders of ordinary shares or warrants are strongly encouraged to consult their tax advisors about the PFIC rules in connection with their purchasing, holding or disposing of ordinary shares or warrants.

Non-U.S. Holders

If you are a non-U.S. holder, dividends paid to you in respect of our ordinary shares will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the conduct by you of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that you maintain in the United States).  In addition, you generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants unless such gain is effectively connected with the conduct by you of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that you maintain in the United States) or you are an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met.

Dividends and gains that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed based in the United States) generally will be subject to tax in the same manner as for a U.S. holder, and in the case of a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes, may be subject to an additional branch profits tax of 30 percent or lower applicable treaty rate.

Information Reporting and Backup Withholding

Non-corporate U.S. holders generally are subject to information reporting requirements with respect to dividends paid on ordinary shares within the United States, and on the proceeds from the sale, exchange or disposition of ordinary shares or warrants to or through the U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, U.S. holders will be subject to back-up withholding at the applicable rate (currently at 28%) on dividends paid on ordinary shares, and on the proceeds from the sale, exchange or other disposition of ordinary shares or warrants, unless the U.S. holder provides a duly executed IRS Form W-9 or otherwise establishes an exemption. A non-U.S. holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS form W-8 or by otherwise establishing an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding will be allowed  as a credit against a U.S. holder’s or non-U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

Underwriting

We have entered into an underwriting agreement with the underwriters named below. Cohen & Company Capital Markets, LLC is acting as the representative of the underwriters.

The underwriting agreement provides for the purchase of a specific number of units by each of the underwriters. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of units set forth opposite its name below:

Underwriter	Number of Units
Cohen & Company Capital Markets, LLC
I-Bankers Securities, Inc.
EarlyBirdCapital, Inc.
Total	8,000,000

The underwriters have agreed to purchase all of the units offered by this prospectus (other than those covered by the over-allotment option described below) if any are purchased. Under the underwriting agreement, if an underwriter defaults in its commitment to purchase units, the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances.

Cohen & Company’s address is 135 East 57th Street, New York, NY 10022.

I-Bankers’ address is 505 Park Avenue, 3rd Floor, New York, NY 10022.

EarlyBirdCapital’s address is 275 Madison Avenue, 27th Floor, New York, NY 10016.

The units should be ready for delivery on or about                   , 2010 against payment in immediately available funds. The underwriters are offering the units subject to various conditions and may reject all or part of any order. The representative has advised us that the underwriters propose to offer the units directly to the public at the public offering price that appears on the cover page of this prospectus. In addition, the representative may offer some of the units to other securities dealers at such price less a concession of $0.        per unit. The underwriters may also allow, and such dealers may reallow, a concession not in excess of $0.        per unit to other dealers. After the units are released for sale to the public, the representatives may change the offering price and other selling terms at various times.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 1,200,000 additional units from us to cover over-allotments.

If the underwriters exercise all or part of this option, they will purchase units covered by the option at the initial public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to public will be $92.0 million, the total gross proceeds to us will be approximately $88.1 million. The underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional units proportionate to the underwriter’s initial amount reflected in the foregoing table.

The following table provides information regarding the amount of the discount to be paid to the underwriters by us:

	Per Unit	Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Public offering price	$10.00	$80,000,000	$92,000,000
Underwriting discount (1)	$0.425	$3,400,000	$3,910,000
Proceeds before other expenses (2)	$9.575	$76,600,000	$88,090,000

(1)  The amounts paid by us in the table above include $1.2 million in deferred underwriting discounts and commissions (approximately $1.4 million, if the underwriters’ over-allotment is exercised in full) not payable to the representative of the underwriters from the proceeds to be deposited in the trust account until the consummation of our initial business transaction as described in this prospectus. At that time, the deferred underwriting discounts and commissions (less amounts the representative has agreed to forego with respect to any units public shareholders have elected to redeem into cash pursuant to their redemption rights) will be released to the representative out of the balance held in the trust account. In the event that we are unable to consummate a business transaction and we dissolve and the trustee is required to liquidate the trust account, the representative of the underwriters has agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions and (ii) the deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public shareholders (and existing shareholders with respect to units purchased in this offering or ordinary shares purchased in the after market).

(2)	The offering expenses are estimated at $800,000.

No discounts or commissions will be paid on the sale of the insider warrants.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units, the terms of the warrants, the size of this offering and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us. In determining the terms of this offering, our management considered a number of factors, including:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of similar blank check companies;

•	our prospects for acquiring one or more businesses at attractive values given the restrictions placed on our company and other similar blank check companies;

•	practical issues such as trying to remain at below the size at which we will be competing directly with large private equity firms and underwriters for target businesses;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering and the anticipated reception of the securities markets to this offering; and

•	other factors deemed to be relevant.

However, although these factors were considered, the determination of the terms of this offering was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete a business transaction may prove to be inaccurate, in which case we may not have sufficient funds to consummate a business transaction and we would be forced to either find additional financing or liquidate.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•
Stabilizing transactions. The representatives may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the units, so long as stabilizing bids do not exceed the offering price of $10.00.

•
Over-allotments and syndicate covering transactions.  The underwriters may sell more of our units in connection with this offering than the number of units than they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional units in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing units in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market, as compared to the price at which they may purchase units through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the units that could adversely affect investors who purchase units in this offering.

•
Penalty bids.  If the representatives purchase units in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those units as part of this offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our units may have the effect of raising or maintaining the market price of our units or preventing or mitigating a decline in the market price of our units. As a result, the price of the units may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the units if it discourages resales of the units.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the units. These transactions may occur on                              or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Delivery of Preliminary Prospectus: A prospectus in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus in electronic format will be identical to the paper version of such preliminary prospectus. Other than the prospectus in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part.

Purchase Option: We have agreed to sell to the representative, for $100, an option to purchase up to a total of 800,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $15.00 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business transaction and one year from the effective date of this prospectus and expiring five years from the effective date of this prospectus. The option and the 800,000 units, the 800,000 ordinary shares and the 800,000 warrants underlying such units, and the 800,000 ordinary shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1). The option and the 800,000 units, the 800,000 ordinary shares and the 800,000 warrants underlying such units, and the 800,000 ordinary shares underlying such warrants may not be sold, transferred, assigned, pledged or hypothecated for a 180-day period following the effective date of this prospectus except to any underwriter and selected dealer participating in the offering and their officers or partners as long as the securities remain subject to the lock-up. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities pursuant to one demand (additional demand rights are at the holder’s expense) and the piggyback rights, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

We have granted Cohen Securities a right of first refusal to act as lead underwriter or as a co-manager with at least 50% of the economics (or, in the case of a three-handed deal, 33% of the economics) for any and all public and private equity and debt offerings by us or our successors, during the period commencing on consummation of this offering and terminating 12 months after the completion of our initial business transaction but in no instance longer than 36 months from the effective date of this prospectus.  Notwithstanding, such right of first refusal shall not apply to offerings to be led outside of the U.S. In addition, we provided Cohen Securities with an advance of $38,000 for its anticipated out-of-pocket accountable expenses.

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional debt or equity capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Notices to Non-U.S. Investors

Australia

If this document is issued or distributed in Australia it is issued or distributed to “wholesale clients” only, not to “retail clients”. For the purposes of this paragraph, the terms “wholesale client” and “retail client” have the meanings given in section 761 of the Australian Corporations Act 2001 (Cth). This document is not a disclosure document under the Australian Corporations Act, has not been lodged with the Australian Securities & Investments Commission and does not purport to include the information required of a disclosure document under the Australian Corporations Act. Accordingly, (i) the offer of securities under this document is only made to persons to whom it is lawful to offer such securities under one or more exemptions set out in the Australian Corporations Act, (ii) this document is only made available in Australia to those persons referred to in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that, by accepting this offer, the offeree represents that the offeree is such a person as referred to in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this document.

China

THIS PROSPECTUS HAS NOT BEEN AND WILL NOT BE CIRCULATED OR DISTRIBUTED IN THE PRC, AND THE SECURITIES OFFERED HEREIN MAY NOT BE OFFERED OR SOLD, AND WILL NOT BE OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, TO ANY RESIDENT OF THE PRC EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF THE PRC.

United Arab Emirates

The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”).

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No.8 of 1984 (as amended), DFSA Offered

Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Dubai

The issuer is not licensed by the Dubai Financial Services Authority (“DFSA”) to provide financial services in the Dubai International Financial Centre (“DIFC”). The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the DFSA, a regulatory of the DIFC.

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No.8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Pakistan

The investors / subscribers in Pakistan will be responsible for ensuring their eligibility to invest under the applicable laws of Pakistan and to obtain any regulatory consents if required for such purpose.

Saudi Arabia

NO OFFERING OF SECURITIES IS BEING MADE IN THE KINGDOM OF SAUDI ARABIA, AND NO AGREEMENT RELATING TO THE SALE OF THE SECURITIES WILL BE CONCLUDED IN SAUDI ARABIA. THIS DOCUMENT IS PROVIDED AT THE REQUEST OF THE RECIPIENT AND IS BEING FORWARDED TO THE ADDRESS SPECIFIED BY THE RECIPIENT. NEITHER THE AGENT NOR THE

OFFERING HAVE BEEN LICENSED BY THE SAUDI'S SECURITIES AND EXCHANGE COMMISSION OR ARE OTHERWISE REGULATED BY THE LAWS OF THE KINGDOM OF SAUDI ARABIA.

THEREFORE, NO SERVICES RELATING TO THE OFFERING, INCLUDING THE RECEIPT OF APPLICATIONS AND/OR THE ALLOTMENT OF THE SECURITIES, MAY BE RENDERED WITHIN THE KINGDOM BY THE AGENT OR PERSONS REPRESENTING THE OFFERING.

Belgium

The offering is exclusively conducted under applicable private placement exemptions and therefore it has not been and will not be notified to, and this document or any other offering material relating to the securities has not been and will not be approved by, the Belgian Banking, Finance and Insurance Commission (“Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen”). Any representation to the contrary is unlawful.

Each manager has undertaken not to offer, sell, resell, transfer or deliver directly or indirectly, any securities, or to take any steps relating/ancillary thereto, and not to distribute or publish this document or any other material relating to the securities or to the offering in a manner which would be construed as: (a) a public offering under the Belgian Royal Decree of 7 July 1999 on the public character of financial transactions; or (b) an offering of securities to the public under Directive 2003/71/EC which triggers an obligation to publish a prospectus in Belgium. Any action contrary to these restrictions will cause the recipient and the issuer to be in violation of the Belgian securities laws.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•             released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•             used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:

•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•             to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•
in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Italy

The offering of the securities offered hereby in Italy has not been registered with the Commissione Nazionale per la Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, the securities offered hereby cannot be offered, sold or delivered in the Republic of Italy (“Italy”) nor may any copy of this prospectus or any other document relating to the units offered hereby be distributed in Italy other than to professional investors (operatori qualificati) as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July, 1998 as subsequently amended. Any offer, sale or delivery of the securities offered hereby or distribution of copies of this prospectus or any other document relating to the securities offered hereby in Italy must be made:

(a)           by an investment firm, bank or intermediary permitted to conduct such activities in Italy in accordance with Legislative Decree No. 58 of 24 February 1998 and Legislative Decree No. 385 of 1 September 1993 (the “Banking Act”);

(b)	in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy; and

(c)	in compliance with any other applicable laws and regulations and other possible requirements or limitations which may be imposed by Italian authorities.

Switzerland

The securities offered pursuant to this document will not be offered, directly or indirectly, to the public in Switzerland and this document does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. The issuer has not applied for a listing of the securities being offered pursuant to this document on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this document does not necessarily comply with the information standards set out in the relevant listing rules. The securities being offered pursuant to this document have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of securities.

Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in the securities.

Legal Matters

The validity of the securities offered in this prospectus is being passed upon for us by Appleby, Grand Cayman, Cayman Islands. Kelley Drye & Warren LLP, New York, New York, is acting as special U.S. securities counsel to us. Ellenoff Grossman & Schole LLP, New York, New York,  is acting as counsel for the underwriters in this offering.

Experts

The financial statements included in this prospectus and in the registration statement have been audited by Rosen Seymour Shapss Martin & Company LLP independent registered public accounting firm, to the extent and for the period as set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements are included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

AUSTRALIA ACQUISITION CORP.
(a corporation in the development stage)

Index to Financial Statements

Page
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Financial Statements
Balance Sheet as of July 31, 2010	F-3
Statement of Operations for the period from July 29, 2010 (inception) to July 31, 2010	F-4
Statement of Changes in Shareholders’ Equity for the period from July 29, 2010 (inception) to July 31, 2010	F-5
Statement of Cash Flows for the period from July 29, 2010 (inception) to July 31, 2010	F-6
Notes to Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Australia Acquisition Corp.

We have audited the accompanying balance sheet of Australia Acquisition Corp. (a corporation in the development stage) (the “Company”) as of July 31, 2010, and the related statements of operations, changes in shareholders’ equity, and cash flows for the period from July 29, 2010 (Inception) to July 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Australia Acquisition Corp. (a corporation in the development stage) as of July 31, 2010 and the results of its operations and its cash flows for the period from July 29, 2010 (inception) to July 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rosen Seymour Shapss Martin & Company LLP
New York, New York
August 5, 2010, except for Note 8
  dated October 13, 2010

AUSTRALIA ACQUISITION CORP.
(a corporation in the development stage)

Balance Sheet
July 31, 2010

Assets
Current assets, cash	$46,585
Total current assets	46,585
Other assets, deferred offering costs	207,643
Total assets	$254,228

Liabilities and Shareholders’ Equity
Current liabilities:
Accrued expenses	$82,643
Notes payable to shareholders	150,000
Total current liabilities	232,643

Commitments and contingencies
Shareholders’ equity:
Preferred Stock, $0.001 par value, 1,000,000 shares authorized; none issued and outstanding Ordinary shares, $0.001 par value, 49,000,000 shares authorized; 3,066,667 shares issued and outstanding	3,833
Additional paid-in capital	21,167
Deficit accumulated during the development stage	(3,415)
Total shareholders’ equity	21,585
Total liabilities and shareholders’ equity	$254,228

AUSTRALIA ACQUISITION CORP.
(a corporation in the development stage)

Statement of Operations

The period from July 29, 2010(Inception) to July 31, 2010
Revenue	-
Cost of revenue	-
Gross profit (loss)	-
Formation and operating costs	$(3,415)
Net loss	$(3,415)
Weighted average common shares outstanding — basic and diluted	3,833,333
Basic and diluted net loss per common share	nil

AUSTRALIA ACQUISITION CORP.
(a corporation in the development stage)

Statement of Changes in Shareholders’ Equity
The period from July 29, 2010 (inception) to July 31, 2010

	Ordinary shares		Additional Paid-In	Deficit Accumulated During the Development
	Shares	Amount	Capital	Stage	Equity

Ordinary shares issued to initial shareholders	3,066,667	$3,833	$21,167	$—	$25,000
Net loss	—	—	—	(3,415)	(3,415)
Balance at July 31, 2010	3,066,667	$3,833	$21,167	$(3,415)	$21,585

.

AUSTRALIA ACQUISITION CORP.
(a corporation in the development stage)
Statement of Cash Flows

The period from July 29, 2010 (inception) to July 31, 2010
Cash flows from operating activities:
Net loss	$(3,415)
Net cash provided by operating activities	(3,415)

Cash flows from financing activities:
Proceeds from notes payable to shareholders	$150,000
Proceeds from sale of common stock	25,000
Payment of deferred offering costs	(125,000)

Net cash provided by financing activities	50,000

Net increase in cash	46,585

Cash beginning of period	—

Cash end of period	$46,585

Supplemental disclosures of non-cash financing activities:
Accrued and deferred offering costs	$82,643

AUSTRALIA ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
(Amounts expressed in U.S. dollars)

Note 1 — Organization and Nature of Business Operations

Australia Acquisition Corp. (a corporation in the development stage) (the “Company”) was incorporated in the Cayman Islands on July 29, 2010. The Company was formed to acquire through a merger, stock exchange, asset acquisition or similar business transaction a currently unidentified business or businesses. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting By Development Stage Enterprises,” and is subject to the risks associated with activities of development stage companies.

At July 31, 2010, the Company had not commenced any operations. All activity through July 31, 2010 relates to the Company’s formation and the proposed public offering described below. Following such offering, the Company will not generate any operating revenues until after completion of its initial business transaction, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents after such offering. The Company has selected June 30 as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of a Proposed Offering of Units (as defined in Note 3) (“Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business transaction with (or acquisition of)  (“Business Transaction”) one or more Target Businesses that collectively have a fair market value of at least 80% of the value of the trust account (as described below) (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into such Business Transaction.  As used herein, “Target Business” shall mean one or more businesses or assets which, after completion of this offering, the Company may target for a Business Transaction. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Transaction.

The Company’s efforts in identifying a prospective Target Business will not be limited to a particular industry or geographic region; however, it expects to focus on businesses that have their primary operations located in the Commonwealth of Australia in the targeted industry sectors, which encompasses companies that are involved in the following industry sectors: mining, financial services and media, entertainment and leisure.

Upon closing of the Proposed Offering, all but $800,000 of the net proceeds of the Proposed Offering along with the proceeds from the sale of the Insider Warrants (as defined in Note 4) and the Deferred Underwriting Discount (as defined in Note 5) will be placed in a trust account and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (“Investment Company Act”), having a maturity of 180 days or less, or in money market funds selected by the Company meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, until the earlier of (i) the consummation of the Company’s first Business Transaction or (ii) the liquidation of the Company.  The proceeds in the trust account will include $1.2 million of the gross proceeds representing deferred underwriting discounts and commissions that will be released to the representative of the underwriters on completion of a Business Transaction.  The remaining proceeds outside of the trust account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of one or more target businesses or assets, might not submit the transaction for shareholder approval. If no shareholder approval is sought, the Company will proceed with a Business Transaction if it is approved by its board of directors and less than 92% of the public shareholders exercise their redemption rights.  The Company will conduct the redemptions without a shareholder vote pursuant to the tender offer rules.  In connection with redemptions under the tender offer rules, public shareholders properly exercising their redemption rights shall be entitled to receive a per share pro rata portion of the trust account (before payment of deferred underwriting discounts and excluding interest).  In the event that the

Company seeks shareholder approval in connection with its Business Transaction, the Company will proceed with a Business Transaction only if a majority of the outstanding ordinary shares voted are voted in favor of the Business Transaction and less than 92% of the public shareholders exercise their redemption rights. However, the Company's officers’, directors’ or their affiliates’ participation in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of a Business Transaction even if a majority of our public shareholders either vote against, or indicate their intention to vote against, or 92% or more of the public shareholders exercise or indicate their intention to exercise their redemption rights in connection with such Business Transaction. If the Company seeks shareholder approval of a Business Transaction and is deemed a foreign private issuer at such time or is otherwise required to comply with the foreign issuer rules, the public shareholders will be required to exercise their redemption rights in accordance with the tender offer rules.  If the Company is no longer subject to the foreign issuer rules and conducts a shareholder vote pursuant to a proxy statement under the proxy rules, the public shareholders will be able to redeem their shares in connection with such vote.  In connection with a shareholder vote and redemption under the proxy rules, if a Business Transaction is approved and consummated:  public shareholders voting in favor of or against the Business Transaction and electing to redeem ordinary shares shall be entitled to receive a per share pro rata portion of the trust account (before payment of deferred underwriting discounts and excluding interest). These ordinary shares will be recorded at a fair value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with FASB ASC 480-10. The Company’s initial shareholders consisting of all of the officers and directors have agreed, in the event the Company seeks shareholder approval of its Business Transaction, to vote their initial ordinary shares in favor of a Business Transaction. The Company’s officers and directors have also agreed to vote ordinary shares acquired by them in this offering or in the aftermarket in favor of a Business Transaction submitted to the Company’s shareholders for approval.

 The Company’s memorandum and articles of association, as amended, provide that if after 21 months from the date of this prospectus the Company has not completed a business transaction, it will go through an automatic liquidation. This has the same effect as if the Company’s board of directors and shareholders had formally voted to approve its voluntary winding up under the Companies Law in the Cayman Islands. As a result, no vote would be required from the Company’s shareholders to commence such a voluntary winding up. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3).

Note 2 — Summary of Significant Accounting Policies

Basis of presentation

The financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).

Development Stage Company

The Company complies with the reporting requirements of FASB ASC 915-10.

Fair Value of Financial Instruments

The fair values of the Company’s assets and liabilities that qualify as financial instruments under U.S. GAAP, approximate their carrying amounts presented in the accompanying balance sheet.

Deferred Offering Costs

The Company complies with the requirements of the SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Deferred offering costs consist principally of legal fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the proposed public offering proceeds or expensed if the offering is not completed.

Net Loss per Common Share

The Company complies with accounting and disclosure requirements of ASC 260-10.  Loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company follows the provisions of ASC 740-10 which prescribes a recognition threshold and measurement attribute for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the Company has taken or expects to take on its tax return.  ASC 740-10 requires that the financial statements reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts, but without considering time values.  There were no adjustments related to uncertain tax positions recognized during the period July 29, 2010 (inception) to July 31, 2010.

New Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Note 3 — Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale 8,000,000 units (“Units”) at a price of $10.00 per unit. Each Unit consists of one share of the Company’s ordinary shares, $0.001 par value, and one Redeemable Ordinary Share Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $11.50 commencing on the later of the completion of a Business Transaction with a Target Business and one year from the effective date of the Proposed Offering and expiring five years from the date of the Business Transaction, unless earlier redeemed. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the ordinary shares is at least $17.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is sent. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.  Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of a Business Transaction, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.

Note 4 — Related Party Transactions

On July 29, 2010, in connection with the formation of the Company, the Company issued 3,066,667 ordinary shares to Ziegler Asset Partners Trust, an affiliate of Mr. Ziegler, the Company’s chairman and chief executive officer, for an aggregate of $25,000 in cash, in a private placement. In August 2010, Ziegler Asset Partners Trust entered into an agreement to transfer an aggregate of 406,334 ordinary shares for nominal consideration to Mr. Nader, the Company’s executive vice president, Mr. Chenoweth, the Company’s executive vice president, Mr. Streeter, the Company’s chief financial officer and executive vice president, Prof. Zimmer, a director of the Company, and Mr. O’Brien, a director of the Company.  The 3,066,667 initial ordinary shares include an aggregate of up to 400,000 initial ordinary shares that are subject to redemption by the Company to the extent that the over-allotment option is not exercised in full by the underwriters.

The Company issued an unsecured promissory note totaling $150,000 as of July 29, 2010 to Ziegler Asset Partners Pty. Ltd., an affiliate of Mr. Ziegler, the Company’s chairman and chief executive officer.  The note is non-interest bearing and is payable on the earlier of July 29, 2011 or the consummation of the Proposed Offering by the company. Due to the short-term nature of the note, the fair value of the note approximated its carrying amount at $150,000.

The Company’s officers and directors have agreed to purchase warrants (“Insider Warrants”) exercisable for 9,200,000 ordinary shares at a purchase price of $0.50 per warrant on or before the date of the prospectus relating to the Proposed Offering directly from the Company and not as part of the Proposed Offering. All of the proceeds from this private placement will be placed in a trust account until a business transaction has been consummated. The Insider Warrants are identical to the Warrants included in the Units sold in the Proposed Offering, except that the Insider Warrants: are to be placed in escrow, subject to transfer restrictions; are non-redeemable by the Company so long as they are held by the Company’s officers and directors or their permitted transferees; and may be exercised by the Company’s officers and directors or their permitted transferees on a cashless basis.

Additionally, the Company’s officers and directors have agreed that the Insider Warrants will not be sold or transferred by them until 90 days after the Company has completed a business transaction. The Company believes based on a review of the trading prices of the public warrants of other “blank check” companies similar to the Company, that the purchase price of $0.50 per Insider Warrant would be not less than the approximate fair value of such warrants on the date of issuance. Therefore, the Company believes it will not record stock-based compensation expense upon the sale of the Insider Warrants. However, the actual fair value of the Insider Warrant and any stock-based compensation expense will be determined on the date of issuance.

The holders of the Company’s ordinary shares issued and outstanding on the date of this prospectus, as well as the holders of the Insider Warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the ordinary shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the Insider Warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a Business Transaction. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Transaction. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Note 5 — Commitments and contingencies

The Company has agreed to pay Cohen & Company Capital Markets, LLC , as the representative for the underwriters, 4.25% of the gross proceeds from the Proposed Offering, 2.75% of which is payable at closing and 1.5% (the “Deferred Underwriting Discount”) which is payable upon consummation of a Business Transaction. The Company will also issue a unit purchase option, for $100, to Cohen & Company Capital Markets, LLC, as the representative of the underwriters in the Proposed Offering, to purchase 800,000 Units (equivalent to 10% of the total number of units sold in the public offering before the exercise of the over allotment option) at an exercise price of $15.00 per Unit (150% of the public offering price). The Units issuable upon exercise of this option are identical to the Units being offered in the Proposed Offering. This option is exercisable commencing on the later of the consummation of a Business Transaction and one year from the date of the Proposed Offering and expiring five years from the date of the Proposed Offering. The Company intends to account for the fair value of the unit purchase option, net of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to shareholders' equity. The Company estimates the fair value of this unit purchase option is approximately $2.02 per unit using a Black-Scholes option-pricing model.

The fair value of the unit purchase option granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.73% and (3) expected life of 5 years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying ordinary shares) to exercise the unit purchase option without the payment of cash.

The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

In addition to the previously described fee, Cohen & Company Capital Markets, LLC has been granted a 45-day option to purchase up to 1,200,000 Units (over and above the 8,000,000 Units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution.

Note 6 — Preferred Stock

The Company is authorized to issue 1,000,000 shares of  $0.001 par value preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors.

Note 7 — Ordinary Shares

On July 29, 2010, in connection with the formation of the Company, the Company issued 3,066,667 ordinary shares to the Ziegler Asset Partners Trust, an affiliate of Mr. Ziegler, the Company’s chairman and chief executive officer, for an aggregate of $25,000 in cash, in a private placement. In August 2010, Ziegler Asset Partners Trust entered into an agreement to transfer an aggregate of 406,334 ordinary shares for nominal consideration to Mr. Nader, the Company’s executive vice president, Mr. Chenoweth, the Company’s executive vice president, Mr. Streeter, the Company’s chief financial officer and executive vice president, Prof. Zimmer, a director of the Company, and Mr. O’Brien, a director of the Company.

The 3,066,667 initial ordinary shares include an aggregate of up to 400,000 initial ordinary shares that are subject to redemption by the Company to the extent that the over-allotment option is not exercised in full by the underwriters.. The Company will redeem from the holders of these ordinary shares, at no cost to the Company, a number of ordinary shares necessary to maintain their collective 25% ownership interest in the Company’s securities after giving effect to the Proposed Offering and exercise, if any, of the underwriters’ over-allotment option.

Note 8 — Subsequent Events

In October 2010, an affiliate of an officer of the Company advanced the Company an aggregate of $50,000, payable on demand without interest, to pay certain vendors and other offering costs.

8,000,000 Units

Australia Acquisition Corp.

PROSPECTUS

___________, 2010

Cohen & Company Capital Markets, LLC	I-Bankers Securities, Inc.

EarlyBirdCapital, Inc.

You should rely only on the information contained in this prospectus.  No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus.  This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

Until             , 2010 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

Information Not Required in Prospectus

Item 6.             Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association, as amended, will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Our memorandum and articles of association, as amended, will provide:

“Every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own fraud or willful default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the fraud or willful default of such Director, agent or officer.”

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 7.             Recent Sales of Unregistered Securities.

(a) On July 29, 2010, in connection with the formation of our company, we issued 3,066,667 ordinary shares to Ziegler Asset Partners Trust, an affiliate of Mr. Ziegler, our chairman of the board and chief executive officer, for an aggregate of $25,000 in cash, in a private placement. In August 2010, Ziegler Asset Partners Trust   entered into an agreement to transfer an aggregate of 406,334 ordinary shares for nominal consideration to Messrs. Nader, Chenoweth, Streeter, Zimmer and O’Brien.

Each of the Company’s ordinary shares has a par value of $0.001.  The 3,066,667 ordinary shares purchased include an aggregate of up to 400,000 ordinary shares that are subject to redemption by us at nominal cost to the extent that the over-allotment option is not exercised in full by the underwriters.  Such issuances were exempt from registration under the Securities Act pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and entities, or pursuant to Regulation S under the Securities Act.  No underwriting discounts or commissions were paid with respect to such sales.

In addition, Messrs. Ziegler, Nader, Streeter, Chenoweth, O’Brien, and Zimmer have committed to purchase from us an aggregate of 9,200,000 insider warrants at $0.50 per warrant (for a total purchase price of $4,600,000). This purchase will take place on a private placement basis on or before the date of the prospectus included in this registration statement. This issuance will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they are to be sold to sophisticated, accredited, wealthy individuals and entities), or pursuant to Regulation S under the Securities Act. No underwriting discounts or commissions will paid with respect to such sales.

Item 8.             Exhibits and Financial Statement Schedules.

(a)           The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
*1.1	Form of Underwriting Agreement.
*3.1	Memorandum and Articles of Association.
*3.2	Form of Articles of Association, as amended.
*4.1	Specimen Unit Certificate.
*4.2	Specimen Ordinary Share Certificate.
*4.3	Specimen Warrant Certificate.
*4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
*4.5	Form of Representative’s Unit Purchase Option.
*5.1	Opinion of Appleby.
*5.2	Opinion of Kelley Drye & Warren LLP.
8.1	Tax Opinion of Kelley Drye & Warren LLP.
*10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
*10.2	Initial Ordinary Share Subscription Agreement.
*10.3	Initial Securities Assignment Agreement.
*10.4	Insider Warrants Subscription Agreement.
*10.5	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the initial shareholders.
*10.6	Form of Registration Rights Agreement among the Registrant and the initial shareholders.
*10.7	Promissory Note, dated as of July 29, 2010, issued to Ziegler Asset Partners Pty. Ltd.
*10.8	Form of Letter Agreement among the Registrant, the Representative and Ziegler Asset Partners Pty. Ltd.
*10.9	Form of Letter Agreement among the Registrant, the Representative and each executive officer and director other than Mr. Ziegler.
*10.10	Form of Letter Agreement among the Registrant, the Representative and Peter Ziegler.
*10.11	Form of Letter Agreement between Ziegler Asset Partners and Registrant regarding administrative support.
*10.12	Form of Indemnity Agreement.
*14	Form of Code of Business Conduct and Ethics.
23.1	Consent of Rosen Seymour Shapss Martin & Company LLP.
23.2	Consent of Appleby (included on Exhibit 5.1).
23.3	Consent of Kelley Drye & Warren LLP (included on Exhibit 5.2).
*24	Power of Attorney (included on signature page of this Registration Statement).
*99.1	Form of Audit Committee Charter.
*99.2	Form of Nominating and Corporate Governance Charter.

________________
*  Previously filed.

Item 9. Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or

497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, Commonwealth of Australia, on the 9th day of November 2010.

AUSTRALIA ACQUISITION CORP.
By:	/s/ Peter Ziegler
Peter Ziegler Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Position	Date

/s/ Peter Ziegler	Chairman of the Board and Chief Executive
Peter Ziegler	Officer (Principal executive officer)	November 9, 2010

/s/ E. Stephen Streeter	Chief Financial Officer (Principal financial and	November 9, 2010
E. Stephen Streeter	accounting officer) (its authorized representative in the United States)

/s/ Ian Zimmer*	Director	November 9, 2010
Ian Zimmer

/s/ Peter O’Brien*	Director	November 9, 2010
Peter O’Brien

*By: /s/ Peter Ziegler		November 9, 2010
Peter Ziegler Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
*1.1	Form of Underwriting Agreement.
*3.1	Memorandum and Articles of Association.
*3.2	Form of Articles of Association, as amended.
*4.1	Specimen Unit Certificate.
*4.2	Specimen Ordinary Share Certificate.
*4.3	Specimen Warrant Certificate.
*4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
*4.5	Form of Representative’s Unit Purchase Option.
*5.1	Opinion of Appleby.
*5.2	Opinion of Kelley Drye & Warren LLP.
8.1	Tax Opinion of Kelley Drye & Warren LLP.
*10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
*10.2	Initial Ordinary Share Subscription Agreement.
*10.3	Initial Securities Assignment Agreement.
*10.4	Insider Warrants Subscription Agreement.
*10.5	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the initial shareholders.
*10.6	Form of Registration Rights Agreement among the Registrant and the initial shareholders.
*10.7	Promissory Note, dated as of July 29, 2010, issued to Ziegler Asset Partners Pty. Ltd.
*10.8	Form of Letter Agreement among the Registrant, the Representative and Ziegler Asset Partners Pty. Ltd.
*10.9	Form of Letter Agreement among the Registrant, the Representative and each executive officer and director other than Mr. Ziegler.
*10.10	Form of Letter Agreement among the Registrant, the Representative and Peter Ziegler.
*10.11	Form of Letter Agreement between Ziegler Asset Partners and Registrant regarding administrative support.
*10.12	Form of Indemnity Agreement.
*14	Form of Code of Business Conduct and Ethics.
23.1	Consent of Rosen Seymour Shapss Martin & Company LLP.
23.2	Consent of Appleby (included on Exhibit 5.1).
23.3	Consent of Kelley Drye & Warren LLP (included on Exhibit 5.2).
*24	Power of Attorney (included on signature page of this Registration Statement).
*99.1	Form of Audit Committee Charter.
*99.2	Form of Nominating and Corporate Governance Charter.

________________
*  Previously filed.